    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1996


                                                      REGISTRATION NO. 333-11905

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              -------------------
                    LIFESTYLE FURNISHINGS INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

            DELAWARE                             2511                          56-1977928
(State or other jurisdiction of      (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)       Classification Code Number)         Identification No.)

                              -------------------

                             1300 NATIONAL HIGHWAY
                       THOMASVILLE, NORTH CAROLINA 27360
                                 (910) 476-4777
    (Address, including zip code, and telephone number, including area code, of registrant's and co-registrants' principal executive offices)
                              -------------------

                            DOUGLAS C. BARNARD, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                    LIFESTYLE FURNISHINGS INTERNATIONAL LTD.
                             1300 NATIONAL HIGHWAY
                       THOMASVILLE, NORTH CAROLINA 27360
                                 (910) 476-4777
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------

                                With a copy to:
                             PHILIP H. WERNER, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                                101 PARK AVENUE
                           NEW YORK, N.Y. 10178-0060

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

     EXACT NAME OF GUARANTOR                                                     PRIMARY STANDARD
     REGISTRANT AS SPECIFIED        JURISDICTION OF     I.R.S. EMPLOYEE     INDUSTRIAL CLASSIFICATION
         IN ITS CHARTER              INCORPORATION    IDENTIFICATION NO.             CODE NO.
---------------------------------   ---------------   -------------------   --------------------------

Ametex Fabrics, Inc..............   Delaware              04-2518916                   5131

The Berkline Corporation.........   Delaware              62-1568223                   2512

Blue Mountain Trucking
Corporation......................   Mississippi           64-0625494                   4211

Custom Truck Tires, Inc..........   Mississippi           64-0712217                   4211

D-H Retail Space, Inc............   Mississippi           56-1726125                   9998

Drexel Heritage Advertising,
Inc..............................   Delaware              56-1693295                   9998

Drexel Heritage Furnishings,
Inc..............................   New York              13-6087066                   2511

Drexel Heritage Home
  Inspirations, Inc..............   North Carolina        38-3176528                   9998

Henredon Furniture Industries,
Inc..............................   North Carolina        56-0479224                   2511

Henredon Transportation Company..   North Carolina        56-1324378                   4211

Interior Fabric Design, Inc......   New York              04-2593116                   5131

Intro Europe, Inc................   North Carolina        58-1583028                   9998

La Barge, Inc....................   Michigan              38-1683907                   2514

Lifestyle Holdings Ltd...........   Delaware              56-1977929                   2511

Lexington Furniture Industries,
Inc..............................   North Carolina        56-0201940                   2511

Maitland-Smith, Inc..............   North Carolina        31-1252988                   9998

Marbro Lamp Company..............   California            95-4089891                   3269

Ramm, Son & Crocker, Inc.........   New York              38-3036446                   5131

Robert Allen Fabrics, Inc........   Delaware              04-2928435                   5131

Robert Allen Fabrics
  of New York, Inc...............   Delaware              04-2827352                   5021

Sunbury Textile Mills, Inc.......   Delaware              24-0815238                   2221

Universal Furniture Industries,
Inc..............................   Delaware              95-3550559                   2511

Universal Furniture Limited......   Delaware              38-2885167                   2511

                 SUBJECT TO COMPLETION, DATED NOVEMBER 5, 1996

PROSPECTUS

OFFER FOR ALL OUTSTANDING 10 7/8% SENIOR SUBORDINATED NOTES DUE 2006 IN EXCHANGE FOR 10 7/8% SENIOR SUBORDINATED NOTES DUE 2006 OF
LIFESTYLE FURNISHINGS INTERNATIONAL LTD.
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME ON                , 1996, UNLESS EXTENDED


LIFESTYLE FURNISHINGS INTERNATIONAL LTD, a Delaware corporation (the "Company"), hereby offers to exchange an aggregate principal amount of up to $200,000,000 of its 10 7/8% Senior Subordinated Notes due 2006 (the "New Notes") for a like principal amount of its 10 7/8% Senior Subordinated Notes due 2006 (the "Old Notes") outstanding on the date hereof upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The New Notes and the Old Notes are collectively hereinafter referred to as the "Notes." The terms of the New Notes are identical in all material respects to those of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined) governing the Old Notes. The New Notes will be unsecured and will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company. The New Notes will rank pari passu with any future Senior Subordinated Indebtedness (as defined) of the Company and will rank senior to all subordinated indebtedness of the Company. The New Notes will be fully and unconditionally guaranteed (the "Subsidiary Guaranties") on an unsecured, senior subordinated basis, by each Domestic Subsidiary (as defined) (other than the Receivables Subsidiary (as defined), the Master Servicer (as defined) and certain subsidiaries with substantially no assets or operations) (such guarantors collectively, the "Guarantor Subsidiaries"). The Company is a holding company that will derive substantially all of its operating income and cash flow from its subsidiaries. Certain of the Guarantor Subsidiaries are borrowers under, and the others guarantee, the Senior Bank Facilities (as defined) and are jointly and severally liable on a senior basis with the Company for all obligations thereunder. Such obligations are secured by pledges of all the capital stock of the Guarantor Subsidiaries and 65% of the capital stock of the Company's first-tier foreign subsidiaries, and security interests in, or liens on, substantially all other tangible and intangible assets located in the United States of the Guarantor Subsidiaries. See "Description of Senior Bank Facilities" and "Description of Notes." As of June 30, 1996, on a pro forma basis after giving effect to the Transactions (as defined), the Company would have had no outstanding Senior Indebtedness (excluding unused commitments and the obligations in respect of borrowings by subsidiaries under the Senior Bank Facilities), the outstanding Senior Indebtedness of the Guarantor Subsidiaries would have been $327.2 million (excluding unused commitments) and all liabilities of the Company and its subsidiaries (including such Senior Indebtedness but excluding the Notes and the Subsidiary Guaranties) would have been approximately $735.1 million, and the Company and its subsidiaries would have had no Senior Subordinated Indebtedness outstanding other than the Old Notes, and no indebtedness outstanding that was subordinate or junior in right of payment to the Old Notes. See "Description of Notes--Ranking." Interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of original issue of the Old Notes. Interest on the New Notes will be payable semi-annually on February 1 and August 1 of each year, commencing February 1, 1997.


The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Guarantor Subsidiaries contained in the Exchange and Registration Rights Agreement dated August 5, 1996 (the "Registration Rights Agreement"), among the Company, the Guarantor Subsidiaries and Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchasers"), with respect to the initial sale of the Old Notes.

The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, the Company will promptly return such Old Notes to the holders thereof. See "The Exchange Offer."

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Each of the Company and the Guarantor Subsidiaries has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
        ----------------------------------------------------------------

Prior to the Exchange Offer, there has been no public market for the Old Notes. If a market for the New Notes should develop, such New Notes could trade at a discount from their principal amount. The Company currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system and no active public market for the New Notes is currently anticipated. There can be no assurance that any public market for the New Notes will develop.

The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer.

SEE "RISK FACTORS" COMMENCING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT HOLDERS OF OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
        ----------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS            , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

    The Company and the Guarantor Subsidiaries have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company, the Guarantor Subsidiaries and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is: http://www.sec.gov.

    As a result of the Exchange Offer, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. The Company will also furnish such other reports as may be required by law.

    Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other similar terminology, or by discussions of strategy. The Company's actual results could differ materially from those anticipated by any such forward-looking statements as a result of certain factors, including those set forth under the "Risk Factors" beginning on page 15 and elsewhere in this Prospectus.

                              -------------------

    On August 5, 1996, FURNISHINGS INTERNATIONAL INC., a Delaware corporation ("Holdings"), the parent of the Company, acquired from Masco Corporation pursuant to the Acquisition Agreement (as defined) and contributed to the Company as common equity all the capital stock of substantially all of the home furnishings group of Masco Corporation. The net proceeds from the sale of the Old Notes, together with borrowings under the Senior Bank Facilities, the initial proceeds from the Receivables Facility (as defined) and other funds, were used to finance the Transactions. The Company was formed to consummate the Transactions. See "Prospectus Summary--The Transactions."

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, financial statements and notes thereto included elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires, the term the "Company" refers (i) for periods prior to the Transactions (as defined) to the home furnishings group (the "Home Furnishings Group") of Masco Corporation ("Masco") as constituted prior to the Transactions, and (ii) for periods after the Transactions to LIFESTYLE FURNISHINGS INTERNATIONAL LTD. and its consolidated subsidiaries as constituted after giving effect to the Transactions. Certain assets constituting part of the Home Furnishings Group (the "Holdings Business") were acquired by, and remain the property of, FURNISHINGS INTERNATIONAL INC., the parent of the Company ("Holdings"). The historical financial information for the Company includes, but the pro forma financial information excludes, the Holdings Business. See "--The Transactions" and "Unaudited Pro Forma Financial Information."

                                  THE COMPANY

COMPANY OVERVIEW

    The Company is the largest U.S. based manufacturer and marketer of residential furniture and the nation's largest designer, marketer and distributor of decorative home furnishing fabrics. The Company markets a comprehensive selection of quality products under well-known brand names through an extensive worldwide distribution network. The Company offers products in price categories ranging from "promotional" to "premium," with a primary concentration on the "good," "better" and "best" categories. From 1991 to 1995, the Company's net sales grew from $1.5 billion to $2.0 billion, a compound annual rate of 8.1%, and its EBITDA grew from $85.2 million to $157.6 million, a compound annual rate of 16.5%. On a pro forma basis giving effect to the Transactions as if they had been consummated on January 1, 1995, the Company's EBITDA for 1995 would have been $174.8 million, and its EBITDA for the six months ended June 30, 1996 would have been $84.7 million.

    Fine Furniture. The Company designs, manufactures and markets a full range of quality wood and upholstered furniture to furnish any room of a home in virtually any style, under such well-known brand names as Henredon(R), Drexel Heritage(R), Lexington(R), Universal(R), Berkline(R) and BenchCraft(R), and a wide range of furniture accessories under the Maitland-SmithTM and La Barge(R) brand names. Net sales of fine furniture grew from $1.2 billion in 1991 to $1.7 billion in 1995, a compound annual rate of 9.0%.

    Decorative Home Furnishing Fabrics. The Company designs, markets and distributes over 25,000 decorative home furnishing fabrics, such as fabrics for upholstery and draperies, under such well-known brand names as Robert AllenTM, SunburyTM and Beacon Hill(R). Net sales of decorative home furnishing fabrics grew from $238.2 million in 1991 to $271.4 million in 1995, a compound annual rate of 3.3%.

INDUSTRY OVERVIEW

    Since 1975, the domestic residential furniture industry has grown at a compound annual rate of 5.9%, from $6.0 billion in shipments in 1975 to $19.0 billion in 1995, according to the American Furniture Manufacturers Association (the "AFMA"), an industry trade group. While the domestic residential furniture industry fluctuates with the general economy, periods of decline have been relatively brief, with industry shipments declining in only two years since 1975. The Company believes that the industry will continue to grow in part due to favorable demographic and other trends, including: (i) the maturation of the "baby boom" generation, which will increase the portion of the U.S. population between the ages of 35-54 by more than 8 million people by the end of the decade (this age group has historically had the highest level of discretionary income and consumer spending, and represents the largest number of consumers of residential furniture, according to the United States Bureau of the Census (the "Census Bureau")); (ii) increases in average new home size from approximately 1,400 square feet in 1975 to nearly 2,000 square feet in 1994, according to the Census Bureau, which generally results in increased purchases of furniture per home and (iii) growth in the number of Americans who work at home and who therefore require home office furniture. The Company believes that it is well positioned to capitalize on these favorable trends as a result of its broad range of products and well-known brands.

COMPETITIVE ADVANTAGES

    The Company believes it benefits from the following competitive advantages which have helped it to increase sales and operating profitability and to maintain its leadership position in the home furnishings industry:

    Industry Leadership. As the largest U.S. based manufacturer and marketer of residential furniture and the nation's largest designer, marketer and distributor of decorative home furnishing fabrics, the Company enjoys several marketing advantages, including: (i) a strong share of retail floor space; (ii) the ability to support its products with significant marketing and advertising resources and (iii) the resources to introduce and support new design and product innovations. In addition, the Company also benefits from several operating advantages, including: (i) economies of scale in purchasing raw materials; (ii) efficient utilization of its worldwide manufacturing base and distribution network and (iii) complementary sales and marketing activities.

    Established, Well-Known Brand Names. The Company markets its products under some of the most established and well-known brand names in the industry, including Henredon(R), Drexel Heritage(R), Lexington(R), Universal(R), Berkline(R), BenchCraft(R), Maitland-SmithTM and La Barge(R) in fine furniture, and Robert AllenTM, SunburyTM and Beacon Hill(R) in decorative home furnishing fabrics. The Company believes that brand name recognition is an important competitive advantage and that retailers and consumers associate its brands with a high degree of quality, craftsmanship, style and value.

    Comprehensive Product Lines. The Company believes it is the most comprehensive resource in the home furnishings industry, providing retailers and consumers with more product alternatives than any of its competitors. The Company offers products across all price categories and in most major style categories, including American Traditional, Country, Eighteenth Century, European Country, European Traditional, Casual, Contemporary, Home Office, Youth and Oriental. By offering such a broad product line, the Company can supply up to 75% of the product demands of most furniture retailers, and more easily satisfy furniture retailers who increasingly prefer to buy from a smaller number of larger suppliers.

    Extensive and Diverse Distribution Network. The Company believes it has more active accounts than any other manufacturer in the furniture or home furnishings industry. It distributes its fine furniture products through an extensive worldwide distribution network that includes: (i) more than 25,000 independent retail locations, including national and regional chains, department stores, specialty stores and more than 570 galleries within retail stores; (ii) more than 90 independent dedicated stores exclusively selling Company products and
(iii) 16 Company owned and operated decorator showrooms. The Company also sells its fine furniture products to the hospitality and government markets. The Company distributes its decorative home furnishing fabrics through numerous distribution channels, including its own showrooms, to an extensive customer base consisting of over 30,000 retailers, decorators and designers worldwide. The Company also sells decorative home furnishing fabrics to furniture manufacturers.

    Design and Style Leader. Through its new product offerings and other innovations, the Company believes it has firmly established itself as an industry design and style leader, which it believes has been essential to its success. The Company pioneered "Lifestyle" and designer collections, and its collections such as The World of Bob TimberlakeTM, Ralph Lauren Furniture CollectionTM, The Palmer Home CollectionTM and Alexander Julian Home ColoursTM are among the industry's best sellers. In addition, the Company's innovative Berkline(R) products have enabled it to acquire a significant share of the rapidly growing market for motion furniture (sofas that incline or recline).

    Modern Facilities. The Company operates 89 strategically located, well-equipped facilities in North America, Asia and Europe with over 24 million square feet of manufacturing and distribution space. Over the past five years more than $275.0 million has been invested in the Company's facilities to meet projected growth, reduce operating costs and maximize operating flexibility. The Company believes that these facilities enable it to serve its worldwide customer base efficiently and to allocate capacity to best meet its manufacturing requirements.

    Worldwide Presence. The Company's Asian operations include over five million square feet of manufacturing and distribution facilities, decorator showrooms and dedicated galleries throughout the region. As the largest U.S. furniture manufacturer in Asia, the Company has access to a highly skilled (in such areas as intricate veneering and hand carving), low-cost workforce, and to scarce raw materials such as Chinese oak, wicker, rattan and certain exotic woods. Although the large majority of the Company's Asian-made products are sold in the United States, certain products are sold in Asia, positioning the Company to increase the distribution of all of its products into this region. The Company also manufactures and distributes fine furniture products in Europe. The Company's decorative home furnishing fabrics are manufactured in the United States and in Europe, and are distributed worldwide.

    The Company's strategy for achieving continued growth in sales and cash flow includes: (i) enhancing its strong brand names; (ii) increasing customer satisfaction; (iii) focusing on product innovation; (iv) increasing operating efficiencies and (v) expanding its worldwide presence. See "Business--Business Strategy."

RECENT COST REDUCTION INITIATIVES

    The Company was formed by Masco through a series of acquisitions of individual brand name companies. As a result, each of the Company's major brands has historically operated to a certain degree as an independent business unit. The Company believes there are significant opportunities to improve operating efficiencies and reduce costs through intercompany cooperation. The Company has recently implemented several cost reduction initiatives which have begun to positively impact the Company's results in 1996. The most significant of these initiatives include: (i) the consolidation of two smaller product lines into the Company's Drexel Heritage(R) line; (ii) the consolidation and closing of several Asian retail facilities and (iii) consolidation and overhead reductions in European manufacturing and distribution. The Company expects such measures to result in annual savings of up to approximately $16 million beginning in 1996 (of which an estimated $7.2 million has been realized in the six months ended June 30, 1996). Furthermore, the Company's intercompany cooperation has been evidenced by an increase in intercompany sales from $57.8 million in 1991 to $168.0 million in 1995.

    The Company believes there are significant opportunities for additional improvement in margins and cash flow through intercompany cooperation, including: (i) realizing economies of scale in the procurement of raw materials;
(ii) reducing working capital levels; (iii) reducing capital expenditures from coordinated use of manufacturing resources and (iv) focusing on cooperative sales and marketing efforts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Business Strategy."

    LIFESTYLE FURNISHINGS INTERNATIONAL LTD., a corporation organized under the laws of Delaware, has its principal executive offices at 1300 National Highway, Thomasville, North Carolina 27360, and its telephone number is (910) 476-4777.

                                THE TRANSACTIONS

    On August 5, 1996, pursuant to an acquisition agreement (as amended, the "Acquisition Agreement") between Holdings, which owns all the capital stock of the Company, and Masco, the following occurred (the "Acquisition"):

       (a) Lineage Home Furnishings, Inc. ("Lineage"), then a subsidiary of Masco that marketed a line of furniture manufactured by the Home Furnishings Group, and Masco Home Furnishings, Inc. ("MHF" and, together with Lineage, the "Holdings Business"), then a subsidiary of Masco that distributed furniture in the contract market, were acquired by Holdings by merger with and into Holdings, with Holdings as the surviving corporation in such merger;

       (b) Holdings acquired from Masco all the capital stock of the other corporations previously comprising the Home Furnishings Group (the "Capital Stock");

       (c) Holdings contributed to the Company the Capital Stock and all assets of the Holdings Business other than certain immaterial assets and payables (such contributed assets, the "Specified Assets" and, together with the Capital Stock, the "Acquired Business");

       (d) all outstanding intercompany advances by Masco to the Home Furnishings Group were repaid; and

       (e) Holdings and Masco entered into a transition services agreement (the "Transition Services Agreement") under which Masco will continue to perform certain administrative services for the Company until April 30, 1997.

    The aggregate consideration paid to Masco in connection with the Acquisition (the "Acquisition Consideration") consisted of:

       (a) approximately $705.3 million in cash (substantially all of which consisted of the repayment of intercompany advances owing to Masco);

       (b) the issuance to Masco of $285.0 million of senior pay-in-kind notes of Holdings (the "Holdings PIK Notes");

       (c) the issuance to Masco of common and preferred stock of Holdings valued at an aggregate of $59.7 million (collectively, the "Masco Holdings Stock"); and

       (d) the assumption of indebtedness owing to non-affiliates of the Home Furnishings Group, in an aggregate amount of $28.3 million (the "Assumed Indebtedness").

    The cash portion of the Acquisition Consideration (approximately $705.3 million) and the fees and expenses in connection with the Transactions (approximately $40.0 million) came from the following sources:

       (a) 399 Venture Partners, Inc. ("399 Ventures") and certain other investors, including affiliates of Travelers Group Inc. (collectively, "Travelers") (the "Institutional Investors") and Wayne
           B. Lyon, who became Chief Executive Officer, President and Chairman of the Board of Holdings, made a capital contribution to Holdings for common and preferred stock in an aggregate amount of $65.3 million (the "Equity Contribution") and Holdings paid the Equity Contribution to Masco in connection with the acquisition of the Holdings Business (see "Ownership of Securities" for a description of the stock ownership of Holdings and certain agreements among its stockholders);

       (b) the Company and the Guarantor Subsidiaries obtained senior secured credit facilities (the "Senior Bank Facilities") in an aggregate principal amount of $450.0 million consisting of (i) $300.0 million of term loans (the "Term Loans") and (ii) a $150.0 million revolving credit facility (the "Revolving Credit Facility");

       (c) a wholly-owned, special purpose subsidiary of the Company (the "Receivables Subsidiary") obtained a receivables purchase facility (the "Receivables Facility") in an aggregate principal amount of up to $175.0 million; and

       (d) the Company issued, and the Guarantor Subsidiaries guaranteed, the $200.0 million aggregate principal amount of Old Notes (the "Offering").

    The transactions effected in connection with the Acquisition, the repayment of debt, the financing thereof and the payment of related transaction fees and expenses are collectively referred to as the "Transactions."

    The following table sets forth the sources and uses of funds in connection with the consummation of the Transactions:

                                                                   AMOUNT
                                                            ---------------------
                                                            (DOLLARS IN MILLIONS)
                    SOURCES OF FUNDS
Senior Bank Facilities(1):
    Revolving Credit Facility............................         $    25.0
    Tranche A Term Loan..................................             125.0
    Tranche B Term Loan..................................             175.0
Receivables Facility(2)..................................             155.0
Assumed Indebtedness(3)..................................              28.3
Senior Subordinated Notes due 2006.......................             200.0
Stockholder's Equity(4)..................................             410.0
                                                                 ----------
    Total................................................         $ 1,118.3
                                                                 ----------
                                                                 ----------
                      USES OF FUNDS

Acquisition Consideration(5).............................         $ 1,078.3
Transaction Fees and Expenses............................              40.0
                                                                 ----------
    Total................................................         $ 1,118.3
                                                                 ----------
                                                                 ----------


------------

(1) Borrowings of up to $150.0 million under the Revolving Credit Facility will be available for working capital and general corporate purposes, including up to $50.0 million for letters of credit. See "Description of Senior Bank Facilities."

(2) See "Description of Receivables Facility."

(3) The Assumed Indebtedness consists of indebtedness to non-affiliates owed by subsidiaries of the Company at the consummation of the Transactions.

(4) Holdings contributed to the Company as common equity the Acquired Business. Holdings issued (i) the Holdings PIK Notes ($285.0 million); (ii) common and preferred stock representing the Equity Contribution (approximately $65.3 million, all of which was paid to Masco in connection with the acquisition of the Holdings Business) and (iii) the Masco Holdings Stock (approximately $59.7 million). The common equity of the Company is valued at $410.0 million. See "Ownership of Securities."


(5) On November 1, 1996, the purchase price was finalized pursuant to the Acquisition Agreement based upon the net assets of the Home Furnishings Group on August 5, 1996, with the result that Masco made a payment of $41.3 million to the Company.

                            OWNERSHIP OF THE COMPANY

    The Company is a wholly-owned subsidiary of Holdings. Holdings is owned by the Institutional Investors (primarily 399 Ventures), Masco and certain members of management of Holdings (the "Management Investors"). Masco and 399 Ventures and/or their affiliates have invested together in several companies.

    399 Ventures. 399 Ventures is an affiliate of Citicorp Venture Capital, Ltd., which, together with 399 Ventures and its other affiliated companies, has a current portfolio of investments in over 100 companies.

    Masco. Masco is a manufacturer of brand-name consumer products designed for the improvement and building of the home. Masco's products include faucets, kitchen and bath cabinetry, kitchen appliances, plumbing accessories, ventilating equipment, builders' hardware and other building products. Masco's 1995 net sales (exclusive of the Home Furnishings Group) were approximately $2.9 billion.

    Management. Members of the former management of the Home Furnishings Group joined the Company upon the completion of the Acquisition. The management group includes Wayne B. Lyon, the former President of Masco (who became the Chief Executive Officer, President and Chairman of the Board of Holdings and the Company), each of the divisional presidents and more than 50 other key employees. See "Management."

    The following chart illustrates the corporate structure of the Company. See "Ownership of Securities."

N10287CA.G01,3600,3240,H

                               THE EXCHANGE OFFER

Securities Offered..........  Up to $200,000,000 aggregate principal amount of 10 7/8%
                              Senior Subordinated Notes due 2006 (the "New Notes"). The
                              terms of the New Notes and Old Notes are identical in all
                              material respects, except for certain transfer restrictions and registration rights relating to the Old Notes.
The Exchange Offer..........  The New Notes are being offered in exchange for a like principal amount of Old Notes. Old Notes may be exchanged only in integral multiples of $1,000. The issuance of the New Notes is intended to satisfy obligations of the Company and the
                              Guarantor Subsidiaries contained in the Registration Rights
                              Agreement.
Expiration Date; Withdrawal
of Tender...................  The Exchange Offer will expire 5:00 p.m. New York City time, on , 1996, or such later date and time to which it is extended by the Company. The tender of Old Notes pursuant to the
                              Exchange Offer may be withdrawn at any time prior to the
                              Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.
Certain Conditions to the
Exchange Offer..............  The Company's obligation to accept for exchange, or to issue
                              New Notes in exchange for, any Old Notes is subject to certain customary conditions relating to compliance with any
                              applicable law, or any applicable interpretation by any staff of the Commission, or any order of any governmental agency or court of law, which may be waived by the Company in its
                              reasonable discretion. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer--Certain Conditions to the Exchange Offer."
Procedures for Tendering Old
Notes.......................  Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions
                              contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes and any other required documentation, to the
                              Exchange Agent (as defined) at the address set forth herein.
                              See "The Exchange Offer--Procedures for Tendering Old Notes."
Use of Proceeds.............  There will be no proceeds to the Company from the exchange of
                              Notes pursuant to the Exchange Offer.
Exchange Agent..............  IBJ Schroder Bank & Trust Company is serving as the Exchange
                              Agent in connection with the Exchange Offer.
Federal Income Tax
Consequences................  The exchange of Notes pursuant to the Exchange Offer should not be a taxable event for federal income tax purposes. See
                              "Certain Federal Income Tax Considerations."

      CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

    Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company is of the view that holders of Old Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer generally may offer such New Notes for resale, resell such New Notes and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the holders' business and such holders have no intention, or any arrangement with any person, to participate in a distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. If a holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Old Notes do not have any appraisal or dissenters' rights under Delaware General Corporation Law in connection with the Exchange Offer. See "The Exchange Offer-- Consequences of Failure to Exchange; Resales of New Notes."

    The Old Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Old Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

                                 THE NEW NOTES

    The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes.

Issuer......................  LIFESTYLE FURNISHINGS INTERNATIONAL LTD.

Securities Offered..........  $200,000,000 aggregate principal amount of 10 7/8% Senior
                              Subordinated Notes due 2006.

Maturity....................  August 1, 2006.

Interest Payment Dates......  February 1 and August 1 of each year, commencing February 1,
                              1997.

Sinking Fund................  None.

Optional Redemption.........  Except as described below, the Company may not redeem the New
                              Notes (or the Old Notes) prior to August 1, 2001. On or after such date, the Company may redeem the New Notes (and any
                              outstanding Old Notes), in whole or in part, at the redemption prices set forth herein together with accrued and unpaid
                              interest, if

                              any, to the date of redemption. In addition, at any time and from time to time on or prior to August 1, 1999, the Company, at its option, may redeem up to 33 1/3% of the original
                              aggregate principal amount of the Notes, with the net cash proceeds of one or more Public Equity Offerings (as defined)
                              by the Company or Holdings following which there is a Public
                              Market (as defined), at a redemption price equal to 110.875%
                              of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption,
                              provided that at least 66 2/3% of the original aggregate
                              principal amount of the Notes remains outstanding immediately after each such redemption. See "Description of
                              Notes--Optional Redemption."

Change of Control...........  Upon the occurrence of a Change of Control, (i) the Company will have the option, at any time prior to August 1, 2001, to redeem the New Notes (and any outstanding Old Notes), in whole or in part, at a redemption price equal to 100% of the
                              principal amount thereof plus the Applicable Premium (as
                              defined), together with accrued and unpaid interest, if any, to the date of redemption and (ii) if the Company does not so redeem the New Notes (or such Old Notes) or if such Change of
                              Control occurs on or after August 1, 2001, each holder will have the right to require the Company to make an offer to
                              repurchase the New Notes (and such Old Notes) at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. The
                              Senior Bank Facilities prohibit the purchase of the New Notes by the Company in the event of a Change of Control, unless and until such time as the indebtedness under the Senior Bank
                              Facilities is paid in full. See "Description of Notes--Change of Control."

Subsidiary Guaranties.......  The New Notes will be (as are the Old Notes) fully and unconditionally guaranteed on an unsecured, senior
                              subordinated basis by each of the Guarantor Subsidiaries. See
                              "Description of Notes--Subsidiary Guaranties."

Ranking.....................  The New Notes will be (as are the Old Notes) unsecured and subordinated in right of payment to all existing and future
                              Senior Indebtedness (as defined) of the Company. The New Notes will (as do the Old Notes) rank pari passu with any future
                              Senior Subordinated Indebtedness (as defined) of the Company and will rank senior to all other subordinated indebtedness of the Company. The Subsidiary Guaranties will be general,
                              unsecured obligations of the Guarantor Subsidiaries,
                              subordinated in right of payment to all existing and future
                              Senior Indebtedness of the Guarantor Subsidiaries. As of June
                              30, 1996, on a pro forma basis after giving effect to the
                              Transactions, the Company would have had no outstanding Senior
                              Indebtedness (excluding unused commitments and the obligations in respect of borrowings by subsidiaries under the Senior Bank
                              Facilities), the outstanding Senior Indebtedness of the
                              Guarantor Subsidiaries would have been $327.2 million
                              (excluding unused commitments) and all liabilities of the
                              Company and its subsidiaries (including such Senior
                              Indebtedness but excluding the Notes and the Subsidiary

                              Guaranties) would have been approximately $735.1 million, and the Company and its subsidiaries would have had no Senior
                              Subordinated Indebtedness outstanding other than the Old Notes and no indebtedness outstanding that was subordinate or junior in right of payment to the Old Notes. See "Description of
                              Notes-- Ranking."

Restrictive Covenants.......  The indenture under which the New Notes will be issued, which is the indenture under which the Old Notes were issued, limits
                              (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries (as defined); (ii) the payment of dividends on, and redemption of, capital stock of the
                              Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its
                              Restricted Subsidiaries; (iii) investments; (iv) sales of
                              assets and Restricted Subsidiary stock; (v) certain
                              transactions with affiliates; (vi) the sale or issuance of capital stock of Domestic Subsidiaries; (vii) the creation of liens; (viii) the lines of business in which the Company and its Restricted Subsidiaries may operate; (ix) sale and
                              leaseback transactions and (x) consolidations, mergers and transfers of all or substantially all of the Company's assets.
                              The Indenture also prohibits certain restrictions on
                              distributions from Restricted Subsidiaries. However, all of these limitations and prohibitions are subject to a number of important qualifications and exceptions. See "Description of
                              Notes--Certain Covenants" and "--Merger and Consolidation."

Absence of a Public Market
for the New Notes...........  The New Notes are new securities and there is currently no established market for the New Notes. Accordingly, there can be no assurance as to the development or liquidity of any
                              market for the New Notes. The Initial Purchasers have advised the Company and the Guarantor Subsidiaries that they currently intend to make a market in the New Notes. However, they are not obligated to do so, and any market making with respect to the New Notes may be discontinued without notice. The Company and the Guarantor Subsidiaries do not intend to apply for
                              listing of the New Notes on any national securities exchange or for their quotation through the National Association of
                              Securities Dealers Automated Quotation System.


                                  RISK FACTORS

    Holders of Old Notes should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors under "Risk Factors" in connection with the Exchange Offer.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

    The following table presents as of the dates and for the periods indicated
(i) summary historical combined financial information and (ii) summary pro forma consolidated financial information, after giving effect to the Transactions. The historical financial information for each of the four years in the period ended December 31, 1995 has been derived from the audited combined financial statements of the Company. Such combined financial statements for the three years in the period ended December 31, 1995 have been audited by Coopers & Lybrand L.L.P. and are included elsewhere herein. The historical financial information for the year ended December 31, 1991 has been derived from the unaudited combined financial statements of the Company not included herein. The historical information for the six months ended June 30, 1995 and 1996 has been derived from the unaudited combined financial statements of the Company included herein. In the opinion of management, the information for the six month periods ended June 30, 1995 and June 30, 1996 includes all material adjustments (consisting only of adjustments of a normal and recurring nature) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year. The summary pro forma information does not purport to represent what the Company's results actually would have been if the Transactions had occurred at the dates indicated, nor does such information purport to project the results of the Company for any future period. The summary financial information should be read in conjunction with "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and the related notes thereto included elsewhere in this Prospectus.

           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION(1)


                                       YEARS ENDED DECEMBER 31,                          SIX MONTHS ENDED JUNE 30,
                   ----------------------------------------------------------------   -------------------------------
                                                                          PRO FORMA                         PRO FORMA
                     1991       1992       1993       1994       1995       1995        1995       1996       1996
                   --------   --------   --------   --------   --------   ---------   --------   --------   ---------
                                                         (DOLLARS IN MILLIONS)
STATEMENT OF
 OPERATIONS DATA:
Net sales........  $1,457.6   $1,589.6   $1,763.5   $1,897.5   $1,992.6   $1,975.1    $  984.4   $  981.1   $  973.8
Cost of sales....   1,120.6    1,192.2    1,326.8    1,434.0    1,501.0    1,480.0       737.7      742.0      730.8
                   --------   --------   --------   --------   --------   ---------   --------   --------   ---------
   Gross
profit...........     337.0      397.4      436.7      463.5      491.6      495.1       246.7      239.1      243.0
Selling, general
 and
 administrative
expenses(2)......     304.4      334.6      367.5      385.4      400.3      355.7       202.6      189.4      174.9
                   --------   --------   --------   --------   --------   ---------   --------   --------   ---------
   Operating
profit...........      32.6       62.8       69.2       78.1       91.3      139.4        44.1       49.7       68.1
Interest
expense(3).......      86.0       84.1       82.7       87.1       94.8       65.6        48.8       44.5       32.4
Other, net(4)....     --           2.6        3.2        7.3        8.3       10.5         0.8        2.9        4.7
                   --------   --------   --------   --------   --------   ---------   --------   --------   ---------
   Income (loss)
    before income
taxes............     (53.4)     (23.9)     (16.7)     (16.3)     (11.8)      63.3        (5.5)       2.3       31.0
Income taxes.....      (6.1)       1.0        8.3        6.5        6.1       27.2         3.4        4.9       13.3
                   --------   --------   --------   --------   --------   ---------   --------   --------   ---------
   Net income
(loss)...........  $  (47.3)  $  (24.9)  $  (25.0)  $  (22.8)  $  (17.9)  $   36.1    $   (8.9)  $   (2.6)  $   17.7
                   --------   --------   --------   --------   --------   ---------   --------   --------   ---------
                   --------   --------   --------   --------   --------   ---------   --------   --------   ---------
OTHER DATA:
Gross profit
margin...........      23.1%      25.0%      24.8%      24.4%      24.7%      25.1%       25.1%      24.4%      25.0%
EBITDA(5)........  $   85.2   $  120.7   $  133.6   $  140.9   $  157.6   $  174.8    $   78.5   $   81.6   $   84.7
EBITDA margin....       5.8%       7.6%       7.6%       7.4%       7.9%       8.9%        7.9%       8.3%       8.7%
Capital
expenditures.....  $   35.8   $   35.1   $   75.1   $   68.8   $   61.0   $   61.0    $   32.3   $   13.9   $   13.9
Sample book
expenditures(6)....     16.7      29.2       14.2       14.1       15.2       15.2         7.1        6.6        6.6
Depreciation and
amortization.....      54.6       60.5       66.8       66.4       67.9       39.2        34.8       33.8       20.3
Cash interest
expense(7).......      86.0       84.1       82.7       87.1       94.8       61.2        48.8       44.5       30.2
Ratio of earnings
 to fixed
charges..........     -- (8)     -- (8)     -- (8)     -- (8)        (8)       1.8 x     -- (8)       1.1x       1.7 x
Ratio of total
 debt to
EBITDA(9)(10)....                                                              4.0 x
Ratio of EBITDA
 to cash interest
expense(9).......                                                              2.9 x                             2.8 x
BALANCE SHEET
 DATA (AT PERIOD
 END):
Working capital(11)...........................................................................   $  752.7   $  728.4
Total assets..................................................................................    1,893.6    1,345.1
Total debt....................................................................................       26.6      706.6
Total liabilities.............................................................................      293.5      935.1
Masco net investment and advances(12).........................................................    1,600.1      --
Stockholder's equity..........................................................................      --         410.0


------------

 (1) Historical results include The Berkline Corporation, which was acquired in April 1994 in a pooling-of-interests transaction. The summary pro forma financial information for the year ended December 31, 1995 and for the six months ended June 30, 1996 gives effect to the Transactions as if they had occurred on January 1, 1995. The pro forma balance sheet information at June 30, 1996 gives effect to the Transactions as if they had occurred on such date. The historical financial information includes, but the pro forma financial information excludes, the Holdings Business.

 (2) Included in historical selling, general and administrative expenses are general corporate expenses which represent certain corporate staff support and administrative services provided by Masco. These expenses, which were charged to the Company by Masco, consisted of $10.8, $9.8, $10.5, $12.7 and $16.0 in 1991 through 1995, respectively, and $7.9 and $8.0 for the six months ended June 30, 1995 and 1996, respectively.

 (3) Historical interest expense consists primarily of interest on advances from Masco.

 (4) Other, net, is net of interest income.


 (5) EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense (including amortization of sample book expenditures) and certain other non-cash charges. Such other non-cash charges were $(2.0), $0, $0.7, $3.8, $6.7, $0.4 and $1.0 for 1991 through 1995 and the six months ended June 30, 1995 and 1996, respectively. The Company believes that EBITDA provides additional information for determining its ability to meet debt service requirements. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and EBITDA does not necessarily indicate whether cash flow will be sufficient for cash requirements. This definition of EBITDA differs from that specified under the Indenture, with the principal difference (and the only difference affecting the periods presented) being that Indenture EBITDA does not add back to net income amortization of debt issuance costs. Exclusion of such amortization would decrease pro forma EBITDA by $4.4 to $170.4 and by $2.2 to $82.5 for 1995 and the six months ended June 30, 1996, and would have no impact on historical EBITDA as presented. The Company believes that EBITDA, as presented, is more meaningful to holders of Notes than Indenture EBITDA because it is more readily determined from the Company's financial statements, is more comparable to similar measures used by other companies and, by adding back amortization of debt issuance costs to net income, results in an amount that the Company believes is a more accurate measure of its ability to meet debt service requirements. Not every company calculates EBITDA in exactly the same fashion. As a result, EBITDA as presented above may not necessarily be comparable to similarly titled measures of other companies. See "Description of Notes--Certain Definitions."


 (6) Sample book expenditures, which consist of the cost of producing books containing actual samples of the Company's decorative home furnishing fabrics, are capitalized and amortized over a three-year period.

 (7) Cash interest expense is defined as interest expense less amortization of debt issuance costs.

 (8) For the purpose of computing this ratio, earnings consist of income before income taxes and fixed charges and fixed charges consist of interest expense plus the interest portion of the Company's rental expense under operating leases. Earnings were insufficient to cover fixed charges by $55.9, $24.5, $17.6, $15.6 and $11.4 in 1991 through 1995, respectively and by $5.7 for the six months ended June 30, 1995.

 (9) These ratios are not shown for historical periods because substantially all debt of the Company during such periods was owed to Masco.

(10) The ratio of total debt to EBITDA for the pro forma year ended December 31, 1995 is calculated using the pro forma total debt outstanding as of June 30, 1996.

(11) Working capital is defined as total current assets (excluding cash and cash equivalents) less total current liabilities (excluding current maturities of long-term debt).

(12) At June 30, 1996, advances from Masco totaled $1,163.4. Pursuant to the Acquisition Agreement, Masco agreed that the outstanding amount of such advances upon the consummation of the Transactions would not exceed $705.3. The excess of such advances over $705.3 was converted to equity prior to the consummation of the Transactions.

                                  RISK FACTORS

    Holders of Old Notes should carefully consider the following factors in addition to the other information set forth in this Prospectus in connection with the Exchange Offer. The risk factors set forth below are generally applicable to the Old Notes as well as the New Notes.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE INDEBTEDNESS

    The Company is highly leveraged. After giving pro forma effect to the Transactions as of June 30, 1996, the Company's and its subsidiaries' indebtedness would have been approximately $706.6 million and the Company's stockholder's equity would have been $410.0 million. In addition, subject to the restrictions in the Senior Bank Facilities and the Indenture, the Company may incur additional indebtedness from time to time. The degree to which the Company is leveraged could have important consequences to holders of the New Notes (and to holders of the Old Notes), including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on the Notes and its other existing indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) certain indebtedness under the Senior Bank Facilities will be at variable rates of interest, which will cause the Company to be vulnerable to increases in interest rates; (iv) all of the indebtedness outstanding under the Senior Bank Facilities will be secured by pledges of all the capital stock of the Guarantor Subsidiaries and 65% of the capital stock of the Company's first-tier foreign subsidiaries, and security interests in, or liens on, substantially all other tangible and intangible assets located in the United States of the Guarantor Subsidiaries, and will become due prior to the time the principal on the Notes will become due; (v) the Company may be hindered in its ability to adjust rapidly to changing market conditions and (vi) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its business.

    The Company's ability to pay interest on the New Notes (and on any outstanding Old Notes) and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's cash flow and capital resources will be sufficient for payment of its indebtedness in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds which the Company could realize therefrom. However, although there can be no assurance, the Company does not believe that its cash flow and capital resources will result in or are likely to result in its liquidity decreasing in any material way in the near future.

SUBORDINATION; ASSET ENCUMBRANCE

    The payment of principal of and interest on, and any premium or other amounts owing in respect of, the New Notes will be (as is the case with the Old Notes) subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company, including all amounts owing or guaranteed under the Senior Bank Facilities. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, assets of the Company will be available to pay obligations of the New Notes (and any outstanding Old Notes) only after all Senior Indebtedness of the Company has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on all or any of the New Notes (and any outstanding Old Notes).

    Payments in respect of the respective Subsidiary Guaranties of the New Notes will be (as is the case with the Old Notes) subordinated to the prior payment in full of all existing and future Senior Indebtedness of the respective Guarantor Subsidiaries, including all amounts owing or guaranteed in respect of the Senior Bank Facilities. As of June 30, 1996, on a pro forma basis after giving effect to the Transactions, the aggregate principal amount of such Senior Indebtedness would have been the $325.0 million guaranteed or borrowed under the Senior Bank Facilities and $2.2 million of Assumed Indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to a Guarantor Subsidiary, its assets will be available to pay obligations only after the Senior Indebtedness of such Guarantor Subsidiary has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due in respect of such Guarantor Subsidiary's guaranty of the New Notes (or of the Old Notes).

    The Indenture permits the Company and the Guarantor Subsidiaries to incur certain secured indebtedness, including indebtedness under the Senior Bank Facilities, which is secured by pledges of all the capital stock of the Company, the Guarantor Subsidiaries and 65% of the capital stock of the Company's first-tier foreign subsidiaries, and security interests in, or liens on, substantially all other tangible and intangible assets located in the United States of the Guarantor Subsidiaries. The New Notes (and the Old Notes) and the Subsidiary Guaranties are unsecured and therefore do not have the benefit of such collateral. Accordingly, if an event of default occurs under the Senior Bank Facilities, the lenders will have a prior right to the assets of the Company and the Guarantor Subsidiaries, and may foreclose upon such collateral to the exclusion of the holders of the New Notes (and of any outstanding Old Notes), notwithstanding the existence of an event of default with respect thereto. In such event, such assets would first be used to repay in full amounts outstanding under the Senior Bank Facilities, resulting in all or a portion of the Company's and the Guarantor Subsidiaries' assets being unavailable to satisfy the claims of the holders of the New Notes (and of any outstanding Old Notes) and other unsecured indebtedness.

RESTRICTIVE COVENANTS

    The Senior Bank Facilities include certain covenants that, among other things, restrict the ability of the Company and its subsidiaries to: (i) dispose of assets; (ii) incur additional indebtedness; (iii) incur guarantee obligations; (iv) prepay other indebtedness or amend certain other debt instruments; (v) pay dividends; (vi) create liens on assets; (vii) enter into sale and leaseback transactions; (viii) make investments, loans or advances;
(ix) make acquisitions; (x) engage in mergers or consolidations; (xi) change the business conducted by the Company; (xii) make capital expenditures or (xiii) engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the Senior Bank Facilities the Company is required to comply with specified financial ratios and tests, including minimum interest coverage ratios, maximum leverage ratios, annual capital expenditures limitations and net worth tests. There can be no assurance that these requirements will be met in the future. If they are not, the holders of the indebtedness under the Senior Bank Facilities would be entitled to declare such indebtedness immediately due and payable. See "Description of Senior Bank Facilities."

    The Indenture includes certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries; (ii) the payment of dividends on, and redemption of, capital stock of the Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its Restricted Subsidiaries; (iii) investments; (iv) sales of assets and Restricted Subsidiary stock; (v) certain transactions with affiliates; (vi) the sale or issuance of capital stock of Domestic Subsidiaries; (vii) the creation of liens; (viii) the lines of business in which the Company and its Restricted Subsidiaries may operate; (ix) sale and leaseback transactions and (x) consolidations, mergers and transfers of all or substantially all of the Company's assets. The Indenture also prohibits certain restrictions on distributions from Restricted Subsidiaries. There can be no assurance that such restrictions will not have an adverse effect on the Company. See "Description of Notes--Certain Covenants" and "-- Merger and Consolidation."

HOLDING COMPANY STRUCTURE; POSSIBLE UNENFORCEABILITY OF THE SUBSIDIARY
GUARANTIES

    The Company is a holding company which derives all of its operating income from its subsidiaries. The holders of the New Notes will have (as is the case with the holders of the Old Notes) no direct claim against such subsidiaries other than the claim created by the Subsidiary Guaranties, which may themselves be subject to legal challenge in the event of the bankruptcy of a subsidiary. See "--Fraudulent Conveyance." If such a challenge were upheld, the Subsidiary Guaranties would be unenforceable. To the extent that the Subsidiary Guaranties are not enforceable, the rights of holders of the New Notes (and of any outstanding Old Notes) to participate in any distribution of assets of any Guarantor Subsidiary upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of that Guarantor Subsidiary. The Company must rely upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the New Notes. The Indenture contains covenants which restrict the ability of Restricted Subsidiaries to enter into agreements limiting distributions and transfers, including dividends. However, the ability of the Company's subsidiaries to pay dividends and make other payments may be restricted by, among other things, applicable state corporate laws and regulations or by terms of agreements to which they may become party. See "Description of Notes."

LACK OF INDEPENDENT OPERATING HISTORY

    Prior to the consummation of the Transactions, the business of the Home Furnishings Group had been conducted as a part of Masco. The Company had no prior operating history and was formed to consummate the Transactions. The Company will not be able to rely on Masco for financial support (other than with respect to Masco's agreement to provide up to $15.0 million in credit enhancement--see "Certain Transactions--Acquisition Arrangements"), or to benefit from its relationship with Masco, as it has in the past, in order to obtain credit or receive favorable terms for the purchase of goods and services from third parties. Holdings and Masco entered into the Transition Services Agreement under which Masco agreed to provide certain administrative services to the Company and Holdings until April 30, 1997. Upon expiration of this period, the Company and Holdings will be responsible for obtaining such services on their own. If the Company and Holdings are unable to perform such services or obtain them on acceptable terms, the Company's business, financial condition and results of operations may be adversely affected. See "Certain Transactions--Acquisition Arrangements" and "--Transition Services Agreement."

ECONOMIC FACTORS AFFECTING THE INDUSTRY

    Historically, the home furnishings industry has been cyclical, fluctuating with economic cycles, and is highly sensitive to general economic conditions, housing starts, interest rate levels, credit availability and other factors that affect consumer spending habits. Purchases of home furnishings are discretionary and tend to be deferred during times of economic uncertainty. There can be no assurance that an economic downturn would not have a material adverse effect on the Company.

FLUCTUATIONS IN PRICE AND SUPPLY OF RAW MATERIALS

    The Company is dependent upon outside suppliers for all of its raw material needs and, therefore, is subject to price increases and delays in receiving supplies of such materials. An increase in demand for raw materials could increase delivery times for supplies and possibly further affect prices. No assurance can be given that the Company will continue to have available necessary raw materials at a reasonable price or that any increases in raw material costs would not have a material adverse effect on the Company. See "Business--Raw Materials."

HIGHLY COMPETITIVE INDUSTRY

    The home furnishings industry is highly competitive and includes a large number of domestic and foreign manufacturers. No company has a dominant position in the industry. Competition is generally based on product quality, brand name recognition, price and service. Certain of the Company's competitors may have greater financial and other resources than the Company and may have greater sales or brand recognition than the Company in particular industry segments. Competition could adversely affect the Company's operating results by forcing it to reduce its sales prices, offer enhanced credit terms, increase customer discounts or incentives, increase spending for co-operative advertising arrangements with customers, incur additional shipping costs or provide other services. See "Business--Competition."

FOREIGN OPERATIONS

    Significant portions of the Company's operations are conducted in Taiwan, Singapore, the Philippines, China, Malaysia, Indonesia and Thailand. As a result, the Company may be adversely affected by changes in currency values, the prevailing political climate in such countries, such countries' relations with the United States and the general economic climate in such countries. The Company manufactures a number of its products in China. Loss of China's "most favored nation" trade status would result in an increase in duty for the Company's products produced in China and imported into the United States, but would not, the Company believes, have a material adverse effect on the Company.

DEPENDENCE ON KEY PERSONNEL

    The ability of the Company to maintain its competitive position will depend to a significant degree upon its ability to continue to attract and maintain highly qualified managerial, manufacturing and sales and marketing personnel. There can be no assurance that the Company will be able to continue to recruit and retain such personnel. In particular, the Company is dependent on certain key management personnel, and there can be no assurance that the loss of key personnel would not have a material adverse effect on the Company's results of operations. All of the key members of management will have an equity interest in Holdings; however the Company does not presently intend to enter into employment agreements with any members of management. See "Management."

CONTROLLING STOCKHOLDERS

    The Company is a wholly-owned subsidiary of Holdings. The Institutional Investors, the Management Investors and Masco own all of the voting stock of Holdings. By virtue of such stock ownership, such persons have the power, indirectly, to control all matters submitted to stockholders of the Company and to elect all directors of the Company and its subsidiaries. See "Ownership of Securities."

    Although the terms of the Indenture restrict dividends and distributions to Holdings, the Company is permitted to make certain payments to Holdings, including payments: (i) to cover certain operating expenses of Holdings relating to the Company; (ii) to cover certain tax liabilities allocable to the Company and (iii) to fund certain losses of Holdings incurred as a result of the operation of the Holdings Business. The Indenture does not restrict Holdings or its activities. See "Description of Notes--Certain Covenants."

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, unless the Company redeems the Notes, each holder of the New Notes (and of any outstanding Old Notes) will have the right to require the Company to repurchase such Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. The occurrence of a Change of Control would constitute a default under the Senior Bank Facilities. In addition, the Senior Bank Facilities prohibit the purchase of the New Notes (and any outstanding Old Notes) by the Company in the event of a Change of Control, unless and until such time as the indebtedness under the Senior Bank Facilities is repaid in full. The Company's failure to purchase the New Notes (and any outstanding Old Notes) would result in a default under the Indenture. The inability to repay the indebtedness under the Senior Bank Facilities, if accelerated, would also constitute an event of default under the Indenture, which could have adverse consequences to the Company and the holders of the New Notes (and of any outstanding Old Notes). In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the Senior Bank Facilities and the New Notes (and any outstanding Old Notes). See "Description of Senior Bank Facilities" and "Description of Notes--Change of Control."

ENVIRONMENTAL MATTERS

    The Company is subject to comprehensive and frequently changing federal, state, local and foreign environmental laws and regulations, including those governing emissions of air pollutants, discharges of wastewaters and storm waters and the disposal of non-hazardous and hazardous wastes. The Company anticipates that it will incur additional costs in the future to comply with currently existing laws and regulations, new regulatory requirements arising from recently enacted statutes and any new statutory requirements. The Company estimates it will spend approximately $1.0-$1.5 million in 1996 for capital expenditures to comply with environmental laws. The actual capital expenditures in 1996 may differ from this amount, and capital expenditures in future years may significantly exceed the amounts budgeted for 1996. The Company's operating costs for compliance with environmental requirements also may increase in future years. Under the provisions of the Clean Air Act Amendments of 1990 (the "CAA"), in December 1995, the United States Environmental Protection Agency promulgated hazardous air emission standards applicable to the wood furniture industry. These regulations, known as the National Emission Standards for Hazardous Air Pollutants ("NESHAPs"), will require the Company to reduce emissions of certain volatile organic compounds by November 1997. In order to comply with NESHAPs, the Company intends to reformulate certain furniture finishes or institute process changes to reduce emissions of volatile organic compounds. The furniture industry and its suppliers are attempting to develop water-based and other forms of compliant finishing materials to replace commonly-used, organic-based finishes which are a major source of regulated emissions. The Company cannot at this time estimate the impact of these new standards on the Company's operations and future capital expenditure requirements, or the cost of compliance. There can be no assurance that reformulation of finishes or process changes will not adversely affect the quality or durability of the Company's products. Furthermore, if the Company cannot satisfy applicable regulatory requirements following reformulation or process changes, the Company will likely be required to install air pollution control technology at its facilities. However, the Company does not believe that any expenditures in connection therewith would be likely to materially adversely affect the Company's liquidity.

FRAUDULENT CONVEYANCE

    The incurrence by the Company and the Guarantor Subsidiaries of indebtedness such as the Old Notes (and the New Notes exchanged therefor) and the Subsidiary Guaranties, respectively, to finance the Transactions may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of the Company or a Guarantor Subsidiary. Under these laws, if a court were to find that, after giving effect to the sale of the Old Notes (and the exchange of the New Notes therefor) and the application of the net proceeds therefrom, either (a) the Company or such Guarantor Subsidiary incurred such indebtedness with the intent of hindering, delaying or defrauding creditors or (b) the Company or such Guarantor Subsidiary received less than reasonably equivalent value or consideration for incurring such indebtedness and (i) was insolvent or was rendered insolvent by reason of such transactions; (ii) was engaged in a business or transaction for which the assets remaining with the Company or such Guarantor Subsidiary constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, such court may subordinate such indebtedness to presently existing and future indebtedness of the Company or such Guarantor Subsidiary, avoid the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to the creditors of the Company or such Guarantor Subsidiary, as the case may be, or take other action detrimental to the holders of such indebtedness.

    The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the value of all its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured.

    There can be no assurance as to what standard a court would apply in order to determine solvency. To the extent that proceeds from the sale of the Old Notes were used to finance the Transactions, a court may find that the Company or the Guarantor Subsidiaries, as the case may be, did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented thereby (and by the New Notes issued in exchange therefor). In addition, if a court were to find that any of the components of the Transactions constituted a fraudulent transfer, to the extent that proceeds from the sale of the Old Notes were used to finance such Transactions, a court may find that the Company or the Guarantor Subsidiaries did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented by the Old Notes (and by the New Notes issued in exchange therefor) or the Subsidiary Guaranties, as the case may be. Pursuant to the terms of the Subsidiary Guaranties, the liability of each Guarantor Subsidiary is limited to the maximum amount of indebtedness permitted, at the time of the grant of such Subsidiary Guaranty, to be incurred in compliance with fraudulent conveyance or similar laws.

    Each of the Company and the Guarantor Subsidiaries believes that it received equivalent value at the time the indebtedness under the Old Notes was incurred. In addition, neither the Company nor any Guarantor Subsidiary, after giving effect to the consummation of the Transactions: (i) believes that it was insolvent or rendered insolvent; (ii) believes that it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature. These beliefs are based on the Company's analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Guarantor Subsidiaries at the time of the offering of the Old Notes. There can be no assurance, however, that a court passing on the issues would make the same determination.

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

    The New Notes are new securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Guarantor Subsidiaries that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Old Notes currently are eligible for trading by qualified buyers in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market. The Company and the Guarantor Subsidiaries do not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

    The liquidity of, and trading market for, the New Notes also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

                                USE OF PROCEEDS

    There will be no proceeds to the Company from the exchange of Notes pursuant to the Exchange Offer.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of June 30, 1996 on a pro forma basis after giving effect to the Transactions. This table should be read in conjunction with the "Selected Historical and Pro Forma Financial Information," "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and the related notes thereto included elsewhere in this Prospectus. LIFESTYLE FURNISHINGS INTERNATIONAL LTD. was incorporated in May 1996 for the purpose of consummating the Transactions.

                                                                                PRO FORMA AS OF
                                                                                 JUNE 30, 1996
                                                                             ---------------------
                                                                             (DOLLARS IN MILLIONS)

Long-term debt (including current portion thereof):
  Revolving Credit Facility(1)............................................         $    25.0
  Tranche A Term Loan(1)..................................................             125.0
  Tranche B Term Loan(1)..................................................             175.0
  Receivables Facility(2).................................................             155.0
  Assumed Indebtedness(3).................................................              26.6
  Senior Subordinated Notes due 2006......................................             200.0
                                                                                  ----------
    Total long-term debt..................................................             706.6
Stockholder's equity:
  Common stock, $.01 par value, 3,000 authorized and 100 outstanding......                --
  Additional paid-in capital(4)...........................................             410.0
                                                                                  ----------
    Total stockholder's equity............................................             410.0
                                                                                  ----------
    Total capitalization..................................................         $ 1,116.6
                                                                                  ----------
                                                                                  ----------

------------
(1) Borrowings of up to $150.0 million under the Revolving Credit Facility will be available for working capital and general corporate purposes, including up to $50.0 million for letters of credit. See "Description of Senior Bank Facilities."

(2) See "Description of Receivables Facility."

(3) The Assumed Indebtedness consists of indebtedness to non-affiliates to be owed by subsidiaries of the Company at the consummation of the Transactions. At the closing of the Transactions on August 5, 1996, the Assumed Indebtedness was $28.3 million.

(4) Holdings contributed to the Company as common equity the Acquired Business. Holdings issued (i) the Holdings PIK Notes ($285.0 million); (ii) common and preferred stock representing the Equity Contribution (approximately $65.3 million, all of which was paid to Masco in connection with the acquisition of the Holdings Business) and (iii) the Masco Holdings Stock (approximately $59.7 million). The common equity of the Company is valued at $410.0 million. See "Ownership of Securities."

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

    The following table presents as of the dates and for the periods indicated
(i) selected historical combined financial information of the Company and (ii) pro forma consolidated financial information of the Company, after giving effect to the Transactions. The historical financial information for each of the four years in the period ended December 31, 1995 has been derived from the audited combined financial statements of the Company. Such combined financial statements for the three years in the period ended December 31, 1995 have been audited by Coopers & Lybrand L.L.P. and are included elsewhere herein. The historical financial information for the year ended December 31, 1991 has been derived from the unaudited combined financial statements of the Company not included herein. The historical information for the six months ended June 30, 1995 and 1996 has been derived from the unaudited combined financial statements of the Company included herein. In the opinion of management, the information for the six month periods ended June 30, 1995 and June 30, 1996 includes all material adjustments (consisting only of adjustments of a normal and recurring nature) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year. The pro forma information does not purport to represent what the Company's results actually would have been if the Transactions had occurred at the dates indicated, nor does such information purport to project the results of the Company for any future period. The selected financial information should be read in conjunction with "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and the related notes thereto included elsewhere in this Prospectus.

           SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION(1)


                                                YEARS ENDED DECEMBER 31,                              SIX MONTHS ENDED JUNE 30,
                          ---------------------------------------------------------------------   ---------------------------------
                                                                                      PRO FORMA                           PRO FORMA
                            1991        1992        1993        1994        1995        1995        1995        1996        1996
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                    (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS
 DATA:

Net sales...............  $1,457.6    $1,589.6    $1,763.5    $1,897.5    $1,992.6    $1,975.1    $  984.4    $  981.1    $  973.8

Cost of sales...........   1,120.6     1,192.2     1,326.8     1,434.0     1,501.0     1,480.0       737.7       742.0       730.8
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

  Gross profit..........     337.0       397.4       436.7       463.5       491.6       495.1       246.7       239.1       243.0

Selling, general and
 administrative
expenses(2).............     304.4       334.6       367.5       385.4       400.3       355.7       202.6       189.4       174.9
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

  Operating profit......      32.6        62.8        69.2        78.1        91.3       139.4        44.1        49.7        68.1

Interest expense(3).....      86.0        84.1        82.7        87.1        94.8        65.6        48.8        44.5        32.4

Other, net(4)...........     --            2.6         3.2         7.3         8.3        10.5         0.8         2.9         4.7
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

  Income (loss) before
    income taxes........     (53.4 )     (23.9 )     (16.7 )     (16.3 )     (11.8 )      63.3        (5.5 )       2.3        31.0

Income taxes............      (6.1 )       1.0         8.3         6.5         6.1        27.2         3.4         4.9        13.3
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

  Net income (loss).....  $  (47.3 )  $  (24.9 )  $  (25.0 )  $  (22.8 )  $  (17.9 )  $   36.1    $   (8.9 )  $   (2.6 )  $   17.7
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

OTHER DATA:

Gross profit margin.....      23.1%       25.0%       24.8%       24.4%       24.7%       25.1%       25.1%       24.4%       25.0%

EBITDA(5)...............  $   85.2    $  120.7    $  133.6    $  140.9    $  157.6    $  174.8    $   78.5    $   81.6    $   84.7

EBITDA margin...........       5.8%        7.6%        7.6%        7.4%        7.9%        8.9%        7.9%        8.3%        8.7%

Capital expenditures....  $   35.8    $   35.1    $   75.1    $   68.8    $   61.0    $   61.0    $   32.3    $   13.9    $   13.9

Sample book
expenditures(6).........      16.7        29.2        14.2        14.1        15.2        15.2         7.1         6.6         6.6

Depreciation and
amortization............      54.6        60.5        66.8        66.4        67.9        39.2        34.8        33.8        20.3

Cash interest
expense(7)..............      86.0        84.1        82.7        87.1        94.8        61.2        48.8        44.5        30.2

Cash (used for) provided
 by operating
activities..............     (37.1 )     (56.2 )     (42.9 )      (0.7 )      34.3        59.6       (32.6 )      38.2        45.0

Cash (used for) provided
 by investing
activities..............     (53.1 )     (51.1 )     (77.9 )     (53.1 )     (57.5 )     (57.5 )     (37.2 )     (15.0 )     (15.0 )

Cash (used for) provided
 by financing
activities..............      90.7       106.3       129.9        53.1        15.8        15.8        67.8       (28.5 )     (28.5 )

Ratio of earnings to
 fixed
 charges................     -- (8 )     -- (8 )     -- (8 )     -- (8 )     -- (8 )       1.8 x     -- (8 )       1.1 x       1.7 x

Ratio of total debt to
EBITDA(9)(10)...........                                                                   4.0 x

Ratio of EBITDA to cash
 interest expense(9)....                                                                   2.9 x                               2.8 x

BALANCE SHEET DATA (AT
 PERIOD END):

Working capital(11).....  $  602.8    $  678.5    $  734.1    $  754.9    $  758.1                $  808.0    $  752.7    $  728.4

Total assets............   1,662.8     1,743.3     1,863.6     1,919.1     1,913.0                 1,987.4     1,893.6     1,345.1

Total debt..............     142.5       124.5        61.9        15.2        27.7                    43.7        26.6       706.6

Total liabilities.......     358.1       343.0       295.9       274.4       282.9                   312.4       293.5       935.1

Masco net investment and
advances(12)............   1,304.7     1,400.3     1,567.7     1,644.7     1,630.1                 1,675.0     1,600.1       --

Stockholder's equity....     --          --          --          --          --                      --          --          410.0


------------

 (1) Historical results include The Berkline Corporation, which was acquired in April 1994 in a pooling-of-interests transaction. The selected pro forma financial information for the year ended December 31, 1995 and for the six months ended June 30, 1996 gives effect to the Transactions as if they had occurred on January 1, 1995. The pro forma balance sheet information at June 30, 1996 gives effect to the Transactions as if they had occurred on such date. The historical financial information includes, but the pro forma financial information excludes, the Holdings Business.

 (2) Included in historical selling, general and administrative expenses are general corporate expenses which represent certain corporate staff support and administrative services provided by Masco. These expenses, which were charged to the Company by Masco, consisted of $10.8, $9.8, $10.5, $12.7 and $16.0 in 1991 through 1995, respectively, and $7.9 and $8.0 for the six months ended June 30, 1995 and 1996, respectively.

 (3) Historical interest expense consists primarily of interest on advances from Masco.

 (4) Other, net, is net of interest income.


 (5) EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense (including amortization of sample book expenditures) and certain other non-cash charges. Such other non-cash charges were $(2.0), $0, $0.7, $3.8, $6.7, $0.4 and $1.0 for 1991 through 1995 and the six months ended June 30, 1995 and 1996, respectively. The Company believes that EBITDA provides additional information for determining its ability to meet debt service requirements. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and EBITDA does not necessarily indicate whether cash flow will be sufficient for cash requirements. This definition of EBITDA differs from that specified under the Indenture, with the principal difference (and the only difference affecting the periods presented) being that Indenture EBITDA does not add back to net income amortization of debt issuance costs. Exclusion of such amortization would decrease pro forma EBITDA by $4.4 to $170.4 and by $2.2 to $82.5 for 1995 and the six months ended June 30, 1996, and would have no impact on historical EBITDA as presented. The Company believes that EBITDA, as presented, is more meaningful to holders of Notes than Indenture EBITDA because it is more readily determined from the Company's financial statements, is more comparable to similar measures used by other companies and, by adding back amortization of debt issuance costs to net income, results in an amount that the Company believes is a more accurate measure of its ability to meet debt service requirements. Not every company calculates EBITDA in exactly the same fashion. As a result, EBITDA, as presented above may not necessarily be comparable to similarly titled measures of other companies. See "Description of Notes--Certain Definitions."


 (6) Sample book expenditures, which consist of the cost of producing books containing actual samples of the Company's decorative home furnishing fabrics, are capitalized and amortized over a three-year period.

 (7) Cash interest expense is defined as interest expense less amortization of debt issuance costs.

 (8) For the purpose of computing this ratio, earnings consist of income before income taxes and fixed charges and fixed charges consist of interest expense plus the interest portion of the Company's rental expense under operating leases. Earnings were insufficient to cover fixed charges by $55.9, $24.5, $17.6, $15.6 and $11.4 in 1991 through 1995, respectively and by $5.7 for the six months ended June 30, 1995.

 (9) These ratios are not shown for historical periods because substantially all debt of the Company during such periods was owed to Masco.

(10) The ratio of total debt to EBITDA for the pro forma year ended December 31, 1995 is calculated using the pro forma total debt outstanding as of June 30, 1996.

(11) Working capital is defined as total current assets (excluding cash and cash equivalents) less total current liabilities (excluding current maturities of long-term debt).

(12) Advances from Masco were $847.9, $943.4, $1,091.0, $1,192.0, $1,195.0,
     $1,229.8 and $1,163.4 at December 31, 1991 through 1995 and June 30, 1995 and 1996, respectively. Pursuant to the Acquisition Agreement, Masco agreed that the outstanding amount of such advances upon the consummation of the Transactions would not exceed $705.3. The excess of such advances over $705.3 was converted to equity prior to the consummation of the Transactions.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma consolidated balance sheet of the Company at June 30, 1996 gives effect to the Transactions as if they had occurred on such date. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 give effect to the Transactions as if they had occurred on January 1, 1995.


    The Acquisition has been accounted for by the purchase method of accounting and, accordingly, the purchase price of approximately $1.1 billion (including estimated fees and expenses) has been allocated to the acquired assets and assumed liabilities based upon estimated fair values as of the closing of the Acquisition in accordance with Accounting Principles Board Opinion No. 16, as amended.


    Because the Holdings Business was part of the Home Furnishings Group but is not part of the Company (except with respect to the Specified Assets), adjustments are shown first to eliminate the Holdings Business (other than the Specified Assets) and then to reflect the Transactions.

    The unaudited pro forma consolidated balance sheet and statements of operations are based on the historical combined financial statements for the Company and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated statements of operations do not purport to represent what the Company's results of operations actually would have been if the Transactions described above had occurred as of the date indicated or what results will be for any future periods. The unaudited pro forma financial information is based upon assumptions that the Company believes are reasonable and should be read in conjunction with the Financial Statements and the related notes thereto included elsewhere in this Prospectus.


    The pro forma financial statements are based upon available information and certain assumptions that the Company believes are reasonable in the circumstances. The Company's allocation of purchase price was based upon the estimated fair value of assets acquired and liabilities assumed. All necessary studies and valuations required under Accounting Principles Board Opinion No. 16 have been completed, except for the costs associated with management's proposed plan to restructure its business. The pro forma information presented will be adjusted from the amounts included in these statements once the proposed plan of restructuring is finalized. Management expects to finalize its plan of restructuring by the end of 1996 and, as permitted by Emerging Issues Task Force ("EITF") Issue 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination", any such costs, estimated to be $28.3 million, will be included as part of the purchase price adjustment. The effect of this adjustment will result in an estimated $28.3 million increase to noncurrent assets and a $2.8 million increase to pro forma depreciation expense.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                           AS OF JUNE 30, 1996
                                  ---------------------------------------------------------------------
                                                ADJUSTMENTS     AS ADJUSTED     PRO FORMA
                                               FOR EXCLUSION   FOR EXCLUSION   ADJUSTMENTS
                                                OF HOLDINGS     OF HOLDINGS        FOR
                                  HISTORICAL   BUSINESS (A)      BUSINESS      TRANSACTIONS   PRO FORMA
                                  ----------   -------------   -------------   ------------   ---------

                                                          (DOLLARS IN MILLIONS)
ASSETS:
Cash and cash investments.......   $    12.1      -$-            $    12.1      $  --         $   12.1
Receivables.....................       325.8         1.6             327.4            41.3(b)    368.7
Inventories.....................       568.1        (3.6)            564.5           (48.6)(c)    515.9
Prepaid expenses................        35.0        (1.4)             33.6         --             33.6
Deferred income taxes...........        17.0      --                  17.0           (17.0)(c)    --
                                  ----------       -----       -------------   ------------   ---------
      Total current assets......       958.0        (3.4)            954.6           (24.3)      930.3

Property and equipment, net.....       478.5      --                 478.5          (137.4)(c)    341.1
Excess of cost over acquired net
assets..........................       395.4      --                 395.4          (395.4)(c)    --
Notes receivable................        18.9      --                  18.9            (8.6)(c)     10.3
Other assets....................        42.8      --                  42.8            20.6( )(d)     63.4
                                  ----------       -----       -------------   ------------   ---------
      Total assets..............   $ 1,893.6       $(3.4)        $ 1,890.2      $   (545.1)   $1,345.1
                                  ----------       -----       -------------   ------------   ---------
                                  ----------       -----       -------------   ------------   ---------
LIABILITIES AND EQUITY:
Notes payable...................   $    24.5      -$-            $    24.5      $     16.0(e) $   40.5
Accounts payable................        97.0        (0.3)             96.7         --             96.7
Accrued liabilities.............        96.2        (3.1)             93.1         --             93.1
                                  ----------       -----       -------------   ------------   ---------
      Total current
liabilities.....................       217.7        (3.4)            214.3            16.0       230.3

Long-term debt..................         2.1      --                   2.1           664.0(f)    666.1
Deferred income taxes and
other...........................        73.7      --                  73.7           (35.0)  )(g)     38.7
                                  ----------       -----       -------------   ------------   ---------
      Total liabilities.........       293.5        (3.4)            290.1           645.0       935.1

Masco net investment and
advances........................     1,600.1      --               1,600.1        (1,600.1)  )(h)    --
Stockholder's equity............      --          --               --                410.0(i)    410.0
                                  ----------       -----       -------------   ------------   ---------
                                   $ 1,893.6       $(3.4)        $ 1,890.2      $   (545.1)   $1,345.1
                                  ----------       -----       -------------   ------------   ---------
                                  ----------       -----       -------------   ------------   ---------


   See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN MILLIONS)

(a) Represents elimination of assets and liabilities of the Holdings Business (other than the Specified Assets).


(b) On November 1, 1996, the purchase price was finalized pursuant to the Acquisition Agreement based upon the net assets of the Home Furnishings Group on August 5, 1996, with the result that Masco made a payment of $41.3 to the Company. Such amount is reflected on the Unaudited Pro Forma Consolidated Balance Sheet as a receivable.



(c) To record purchase price allocation using the purchase method of accounting based upon the fair value of the assets acquired and the liabilities assumed. A reconciliation of the allocation of the excess of the book value of the net assets acquired over the purchase price as of June 30, 1996 is provided below:



Book value of net assets acquired.....................   $1,600.1
To eliminate certain assets and liabilities not
  purchased or assumed under the terms of the
  Acquisition Agreement:
    Deferred income tax assets........................      (17.0)
    Deferred income tax liabilities (see footnote (f)
below)................................................       69.3
To adjust book value of balance sheet items to their
  estimated fair values under Accounting Principles
  Board Opinion No. 16
    To state inventories at net realizable value......        3.5
    Liabilities assumed for benefit obligations (see
footnote (f) below)...................................      (34.3)
    Eliminate historical goodwill (excess of cost over
      acquired net assets) pertaining to prior
acquisitions..........................................     (395.4)
    To adjust property and equipment to replacement
cost or sale value, as appropriate....................       80.0
To adjust the excess of acquired net assets over
  purchase price in accordance with Accounting
  Principles Board Opinion No. 16:



      Property and equipment...............   $  217.4
      Notes receivable.....................        8.6
      Other assets.........................       19.4      (245.4)
                                              --------



To record inventory at the net proceeds expected to be
  received from the accelerated sale/liquidation of
  inventory to reflect management plans that are
  demonstrably different from the plans that served as
  a basis for the carrying value in the predecessor
  financial statements in accordance with Staff
  Accounting Bulletin No. 61 (see "Management's
  Discussion and Analysis of Financial Condition and
  Results of Operations--Recent Cost Reduction
  Initiatives").......................................      (52.1)
Fair value of assets acquired.........................    1,008.7
Transaction fees (see footnote d below)...............       40.0
                                                         --------
Total purchase price..................................   $1,048.7
                                                         --------
                                                         --------


    The pro forma adjustments reflect the application of EITF Issue 88-16 in relation to Masco's carryover interest.

                             (DOLLARS IN MILLIONS)


(d) Primarily reflects deferred financing and organization costs of $40.0 million associated with the consummation of the Transactions.



(e) Represents current portion of indebtedness incurred for the Transactions consisting of amounts due on the Term Loans under the Senior Bank Facilities.



(f) Represents long-term debt incurred to finance the Transactions, as follows:


   Revolving Credit Facility....................................   $   25.0
   Tranche A Term Loan..........................................      125.0
   Tranche B Term Loan..........................................      175.0
   Receivables Facility.........................................      155.0
   Senior Subordinated Notes....................................      200.0
                                                                   --------
                                                                      680.0
   Less current portion:
   Tranche A Term Loan..........................................      (15.0)
   Tranche B Term Loan..........................................       (1.0)
                                                                   --------
                                                                   $  664.0
                                                                   --------
                                                                   --------

    The $285.0 million Holdings PIK Notes are liabilities of Holdings, and have not been reflected as liabilities of the Company in this unaudited pro forma consolidated balance sheet. Although the Company's cash flows may be used to service the Holdings PIK Notes, the Company has no obligation to assume this debt, does not intend to use the proceeds of a debt or equity offering to retire this debt and has not guaranteed the repayment or pledged its assets for repayment of this debt.


(g) Reflects the net effect of the following two purchase price adjustments discussed above:


To increase liabilities for pension and profit sharing benefits resulting from the Company assuming plans in which the
projected benefit obligation is in excess of plan assets........   $   34.3
To eliminate deferred income tax liabilities not assumed under
  the terms of the Acquisition Agreement........................      (69.3)
                                                                   --------
Net pro forma adjustment........................................   $  (35.0)
                                                                   --------
                                                                   --------


(h) Represents elimination of Masco net investment and advances.



(i) Represents capital contribution by Holdings to Company consisting of the Acquired Business.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995

                                                          YEAR ENDED DECEMBER 31, 1995
                                     -----------------------------------------------------------------------
                                                   ADJUSTMENTS     AS ADJUSTED       PRO FORMA
                                                  FOR EXCLUSION   FOR EXCLUSION     ADJUSTMENTS
                                                   OF HOLDINGS     OF HOLDINGS          FOR
                                     HISTORICAL   BUSINESS (A)      BUSINESS        TRANSACTIONS   PRO FORMA
                                     ----------   -------------   -------------     ------------   ---------

                                                              (DOLLARS IN MILLIONS)
Net sales..........................   $ 1,992.6      $ (17.5)       $ 1,975.1          $   --      $1,975.1
Cost of sales......................     1,501.0         (6.5)         1,494.5           (14.5)(b)   1,480.0
                                     ----------   -------------   -------------     ------------   ---------
    Gross profit...................       491.6        (11.0)           480.6            14.5         495.1
Selling, general and administrative
  expenses.........................       400.3        (12.9)           387.4           (31.7)(c)     355.7
                                     ----------   -------------   -------------     ------------   ---------
    Operating profit...............        91.3          1.9             93.2            46.2         139.4
                                     ----------   -------------   -------------     ------------   ---------
Other (income) expense, net:
  Interest expense, Masco
Corporation........................        92.4         (1.7)            90.7           (90.7)(d)        --
  Interest expense, other..........         2.4           --              2.4            63.2(e)       65.6
  Other, net.......................         8.3          0.3              8.6             1.9(f)       10.5
                                     ----------   -------------   -------------     ------------   ---------
                                          103.1         (1.4)           101.7           (25.6)         76.1
                                     ----------   -------------   -------------     ------------   ---------
Income (loss) before taxes.........       (11.8)         3.3             (8.5)           71.8          63.3
    Income taxes...................         6.1           --              6.1            21.1(g)       27.2
                                     ----------   -------------   -------------     ------------   ---------
    Net income (loss)..............   $   (17.9)     $   3.3        $   (14.6)         $ 50.7      $   36.1
                                     ----------   -------------   -------------     ------------   ---------
                                     ----------   -------------   -------------     ------------   ---------

OTHER DATA:
EBITDA (h).........................   $   157.6      $   1.6        $   159.2          $ 15.6      $  174.8
                                     ----------   -------------   -------------     ------------   ---------
                                     ----------   -------------   -------------     ------------   ---------


    See accompanying Notes to Unaudited Pro Forma Consolidated Statement of
                                  Operations.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996

                                                         SIX MONTHS ENDED JUNE 30, 1996
                                    ------------------------------------------------------------------------
                                                  ADJUSTMENTS     AS ADJUSTED        PRO FORMA
                                                 FOR EXCLUSION   FOR EXCLUSION      ADJUSTMENTS
                                                  OF HOLDINGS     OF HOLDINGS           FOR
                                    HISTORICAL   BUSINESS (A)      BUSINESS         TRANSACTIONS   PRO FORMA
                                    ----------   -------------   -------------      ------------   ---------

                                                             (DOLLARS IN MILLIONS)
Net sales.........................    $981.1         $(7.3)         $ 973.8            $--          $ 973.8
Cost of sales.....................     742.0          (4.0)           738.0              (7.2)(b)     730.8
                                    ----------       -----       -------------         ------      ---------
    Gross profit..................     239.1          (3.3)           235.8               7.2         243.0
Selling, general and
  administrative expenses.........     189.4          (4.3)           185.1             (10.2)(c)     174.9
                                    ----------       -----       -------------         ------      ---------
    Operating profit..............      49.7           1.0             50.7              17.4          68.1
Other (income) expense, net:
  Interest expense, Masco
Corporation.......................      43.7        --                 43.7             (43.7)(d)     --
  Interest expense, other.........       0.8        --                  0.8              31.6(e)       32.4
  Other, net......................       2.9           0.8              3.7               1.0(f)        4.7
                                    ----------       -----       -------------         ------      ---------
                                        47.4           0.8             48.2             (11.1)         37.1
                                    ----------       -----       -------------         ------      ---------
Income (loss) before taxes........       2.3           0.2              2.5              28.5          31.0
    Income taxes..................       4.9        --                  4.9               8.4(g)       13.3
                                    ----------       -----       -------------         ------      ---------
    Net income (loss).............    $ (2.6)        $ 0.2          $  (2.4)           $ 20.1       $  17.7
                                    ----------       -----       -------------         ------      ---------
                                    ----------       -----       -------------         ------      ---------

OTHER DATA:
EBITDA (h)........................    $ 81.6         $ 0.4          $  82.0            $  2.7       $  84.7
                                    ----------       -----       -------------         ------      ---------
                                    ----------       -----       -------------         ------      ---------


    See accompanying Notes to Unaudited Pro Forma Consolidated Statement of
                                  Operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN MILLIONS)

 (a)  Represents elimination of the operating results of the Holdings Business. Eliminations are net of intercompany transactions since most sales by the Holdings Business constituted sales of products purchased from other subsidiaries of the Home Furnishings
      Group which are part of the Company. In addition, elimination of selling, general and administrative expenses and interest are net of amounts incurred by the Holdings
      Business for the benefit of such other subsidiaries. As set forth in note (c) below, the Company will be making certain payments to Holdings for services. In addition as set forth in note (f) below, the Company will be making certain payments to Holdings to fund operating losses of the Holdings Business.

 (b)  Represents the decrease in depreciation expense as a result of the write-down in property and equipment to reflect the allocation of the estimated fair value of the net assets over the purchase price.

 (c)  Represents the net amount of the following adjustments:

                                                               SIX MONTHS
                                               YEAR ENDED        ENDED
                                              DECEMBER 31,      JUNE 30,
                                                  1995            1996
                                              ------------    ------------
Elimination of fee to Masco for corporate
services...................................      $(16.0)         $ (8.0)
Other eliminations:
      Participation in a Masco marketing
incentive program..........................        (4.5)             --
      Consulting services and staff
consolidations.............................        (3.9)             --
Additional stand-alone costs...............         6.9             4.3
                                              ------------    ------------
Net stand-alone corporate overhead
adjustment.................................       (17.5)           (3.7)
Elimination of amortization of goodwill....       (14.2)           (6.5)
                                              ------------    ------------
Net pro forma adjustment...................      $(31.7)         $(10.2)
                                              ------------    ------------
                                              ------------    ------------

      Included in historical selling, general and administrative expenses are general corporate expenses which represent certain corporate staff support and administrative services which were historically provided by Masco and allocated to the Home
      Furnishings Group. In addition, the Home Furnishings Group participated in certain programs provided by Masco, including various insurance, incentive compensation, and corporate identity marketing programs. Management is currently taking actions to replace such services previously provided by Masco. The net stand-alone corporate overhead adjustment reflects the expected savings which would have been achieved if these actions had been implemented as of January 1, 1995. The Company has entered into a management agreement (the "Holdings Management Agreement") with Holdings pursuant to which Holdings will provide the Company executive management, legal, environmental, audit, treasury and tax services, and the Company will reimburse Holdings for the cost of such services. The Company estimates that its annual corporate general and administrative expenses (which will be provided under and paid for pursuant to the
      Holdings Management Agreement) on a pro forma basis for 1995 (giving effect to the
      Transactions as if they had occurred on January 1, 1995) would have been $15.8 million.
      The $6.9 million above represents the difference between the estimated stand-alone annual corporate general and administrative expenses of $15.8 million and the historical corporate general and administrative expenses included in historical selling, general and administrative expenses. Holdings has in turn entered into the
      Transition Services Agreement with Masco pursuant to which Masco will provide certain of such services during a transitional period. See "Certain Transactions--Business
      Arrangements with Holdings" and "--Transition Services Agreement."

 (d)  Reflects the elimination of interest expense on advances from Masco which were repaid or converted into equity in connection with the Transactions.

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT
                           OF OPERATIONS--(CONTINUED)
                             (DOLLARS IN MILLIONS)

 (e)  Represents interest expense on financing incurred for the Transactions at the following assumed rates as of August 5, 1996:

                                                                        SIX MONTHS
                                                        YEAR ENDED        ENDED
                                                       DECEMBER 31,      JUNE 30,
                                                           1995            1996
                                                       ------------    ------------
Revolving Credit Facility--$25.0 at 8.00%...........      $  2.0          $  1.0
Tranche A Term Loan--$125.0 at 8.00%................        10.0             5.0
Tranche B Term Loan--$175.0 at 8.50%................        14.9             7.5
Receivables Facility--$155.0 at 6.50%...............        10.1             5.0
Senior Subordinated Notes--$200.0 at 10.875%........        21.8            10.9
                                                          ------          ------
                                                            58.8            29.4
Estimated amortization of debt issuance costs.......         4.4             2.2
                                                          ------          ------
Pro forma interest expense..........................      $ 63.2          $ 31.6
                                                          ------          ------
                                                          ------          ------


      The effects of fluctuations of .125% and .250% in interest rates with respect to the
      Senior Bank Facilities and the Receivables Facility on pro forma interest expense would have been $0.6 and $1.2, respectively, for the year ended December 31, 1995, and $0.3 and $0.6, respectively, for the six months ended June 30, 1996.

 (f)  Represents estimated payments to Holdings in respect of operating losses of the
      Holdings Business. As part of the Transactions, Holdings acquired the Holdings Business from Masco by the merger of Lineage and MHF into Holdings. As successor to Lineage and
      MHF, Holdings will purchase products manufactured by the Company for resale. See
      "Certain Transactions-- Business Arrangements with Holdings." During the periods covered by the Unaudited Pro Forma Consolidated Statements of Operations, Lineage and
      MHF, which similarly purchased products from the Company for resale, generated operating losses. The Indenture permits the Company to advance sums to Holdings to fund operating losses of the Holdings Business. However, for purposes of the Indenture covenants, such advances reduce Consolidated Net Income in a manner similar to the result to net income that would occur if the Company reduced the price charged to
      Holdings for such goods by an aggregate amount equal to such loss. See "Description of
      Notes--Certain Covenants--Limitation on Restricted Payments" and "--Certain
      Definitions--Consolidated Net Income."

 (g)  Adjustment to reflect the assumed 43.0% effective tax rate applied to pro forma income before income taxes. A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided below.


U.S. Federal statutory tax rate.................................   35.0%
Statutory state and local tax rates, net of federal tax
benefit.........................................................    4.9
Effect of higher taxes on foreign earnings and other............    3.1
                                                                   ----
    Pro forma effective tax rate................................   43.0%
                                                                   ----
                                                                   ----

      The foregoing does not give effect to the tax sharing agreement (the "Tax Sharing
      Agreement") entered into by Holdings and the Company. See "Management's Discussion and
      Analysis of Financial Condition and Results of Operations--Certain Effects of the
      Transactions--Taxes" and "Certain Transactions--Tax Sharing Agreement."

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT
                           OF OPERATIONS--(CONTINUED)
                             (DOLLARS IN MILLIONS)



 (h)  EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense (including amortization of sample book expenditures) and certain other non-cash charges. Such other non-cash charges were $6.7 and $1.0 for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively. The Company believes that EBITDA provides additional information for determining its ability to meet debt service requirements. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and EBITDA does not necessarily indicate whether cash flows will be sufficient for cash requirements.
      This definition differs from that specified for EBITDA under the Indenture, with the principal difference (and the only difference affecting the periods presented) being that Indenture EBITDA does not add back to net income amortization of debt issuance costs. Exclusion of such amortization would decrease pro forma EBITDA by $4.4 to $170.4 and by $2.2 to $82.5 for 1995 and the six months ended June 30, 1996 and would have no impact on historical EBITDA as presented. The Company believes that EBITDA, as presented, is more meaningful to holders of Notes than Indenture EBITDA because it is more readily determined from the Company's financial statements, is more comparable to similar measures used by other companies and, by adding back amortization of debt issuance costs to net income, results in an amount that the Company believes is a more accurate measure of its ability to meet debt service requirements. Not every company calculates EBITDA in exactly the same fashion. As a result, EBITDA as presented above may not necessarily be comparable to similarly titled measures of other companies. See
      "Description of Notes--Certain Definitions."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis of the financial condition and results of operations covers periods before completion of the Transactions. As part of the Transactions, the Holdings Business was acquired by, and (except with respect to the Specified Assets) remains the property of, Holdings. Thus, the results of the Holdings Business, which are included in the historical results, will not be included in future results. The results of the Holdings Business have not been material to the historical results as a whole. For further discussion relating to the impact that the Transactions may have on the Company, see "Summary--The Transactions," "Risk Factors," "Selected Historical and Pro Forma Financial Information" and "Unaudited Pro Forma Financial Information."

GENERAL

    The Company is the largest U.S. based manufacturer and marketer of residential furniture and the nation's largest designer, marketer and distributer of decorative home furnishing fabrics. Approximately 86% of 1995 net sales were derived from residential furniture, which includes decorative accessories. Decorative home furnishing fabrics accounted for the other 14% of 1995 net sales. Over the last four years, net sales grew at a compound annual rate of 8.1% from $1.5 billion in 1991 to $2.0 billion in 1995.

    The Company's costs and expenses include manufacturing (approximately 75.3% of 1995 net sales), selling (approximately 11.9% of 1995 net sales) and general and administrative (approximately 8.2% of 1995 net sales). General and administrative expenses include an annual management fee paid to Masco for corporate staff support and administrative services. Over the last four years, the Company's gross profit grew at a compound annual rate of 9.9%, from $337.0 million in 1991 to $491.6 million in 1995.

    Significant amounts are expended on the production of fabric sample books, containing actual samples of the Company's decorative home furnishing fabrics for marketing purposes. Sample book expenditures were $14.2 million, $14.1 million and $15.2 million in 1993, 1994 and 1995, respectively, and $7.1 million and $6.6 million for the six-month periods ended June 30, 1995 and 1996, respectively. Sample book expenditures are capitalized and amortized over a three-year period.

RECENT COST REDUCTION INITIATIVES

    The Company was formed by Masco through a series of acquisitions of individual brand name companies. As a result, each of the Company's major brands has historically operated to a certain degree as an independent business unit, with its own manufacturing and distribution facilities, distribution network and employees and has been responsible for purchasing its own raw materials, selling its own products, collecting receivables, paying suppliers and maintaining independent financial controls. The Company believes there are significant opportunities to improve operating efficiencies and reduce costs through intercompany cooperation. The Company has recently implemented several cost reduction initiatives which have begun to positively impact the Company's results in 1996. The most significant of these initiatives include: (i) the consolidation of two smaller product lines into the Company's Drexel Heritage(R) line; (ii) the consolidation and closing of several Asian retail facilities and
(iii) consolidation and overhead reductions in European manufacturing and distribution. The Company expects such measures to result in annual savings of up to approximately $16 million beginning in 1996 (of which an estimated $7.2 million has been realized in the six months ended June 30, 1996). There can be no assurance all of such savings will be realized. Furthermore, the Company's intercompany cooperation has been evidenced by an increase in intercompany sales from $57.8 million in 1991 to $168.0 million in 1995.

    The Company believes there are significant opportunities for additional improvement in margins and cash flow through intercompany cooperation, including: (i) realizing economies of scale in the procurement of raw materials;
(ii) reducing working capital levels; (iii) reducing capital expenditures from coordinated use of manufacturing resources and (iv) focusing on cooperative sales and marketing efforts. See "Business--Business Strategy."


    In this regard, current management has already initiated a plan to accelerate the sale/liquidation of inventory acquired to generate cash flow and thus eliminate carrying costs even if the selling price is below cost. Since the consummation of the Transactions, the Company has already begun to dispose of inventory in accordance with this plan. This approach is different than that of prior management's which was to hold inventory over a longer period of time and sell inventory above cost. The lower selling prices resulting from the accelerated sale/liquidation of this inventory has been reflected in the allocation of the purchse price to the affected inventory in accordance with Staff Accounting Bulletin No. 61 and Accounting Principles Board Opinion No. 16.


CERTAIN EFFECTS OF THE TRANSACTIONS

    General and Administrative Expenses. In connection with the consummation of the Transactions, the Company entered into the Holdings Management Agreement pursuant to which Holdings will provide the Company executive management, legal, environmental, audit, treasury and tax services. See "Certain Transactions--Business Arrangements with Holdings." The Company estimates that its annual corporate general and administrative expenses (which will be provided under and paid for pursuant to the Holdings Management Agreement) on a pro forma basis for 1995 (giving effect to the Transactions as if they had occurred on January 1, 1995) would have been $15.8 million, as compared to actual 1995 corporate general and administrative expenses of $33.3 million. Major components of such estimated savings would have included: (i) $16.0 million from the elimination of an annual management fee paid to Masco for corporate staff support and administrative services; (ii) $4.5 million from the discontinuance of participation in a Masco marketing incentive program and (iii) $3.9 million from the reduction of consulting services and staff consolidations. The savings would have been partially offset by the expenditure of an additional $6.9 million, which is the additional amount the Company estimated it would have incurred during such period on a stand-alone basis for overhead, legal fees, corporate staff and auditing. There is no assurance the Company will actually realize such savings in any future periods. See "Unaudited Pro Forma Financial Information."


    Taxes. The Company had historically been included in the consolidated federal and certain combined state income tax returns of Masco. The Company will now be included in the consolidated federal and certain combined state income tax returns of Holdings. Pursuant to the Tax Sharing Agreement, the Company will be required to make tax sharing payments to Holdings (or Holdings will be required to make tax sharing payments to the Company in certain cases) with respect to the Company's pro rata share of consolidated federal and combined state and local income tax liabilities (excluding for purposes of this calculation, the income, deductions, credits, carryovers and tax attributes associated with the business of Simmons Upholstered Furniture Corporation ("Simmons"), a subsidiary of Holdings that is not a subsidiary of the Company). As a result of the deductions available in respect of the interest accruing on the Holdings PIK Notes and assuming that Holdings (without regard to its subsidiaries) does not have taxable income, the federal income tax liabilities of Holdings and its consolidated subsidiaries may be less than the federal income tax liabilities of the Company and its consolidated subsidiaries would be on a stand-alone basis. Under the Tax Sharing Agreement, the Company will share in this benefit by paying tax sharing payments to Holdings in amounts less than what its stand-alone federal income tax liability would be. On a pro forma basis for 1995 (giving effect to the Transactions as if they had occurred on January 1, 1995), such savings would have been $12.0 million.

    Certain Pro Forma Effects. On a pro forma basis for 1995 (giving effect to the Transactions as if they had occurred on January 1, 1995), the Company's net income would have been $36.1 million, an increase of $54.0 million from the reported loss in 1995 of $17.9 million (which included a $3.3 million loss attributable to the Holdings Business). Major components of such increase include: (i) a $14.5 million decrease in depreciation expense as a result of the write-down in property and equipment to reflect the allocation of the excess of the book value of the net assets acquired over the purchase price in the Acquisition; (ii) a $17.5 million reduction in selling, general and administrative expenses for the reasons discussed above in "--General and Administrative Expenses;" (iii) the elimination of $14.2 million in goodwill amortization and (iv) a $27.5 million reduction in interest expense resulting from the elimination of $90.7 million in interest expense on advances from Masco which were repaid or converted to equity in connection with the Transactions, partially offset by $63.2 million in interest expense resulting from the financing incurred in connection with the Transactions. See "Unaudited Pro Forma Financial Information."



    Proposed Restructuring Plan. In connection with the Acquisition, management began developing a restructuring plan which includes the closure of certain facilities and relocation and termination of employees. The plan is expected to be finalized by the end of 1996 upon approval by the Company's Board of Directors. As permitted by Emerging Issues Task Force ("EITF") Issue 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination" the total cost of the plan, which management estimates to be approximately $28.3 million, will be capitalized as a purchase price adjustment. This adjustment will result in an estimated $28.3 million increase to noncurrent assets.



    The following discussion should be read in conjunction with "Unaudited Pro Forma Financial Information" and the Financial Statements and the related notes thereto included elsewhere in this Prospectus.


RESULTS OF OPERATIONS

    The following table sets forth certain data from the Company's Combined Financial Statements expressed as a percentage of net sales.

                                                         YEARS ENDED                  SIX MONTHS
                                                         DECEMBER 31,               ENDED JUNE 30,
                                               --------------------------------    ----------------
                                                 1993        1994        1995       1995      1996
                                               --------    --------    --------    ------    ------
STATEMENT OF OPERATIONS DATA:
Net sales...................................      100.0%      100.0%      100.0%    100.0%    100.0%
Cost of sales...............................       75.2        75.6        75.3      74.9      75.6
                                               --------    --------    --------    ------    ------
    Gross profit............................       24.8        24.4        24.7      25.1      24.4
Selling, general and administrative
expenses....................................       20.8        20.3        20.1      20.6      19.3
                                               --------    --------    --------    ------    ------
    Operating profit........................        4.0         4.1         4.6       4.5       5.1
Interest expense............................        4.7         4.6         4.8       5.0       4.5
Other, net..................................        0.2         0.4         0.4       0.1       0.4
                                               --------    --------    --------    ------    ------
Income (loss) before income taxes...........       (0.9)       (0.9)       (0.6)     (0.6)      0.2
Income taxes................................        0.5         0.3         0.3       0.3       0.5
                                               --------    --------    --------    ------    ------
    Net income (loss).......................       (1.4)%      (1.2)%      (0.9)%    (0.9)%    (0.3)%
                                               --------    --------    --------    ------    ------
                                               --------    --------    --------    ------    ------

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1996 TO SIX MONTHS ENDED JUNE 30, 1995

    Net sales. Net sales were $981.1 million for the six months ended June 30, 1996, a decrease of $3.3 million, or 0.3%, from $984.4 million in the comparable period of 1995. Net sales of fine furniture increased 0.5% to $848.0 million in the six months ended June 30, 1996 from $843.7 million in the six months ended June 30, 1995. Net sales of fine furniture grew only modestly primarily due to severe weather conditions in early 1996 which resulted in several weather-related plant shutdowns, and due to slower industry sales. Net sales of decorative home furnishings fabrics decreased 5.4% to $133.1 million in the six months ended June 30, 1996 from $140.7 million in the six months ended June 30, 1995, primarily due to severe weather conditions in early 1996 which caused slow retail sales, and due to decreased industry demand for certain product lines.

    Gross profit. Gross profit was $239.1 million for the six months ended June 30, 1996, a decrease of $7.6 million, or 3.1%, from $246.7 million for the comparable period of 1995. This decrease was primarily attributable to lower net sales and a decline in the gross profit margin, which decreased to 24.4% for the six months ended June 30, 1996 from 25.1% for the comparable period of 1995. The decrease in gross profit margin was primarily the result of temporary plant closings due to bad weather and start-up costs related to substantial new product introductions.

    Selling, general and administrative expenses. Selling, general and administrative expenses were $189.4 million for the six months ended June 30, 1996, a decrease of $13.2 million, or 6.5%, from $202.6 million for the comparable period of 1995. As a percentage of net sales, selling, general and administrative expenses improved to 19.3% for the six months ended June 30, 1996 from 20.6% for the six months ended June 30, 1995. Of this total, selling expense was 11.3%, as compared to 12.0% for the comparable period of 1995, and general and administrative expenses decreased to 8.0%, from 8.6% for the comparable period of 1995. This decrease in general and administrative expenses reflects the benefits of the Company's cost reduction initiatives implemented in the last half of 1995. These initiatives resulted in approximately $7.2 million in savings. Included in selling, general and administrative expenses were general corporate expenses which represent certain corporate staff support and administrative services provided by Masco.

    Operating profit. Operating profit increased to $49.7 million for the six months ended June 30, 1996, an increase of $5.6 million, or 12.7%, from $44.1 million for the comparable period of 1995. As a percentage of net sales, operating profit increased to 5.1% for the six months ended June 30, 1996 from 4.5% for the comparable period of 1995. This improvement was achieved primarily for the reasons discussed above.

COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994

    Net sales. Net sales were $1,992.6 million for the twelve months ended December 31, 1995, an increase of $95.1 million, or 5.0%, from $1,897.5 million for the year ended December 31, 1994. Net sales of fine furniture increased 6.8% to $1,721.2 million in 1995 from $1,611.5 million in 1994. This increase in net sales of fine furniture was primarily the result of the success of the "Lifestyles" collections such as The World of Bob TimberlakeTM, increased sales of motion furniture products and increased sales of decorative accessories. Net sales of decorative home furnishing fabrics decreased 5.1% to $271.4 million in 1995 from $285.9 million in 1994. This decline was primarily the result of softness in the printed fabrics market and management's focus on reducing the number of lower margin product lines.

    Gross profit. Gross profit was $491.6 million for the year ended December 31, 1995, an increase of $28.1 million, or 6.1%, from $463.5 million for the year ended December 31, 1994, primarily due to an increase in net sales and gross profit margin. Gross profit margin increased to 24.7% in 1995 from 24.4% in the prior year. This increase was primarily due to continued rationalization of manufacturing facilities that resulted in greater capacity utilization, increased manufacturing efficiency due to cost reduction programs, continued rationalization of raw materials purchasing and personnel reductions. The Company also benefitted from the elimination of certain low margin product lines.

    Selling, general and administrative expenses. Selling, general and administrative expenses were $400.3 million for the year ended December 31, 1995, an increase of $14.9 million, or 3.9%, from $385.4 million for the year ended December 31, 1994. As a percentage of net sales, selling, general and administrative expenses decreased slightly to 20.1% for the year ended December 31, 1995 from 20.3% for the year ended December 31, 1994. Of this total, selling expense was 11.9%, as compared to 11.6% for 1994, and general and administrative expenses decreased to 8.2%, from 8.7% for 1994. Included in selling, general and administrative expenses were general corporate expenses which represent certain corporate staff support and administrative services provided by Masco.

    Operating profit. Operating profit increased to $91.3 million for the year ended December 31, 1995, an increase of $13.2 million, or 16.9%, from $78.1 million for the year ended December 31, 1994. As a percentage of net sales, operating profit increased to 4.6% for the year ended December 31, 1995 from 4.1% for the same period in 1994. This improvement was achieved primarily for the reasons discussed above.

COMPARISON OF YEAR ENDED DECEMBER 31, 1994 TO YEAR ENDED DECEMBER 31, 1993

    Net sales. Net sales were $1,897.5 million for the year ended December 31, 1994, an increase of $134.0 million, or 7.6%, from $1,763.5 million for the year ended December 31, 1993. Net sales of fine furniture increased 9.1% to $1,611.5 million in 1994 from $1,476.9 million in 1993. This increase was primarily the result of improved marketing efforts and the introduction of new product lines. Net sales in the "Lifestyles" collections, motion furniture, decorative accessories and designer showroom business grew at a rate above that of the Company's fine furniture products as a whole. Net sales of decorative home furnishing fabrics decreased 0.2% to $285.9 million in 1994 from $286.6 million in 1993.

    Gross profit. Gross profit was $463.5 million for the year ended December 31, 1994, an increase of $26.8 million, or 6.1%, from $436.7 million for the year ended December 31, 1993. This increase was principally due to higher sales volume. Gross profit margin decreased to 24.4% for the year ended December 31, 1994 from 24.8% for the year ended December 31, 1993 due to a slight increase in the cost of raw materials.

    Selling, general and administrative expenses. Selling, general and administrative expenses were $385.4 million for the year ended December 31, 1994, an increase of $17.9 million, or 4.9%, from $367.5 million for the year ended December 31, 1993. As a percentage of net sales, selling, general and administrative expenses decreased to 20.3% for the year ended December 31, 1994 from 20.8% for the year ended December 31, 1993. Of this total, selling expense was 11.6%, as compared to 11.5% in 1993, and general and administrative expenses decreased to 8.7%, from 9.3% in 1993, due to cost cutting initiatives involving significant reductions in salaried overhead. These initiatives resulted in approximately $1.5 million in savings. Included in selling, general and administrative expenses were general corporate expenses which represent certain corporate staff support and administrative services provided by Masco.

    Operating profit. Operating profit increased to $78.1 million for the year ended December 31, 1994, an increase of $8.9 million, or 12.9%, from $69.2 million for the year ended December 31, 1993. As a percentage of net sales, operating profit increased to 4.1% for the year ended December 31, 1994 from 3.9% for 1993. This improvement was achieved primarily for the reasons discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's liquidity needs arise primarily from debt service on the indebtedness incurred in connection with the Transactions, working capital needs and the funding of capital expenditures. At June 30, 1996, on a pro forma basis after giving effect to the Transactions, the Company's consolidated indebtedness would have been approximately $706.6 million, consisting of $200.0 million of the Old Notes, $300.0 million in Term Loans, $25.0 million in borrowings under the Revolving Credit Facility, $155.0 million under the Receivables Facility and $26.6 million of Assumed Indebtedness. The degree to which the Company is leveraged could have a significant effect on its results of operations.

    Principal and interest payments under the Senior Bank Facilities, the Receivables Facility and the Notes will represent significant liquidity requirements for the Company. Under the terms of the Senior Bank Facilities, the Company will be required to make principal payments totalling approximately $21.3 million in 1997, $21.0 million in 1998, $21.0 million in 1999, $21.3 million in 2000 and $34.5 million in 2001. Loans under the Senior Bank Facilities bear interest at floating rates based upon the interest rate option selected by the Company. Under the terms of the Senior Bank Facilities, the Company is required to purchase and maintain interest rate protection with respect to 50% of the Term Loans for three years. For a description of the Senior Bank Facilities, see "Description of Senior Bank Facilities."

    The Company's capital expenditures were $75.1 million, $68.8 million, and $61.0 million in 1993, 1994 and 1995, respectively. Of such amounts, capital expenditures for expansion averaged approximately $30.0 million for each year, with the balance expended on maintenance/productivity. Significant projects for expansion over the past three years have included capital expenditures of approximately $11.4 million on Asian manufacturing facilities ($8.4 million of this on new facilities), $13.0 million on warehouse and distribution facilities and $7.0 million on a new High Point, North Carolina furniture showroom. The Company made capital expenditures of $13.9 million for the six months ended June 30, 1996, which consisted of $10.5 million for maintenance/productivity and $3.4 million for expansion. The Company estimates that for the remainder of 1996, approximately $26.1 million of capital expenditures will be required, primarily for maintenance/productivity and $4.5 million for capacity expansion. Maintenance/productivity capital expenditures consist primarily of machinery replacement, building renovation, environmental compliance and productivity improvement. Expansion capital expenditures consist primarily of new capacity to accommodate increased demand. The Company believes that as a result of the availability of excess capacity in its manufacturing facilities, it will be able to pursue its strategy over the next several years without the necessity of making significant additional capital expenditures to expand capacity. The Company's ability to make capital expenditures is subject to certain restrictions under the Senior Bank Facilities. See "Description of Senior Bank Facilities."

    The Company's principal source of cash to fund its liquidity needs will be net cash from operating activities and borrowings under the Revolving Credit Facility. The components of net cash from operating activities are detailed in the Financial Statements and the related notes thereto included elsewhere in this Prospectus and include net income or loss adjusted for (i) depreciation and amortization; (ii) bad debt provision; (iii) deferred income taxes and (iv) changes in operating assets and liabilities. Net cash from operating activities for the six months ended June 30, 1996 was $38.2 million, an increase of $70.8 million from ($32.6) million in the comparable period of 1995, primarily as a result of an increase in earnings offset by a smaller increase in inventory and a decrease in accounts receivable. Net cash from operating activities was $34.3 million for the year ended December 31, 1995, an increase of $35.0 million from ($0.7) million for the year ended December 31, 1994, primarily as a result of a reduced net loss and a decrease in inventory offset by a larger increase in accounts receivable. For the year ended December 31, 1994, net cash from operating activities of ($0.7) million increased $42.2 million from ($42.9) million for the year ended December 31, 1993, primarily as a result of smaller increases in inventory and accounts receivable offset by an increase in current liabilities.

    As of June 30, 1996, on a pro forma basis after giving effect to the Transactions, the amount outstanding under the Revolving Credit Facility would have been $25.0 million, and $125.0 million would have been available to be drawn (less the face amount of existing letters of credit of $17.0 million). Amounts available under the Revolving Credit Facility may be used for working capital and general corporate purposes (including up to $50.0 million for letters of credit), subject to certain limitations under the Senior Bank Facilities. Pursuant to the Acquisition Agreement, Masco has agreed to guarantee or provide up to $15.0 million in stand-by letters of credit or comparable credit enhancement arrangements in support of any obligation as to which the Company is a primary obligor or an account party. See "Certain Transactions--Acquisition Arrangements." The Company believes that cash generated from operations, together with the amounts available under the Revolving Credit Facility, will be adequate to meet its debt service requirements, capital expenditures and working capital needs for the foreseeable future, although no assurance can be given in this regard. The Company's future operating performance and ability to service or refinance the Notes and to extend or refinance the Senior Bank Facilities will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control.

INTERNATIONAL OPERATIONS

    The Company conducts operations in several foreign countries including Canada, Taiwan, Singapore, the Philippines, China, Malaysia, Indonesia, Thailand and several European countries. Net sales from international operations during 1995 were approximately $232.0 million, or 12.0% of net sales. At June 30, 1996, net assets associated with these operations were approximately 16.3% of total assets, and the Company had indebtedness denominated in currencies other than the U.S. dollar of approximately $8.3 million.

    The operating profit percentage for the Pacific Rim operations is higher than the operating profit percentage of the United States due to the fact that goodwill amortization did not effect the Pacific Rim operations. The design and licensing intangibles for goods produced in the Pacific Rim that are sold in the United States result in higher profit being realized in these operations in accordance with the value of such intangibles.

    The Company has been experiencing operating losses in the European Union and other foreign countries due to extended start-up costs for fabric and distribution operations and from a prolonged slowdown in the economies of most European countries where it conducts activities.


    The Company is currently evaluating the future benefit of its continuing investment in certain joint ventures in Asia that had a current carrying value of $19.7 million at June 30, 1996. Management expects to complete this evaluation in early 1997.



    The Company's international operations may be subject to volatility because of currency fluctuations, inflation and changes in political and economic conditions in these countries. Most of the revenues and costs and expenses of the Company's operations in these countries are denominated in the local currencies. The financial position and results of operations of the Company's foreign subsidiaries are measured using the local currency as the functional currency, although the dollar would be used if any of these countries were deemed hyperinflationary in accordance with Statement of Financial Acounting Standards No. 52 ("FASB 52").


    Assets and liabilities of the Company's foreign subsidiaries are translated at the balance sheet date exchange rate and statement of operations' accounts are translated at the average rate prevailing during the period. Translation adjustments, approximately $5.2 million at December 31,

1995 and approximately $6.5 million at June 30, 1996, arising entirely from differences in exchange rates from period to period are included in Masco net investment and advances.

    Fluctuations in exchange rates, as well as higher inflation rates, may have an adverse effect on the Company. In the periods discussed, the U.S. dollar has generally weakened against most of the currencies in which the Company's foreign operations are conducted. As a result, fluctuations in foreign exchange rates impacted operating profit negatively by approximately $3.0 million for each of the years ended December 31, 1993, 1994 and 1995.

    The Company may periodically use foreign currency forward option contracts to offset the effects of exchange rate fluctuations on cash flows denominated in foreign currencies. The balance of these contracts as of June 30, 1996 was not material, and the Company does not use derivative financial instruments for trading or speculative purposes.

    In some of the countries (China, the Philippines, Malaysia, Indonesia) where the Company has manufacturing facilities, the inflation rate for 1995 exceeded that of the United States, sometimes exceeding 10.0% per annum inflation rates. No country in which the Company has significant operations is deemed hyperinflationary in accordance with FASB 52. Management does not believe the impact of this inflation will significantly impact margins after normal selling price increases. Inventories in countries outside the United States are primarily accounted for using the first-in first-out (FIFO) basis; thus, the charge to cost of sales does not necessarily reflect current cost. However, if the Company's operations were restated to reflect higher cost of sales charges related to current cost required to replace existing inventories, the Company estimates that reported income would not be significantly decreased.

    The Company's financial performance in future periods may be adversely impacted as a result of changes in the above factors which are largely beyond the control of the Company. See "Risk Factors--Foreign Operations."

1994 RESTATEMENT

    The Company's combined financial statements for 1994 have been restated primarily to reflect the correction of the accounting for certain Asian joint ventures. As a result of this restatement, the 1994 net loss has increased by approximately $3.6 million, while the Masco net investment and advances decreased by a corresponding amount.

INFLATION

    The Company does not believe that inflation has had a material impact on its financial position or results of operations during the periods covered by the Combined Financial Statements and the related notes thereto included herein.

SEASONALITY

    The Company does not believe that its results of operations fluctuate materially due to seasonality.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on        , 1996; provided, however, that if the Company has
extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

    As of the date of this Prospectus, $200.0 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about        , 1996, to all holders of
Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

    The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for any exchange of any Old Notes, by giving notice of such extension to the holders thereof. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

    The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to IBJ Schroder Bank & Trust Company (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE

TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm that is a member or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    By tendering, each broker-dealer holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder, that neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the New Notes.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

BOOK-ENTRY TRANSFER

    Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly competed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile and transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (a "Book-Entry Confirmation"), as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time 5:00 p.m., New York City time on the business day prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book entry transfer described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the Expiration Date, the Company determines that the Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if prior to the Expiration Date any stop order shall be threatened or in effect with respect to the registration statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

    IBJ Schroder Bank & Trust Company, New York, has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    BY REGISTERED OR CERTIFIED MAIL:                        BY HAND OR OVERNIGHT DELIVERY:
IBJ Schroder Bank & Trust Company                      IBJ Schroder Bank & Trust Company
P.O. Box 84                                            One State Street
Bowling Green Station                                  New York, New York 10004
New York, New York 10274-0084                          Attention: Securities Processing Window
Attention: Reorganization Operations                   Subcellar One (SC-1)
Department

                                        VIA FACSIMILE:
                                        (212) 858-2611

                                    CONFIRM BY TELEPHONE:
                                        (212) 858-2103

                                    FOR INFORMATION CALL:
                                        (212) 858-2103

    DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

    The expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs among others.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be capitalized for accounting purposes.

TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities law. Old Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 10 7/8% per annum and will otherwise remain outstanding in accordance with their terms. Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. However, (i) if the Initial Purchasers so request with respect to Old Notes not eligible to be exchanged for New Notes in the Exchange Offer and held by them following consummation of the Exchange Offer or (ii) if any holder of Old Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Old Notes that participates in the Exchange Offer, does not receive freely tradable New Notes in exchange for Old Notes, the Company is obligated to file a registration statement on the appropriate form under the Securities Act relating to the Old Notes held by such persons.

    Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company is of the view that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no intention, or any arrangement or understanding with any person, to participate in the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

    In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.

                                    BUSINESS

GENERAL

    The Company is the largest U.S. based manufacturer and marketer of residential furniture and the nation's largest designer, marketer and distributor of decorative home furnishing fabrics. The Company markets a comprehensive selection of quality products under well-known brand names through an extensive worldwide distribution network. The Company offers products in price categories ranging from "promotional" to "premium," with a primary concentration on the "good," "better" and "best" categories. The Company's products enjoy an international reputation for quality, craftsmanship, style and value.

    Fine Furniture. The Company designs, manufactures and markets a full range of quality wood and upholstered furniture to furnish any room of a home in virtually any style, under such well-known brand names as Henredon(R), Drexel Heritage(R), Lexington(R), Universal(R), Berkline(R) and BenchCraft(R), and a wide range of furniture accessories under the Maitland-SmithTM and La Barge(R) brand names.

    Decorative Home Furnishing Fabrics. The Company designs, markets and distributes over 25,000 decorative home furnishing fabrics, such as fabrics for upholstery and draperies, under such well-known brand names as Robert AllenTM, SunburyTM and Beacon Hill(R).

COMPETITIVE ADVANTAGES

    The Company believes it benefits from the following competitive advantages which have helped it to increase sales and operating profitability and to maintain its leadership position in the home furnishings industry:

    Industry Leadership. As the largest U.S. based manufacturer and marketer of residential furniture and the nation's largest designer, marketer and distributor of decorative home furnishing fabrics, the Company enjoys several marketing advantages, including: (i) a strong share of retail floor space; (ii) the ability to support its products with significant marketing and advertising resources and (iii) the resources to introduce and support new design and product innovations. In addition, the Company also benefits from several operating advantages, including: (i) economies of scale in purchasing raw materials; (ii) efficient utilization of its worldwide manufacturing base and distribution network and (iii) complementary sales and marketing activities.

    Established, Well-Known Brand Names. The Company markets its products under some of the most established and well-known brand names in the industry, including Henredon(R), Drexel Heritage(R), Lexington(R), Universal(R), Berkline(R), BenchCraft(R), Maitland-SmithTM and La Barge(R) in fine furniture, and Robert AllenTM, SunburyTM and Beacon Hill(R) in decorative home furnishing fabrics. The Company believes that brand name recognition is an important competitive advantage and that retailers and consumers associate its brands with a high degree of quality, craftsmanship, style and value.

    Comprehensive Product Lines. The Company believes it is the most comprehensive resource in the home furnishings industry, providing retailers and consumers with more product alternatives than any of its competitors. The Company offers products across all price categories and in most major style categories, including American Traditional, Country, Eighteenth Century, European Country, European Traditional, Casual, Contemporary, Home Office, Youth and Oriental. By offering such a broad product line, the Company can supply up to 75% of the product demands of most furniture retailers, and more easily satisfy furniture retailers who increasingly prefer to buy from a smaller number of larger suppliers.

    Extensive and Diverse Distribution Network. The Company believes it has more active accounts than any other manufacturer in the furniture or home furnishings industry. It distributes its products through an extensive worldwide distribution network that includes: (i) more than 25,000 independent retail locations, including national and regional chains, department stores, specialty stores and more than 570 galleries within retail stores; (ii) more than 90 independent dedicated stores exclusively selling Company products and (iii) 16 Company owned and operated decorator showrooms. The Company also sells its fine furniture products to the hospitality and government markets. The Company distributes its decorative home furnishing fabrics through numerous distribution channels, including its own showrooms, to an extensive customer base consisting of over 30,000 retailers, decorators and designers worldwide. The Company also sells decorative home furnishing fabrics to furniture manufacturers.

    Design and Style Leader. Through its new product offerings and other innovations, the Company believes it has firmly established itself as an industry design and style leader, which it believes has been essential to its success. The Company pioneered "Lifestyle" and designer collections, and its collections such as The World of Bob TimberlakeTM, Ralph Lauren Furniture CollectionTM, The Palmer Home CollectionTM and Alexander Julian Home ColoursTM are among the industry's best sellers. In addition, the Company's innovative Berkline(R) products have enabled it to acquire a significant share of the rapidly growing market for motion furniture.

    Modern Facilities. The Company operates 89 strategically located, well-equipped facilities in North America, Asia and Europe with over 24 million square feet of manufacturing and distribution space. Over the past five years more than $275.0 million has been invested in the Company's facilities to meet projected growth, reduce operating costs and maximize operating flexibility. The Company believes that these facilities enable it to serve its worldwide customer base efficiently and to allocate capacity to best meet its manufacturing requirements.

    Worldwide Presence. The Company's Asian operations include over five million square feet of manufacturing and distribution facilities, decorator showrooms and dedicated galleries throughout the region. As the largest U.S. furniture manufacturer in Asia, the Company has access to a highly skilled (in such areas as intricate veneering and hand carving), low-cost workforce, and to scarce raw materials such as Chinese oak, wicker, rattan and certain exotic woods. Although the large majority of the Company's Asian-made products are sold in the United States, certain products are sold in Asia, positioning the Company to increase the distribution of all of its products into this region. The Company also manufactures and distributes fine furniture products in Europe. The Company's decorative home furnishing fabrics are manufactured in the United States and in Europe, and are distributed worldwide.

BUSINESS STRATEGY

    The Company's strategy for achieving continued growth in sales and cash flow includes the following elements:

    Enhance Strong Brand Names. The Company is committed to enhancing the reputation and consumer awareness enjoyed by its leading brands, such as Henredon(R), Drexel Heritage(R), Lexington(R), Universal(R), Berkline(R), BenchCraft(R), Maitland-SmithTM and La Barge(R) in fine furniture, and Robert AllenTM, SunburyTM and Beacon Hill(R) in decorative fabrics, through innovative consumer advertising in various media, promotions and the ongoing development and sale of well-received products under its brand names. Additionally, the Company intends to continue the promotional focus on its well-known "Lifestyle" and designer collections such as The World of Bob TimberlakeTM, Ralph Lauren Furniture CollectionTM, The Palmer Home CollectionTM and Alexander Julian Home ColoursTM.

    Increase Customer Satisfaction. The Company will continue to implement a number of initiatives designed to increase retailer and consumer satisfaction. These include: (i) continuing to shorten delivery times by streamlining distribution systems and utilizing advanced manufacturing processes (which include cellular manufacturing, just-in-time ("JIT") production and inventory control, the use of numerically controlled laser fabric cutting equipment and computer-aided design and manufacturing ("CAD/CAM") applications);
(ii) enhancing quality assurance programs and (iii) increasing product diversity and customization. It is the Company's expectation that these initiatives will provide consumers with a more enjoyable and satisfying experience when purchasing furniture.

    Focus on Product Innovation. The Company will continue to design and develop innovative, fashionable and affordable products intended to appeal to a wide variety of consumers and to provide the Company with attractive operating margins. In particular, the Company intends to continue to focus its design capabilities on its successful "Lifestyle" and designer collections and the growing motion furniture market.

    Increase Operating Efficiencies. The Company believes there are significant opportunities for additional improvement in margins and cash flow through intercompany cooperation, including: (i) realizing economies of scale in the procurement of raw materials; (ii) reducing working capital levels; (iii) reducing capital expenditures from coordinated use of manufacturing resources and (iv) focusing on cooperative sales and marketing efforts.

    Expand Worldwide Presence. The Company intends to increase its market position in the United States and abroad by expanding its extensive distribution network and, where appropriate, expanding its product offerings in existing distribution channels. In international markets, the Company intends to expand its presence by continuing to take advantage of its production capabilities in Asia and Europe, its worldwide distribution network and the strength of its brand names in foreign markets.

INDUSTRY OVERVIEW

    Since 1975, the domestic residential furniture industry has grown at a compound annual rate of 5.9%, from $6.0 billion in shipments in 1975 to $19.0 billion in 1995, according to the AFMA. While the domestic residential furniture industry fluctuates with the general economy, periods of decline have been relatively brief, with industry shipments declining in only two years since 1975. The Company believes that the industry will continue to grow in part due to favorable demographic and other trends, including: (i) the maturation of the "baby boom" generation, which will increase the portion of the U.S. population between the ages of 35-54 by more than 8 million people by the end of the decade (this age group has historically had the highest level of discretionary income and consumer spending, and represents the largest number of consumers of residential furniture, according to the Census Bureau); (ii) increases in average new home size from approximately 1,400 square feet in 1975 to nearly 2,000 square feet in 1994, according to the Census Bureau, which generally results in increased purchases of furniture per home and (iii) growth in the number of Americans who work at home and who therefore require home office furniture. The Company believes that it is well positioned to capitalize on these favorable trends as a result of its broad range of products and well-known brands.

    The domestic residential furniture industry is highly fragmented with more than 600 manufacturers in the United States, of which the top ten accounted for approximately 40% of industry shipments in 1995. Nonetheless, the industry has experienced significant consolidation since 1985, when the top ten manufacturers accounted for approximately 23% of the industry shipments. Relative to smaller competitors, larger manufacturers benefit from several competitive advantages, including the ability to offer a broad selection of products, diverse distribution networks, purchasing power and economies of scale in manufacturing, marketing and product innovation.

    The residential furniture market consists of three principal product categories: wood (principally casegoods), upholstery and metal. Of these categories, wood is the largest, representing approximately half of industry sales, with upholstery representing approximately one-third of total industry sales, and metal and other products accounting for the balance. The wood furniture market has a high cost of entry and is capital intensive because of the heavy mechanization needed in the manufacturing process, the time-consuming manufacturing process and the need to purchase raw materials well in advance. In contrast, the upholstery market (exclusive of recliners, motion furniture and sleep sofas) is characterized by a low cost of entry and minimal mechanization and technology, and as a result is more highly fragmented. Certain segments of the upholstered furniture market, particularly those for recliners, motion furniture and sleep sofas, have grown more rapidly than others in recent years, and the Company expects opportunities for growth in these areas to continue. Since a significant portion of upholstered furniture is used in the entertainment rooms, such as the living room or family room, consumers desire to have these items new and fashionable. In addition, due to high use, many upholstered items tend to wear more quickly.

    Residential furniture manufacturers have become increasingly focused on access to diverse distribution channels. Furniture stores with locations in a single geographic market have seen their share of retail sales decline from 43% in 1987 to 38% in 1995. This decline can be attributed to increased sales by multi-market furniture stores, specialty stores, galleries and department stores. The Company believes that these non-traditional retailers require suppliers that offer broad product lines combined with substantial marketing and advertising resources. In addition, because presentation to the consumer has become more important to residential furniture manufacturers, the "gallery" concept has been an important industry development. Galleries are dedicated space within a larger retail store that display products in complete and fully accessorized room settings instead of as individual pieces. A gallery generally takes up a significant portion of a retailer's floor space. For example, the average retail furniture store has approximately 30,000 square feet and up to 7,500 square feet might be dedicated to a single gallery. In return for featuring a manufacturer's merchandise in a gallery, the retailer receives layout designs, cooperative promotions and other assistance from the manufacturer. The Company believes that stores with galleries result in higher sales per square foot than furniture stores without galleries. Residential furniture manufacturers have also focused on raising brand awareness with consumers through "Lifestyle" or designer collections. Such collections are becoming an increasingly important element of the industry's growth.

PRODUCTS

    The Company is the largest U.S. based manufacturer and marketer of residential furniture and the nation's largest designer, marketer and distributor of decorative home furnishing fabrics. It believes it offers the most comprehensive product line in the home furnishings industry, including (i) bedroom, dining room, living room, family room and home office casegoods; (ii) stationary upholstered products such as sofas, love seats, sectionals and chairs; (iii) upholstered recliners, motion furniture and sleep sofas; (iv) occasional furniture such as home entertainment centers, lamps, chairs, tables, mirrors and other accent items and (v) decorative home furnishing fabrics.

FINE FURNITURE

    The product category "Fine Furniture" includes wood and upholstered residential furniture (other than "ready-to-assemble" products), as well as occasional tables, decorative mirrors, lighting and other related furnishing accessories. The Company designs, manufactures and markets a full range of quality wood and upholstered furniture to furnish any room of a home in virtually any style, under such well-known brand names as Henredon(R), Drexel Heritage(R), Lexington(R), Universal(R), Berkline(R) and BenchCraft(R), and a wide range of furniture accessories under the Maitland-SmithTM and La Barge(R) brand names. The Company offers these products across all major price categories, from "promotional" to "premium," and in every major style category, including

American Traditional, Country, Eighteenth Century, European Country, European Traditional, Casual, Contemporary, Home Office, Youth and Oriental. By offering such a broad product line, the Company can supply up to 75% of the product demands of most furniture retailers, and more easily satisfy retailers who increasingly prefer to buy from a smaller number of larger suppliers.

    The following table illustrates the product and price category coverage of the Company's fine furniture brands. The residential furniture industry generally classifies its products by several price categories ranging from "promotional" to "premium". Products in such successively higher price categories are made using more expensive raw materials, have higher quality finishes, and often involve higher labor costs.

                                                PRODUCT CATEGORY

                                         STATIONARY
PRICE CATEGORY         CASEGOODS         UPHOLSTERY       MOTION/RECLINER      OCCASIONAL
PREMIUM            Henredon(R)        Beacon Hill(R)                        Henredon(R)
                   Maitland-SmithTM   Henredon(R)                           La Barge(R)
                                                                            Maitland-SmithTM
BEST               Drexel             Beacon Hill(R)     Drexel             Drexel
                   Heritage(R)        Drexel             Heritage(R)        Heritage(R)
                   Henredon(R)        Heritage(R)                           Henredon(R)
                                      Henredon(R)                           La Barge(R)
                                                                            Maitland-SmithTM
BETTER             Drexel             BenchCraft(R)      BenchCraft(R)      Drexel
                   Heritage(R)        Drexel             Berkline(R)        Heritage(R)
                   Lexington(R)       Heritage(R)                           Lexington(R)
                   Universal(R)       Lexington(R)
                                      Universal(R)
GOOD               Lexington(R)       BenchCraft(R)      BenchCraft(R)      Universal(R)
                   Universal(R)       Universal(R)       Berkline(R)
PROMOTIONAL        Universal(R)       BenchCraft(R)      BenchCraft(R)      Universal(R)
                                                         Berkline(R)

    Shaded area indicates product category does not exist.

  Henredon(R)

    Henredon designs and manufactures wood, upholstered and occasional furniture for the bedroom, dining room, living room, family room and home office. Its products are primarily in the "best" and "premium" price categories and are aimed at the "replacement" market, where customers typically trade-up in price and quality and demand superior design, materials and craftsmanship. Product design and development represent an important element of Henredon's success, and Henredon is considered to be one of the premier names in design for furniture in the high-end price categories. Henredon currently sells approximately 19 collections, and designs and develops approximately four new product collections each year. Henredon's products cover all major style categories within the high-end niche, including Eighteenth Century, European Traditional, Transitional, Contemporary, Sophisticated Country and Casual. Since 1993, Henredon has manufactured and marketed products for the Ralph Lauren Furniture CollectionTM under a special licensing relationship with the Ralph Lauren organization. Henredon believes this line of high-end wood and upholstered furniture is an excellent complement to its other product lines.

  Drexel Heritage(R)

    Drexel Heritage designs and manufactures wood, upholstered, motion and occasional furniture for the bedroom, dining room, living room, family room and home office in the "better" to "best" price categories. It currently produces approximately 26 collections of wood and upholstered furniture. Approximately four to six new collections are offered each year. Drexel Heritage's product styles include American Traditional, Country, Eighteenth Century, European Traditional, Contemporary and Transitional. Drexel Heritage also produces furniture for sale to the hospitality and government markets.

  Lexington(R)

    Lexington designs and manufactures wood, upholstered and occasional furniture for the bedroom, dining room, living room, family room and home office primarily in the "better" price category. Lexington currently produces over 40 collections of furniture and designs and develops 4 to 6 new collections each period. The Company believes that Lexington's merchandising and design teams, which have received several industry awards for product design and marketing in recent years, are among the industry's best. Product design and development represent an integral part of Lexington's success. Lexington pioneered "Lifestyle" and designer collections, and its collections currently include the popular The World of Bob TimberlakeTM, The Palmer Home CollectionTM, Lynn Hollyn at HomeTM, Weekend RetreatTM, American Country WestTM, Old Salem CollectionTM, DeCristofaroTM, VestigesTM and Pacific OverturesTM. These collections have become an important part of Lexington's offerings. Product styles include Traditional, Eighteenth Century, Country and Casual.

  Universal(R)

    Universal's products include wood, upholstered and occasional furniture targeted primarily to the "good" or "better" price categories. Universal products are manufactured in part in Asia, where the Company is the largest United States residential furniture manufacturer, with access to a highly-skilled (in such areas as intricate veneering and hand carving), low-cost workforce, and to scarce raw materials such as Chinese oak, wicker, rattan and certain exotic woods. Universal currently sells approximately 20 collections of furniture, including styles such as Eighteenth Century, Traditional, Transitional, Oriental and Country, and introduces four to six new collections a year. Universal's Alexander Julian Home ColoursTM collection is among the industry's best sellers. Universal's contract furniture is manufactured for specific contract jobs involving the interior furnishings of hotels located primarily in Asia.

  Berkline(R)

    Berkline designs and manufactures a wide range of recliners, motion furniture and sleep sofas, primarily in the "good" to "better" price categories. The Berkline(R) brand name is well known in the rapidly growing market for upholstered modular and motion furniture and free standing recliners. Berkline offers a wide range of styles, fabrics and leathers for these products, as well as popular innovative features such as hidden cup holders and built-in tables.

  BenchCraft(R)

    BenchCraft designs and manufactures a comprehensive line of upholstered furniture, including stationary, motion, leather, wicker and rattan. BenchCraft's products are primarily in the "good" price category and are marketed as fashionable, affordable furniture for "casual living."

  Maitland-SmithTM

    Maitland-Smith designs and manufactures an innovative line of "best" to "premium" hand-crafted, antique-inspired furniture, accessories and lighting, utilizing a wide range of unique materials, including leather, fancy faced veneer, stone and hand-painted metal.

  La Barge(R)

    La Barge(R) designs and sells decorative mirrors, metal and glass occasional tables, decorative lighting and related accessories under three brand names: La Barge(R), Marbro(R) and EntreeTM, primarily in the "best" and "premium" price categories. La Barge(R) designs its products, and contracts their manufacture with established suppliers around the world who it believes can produce high quality, specialty products with decorative style.

  Beacon Hill(R)

    The Company's Beacon Hill Showrooms sell "best" and "premium" fine furniture products manufactured by the Company and third parties, including certain products under the Beacon Hill(R) brand name, exclusively to interior design professionals and their clients.

DECORATIVE HOME FURNISHING FABRICS

    The Company designs, markets and distributes over 25,000 decorative home furnishing fabrics, such as fabrics for upholstery and draperies, under such well-known brand names as Robert AllenTM, SunburyTM and Beacon Hill(R). The Company offers decorative home furnishing fabrics (including trim and finished products) in each of the "good," "better," "best" and "premium" price categories. The following table illustrates the price category coverage of the Company's decorative home furnishing fabric brands:

PRICE CATEGORY        BRAND
Premium               Beacon Hill(R)
                      Ramm, Son & CrockerTM
Best                  Beacon Hill(R)
                      Ramm, Son & CrockerTM
                      SunburyTM
Better                AmetexTM
                      Robert Allen Total HomeTM
                      SunburyTM
Good                  AmetexTM
                      American Town & CountryTM

  Robert AllenTM

    Robert Allen's products include over 22,000 different SKU's of upholstery fabrics, drapery fabrics, trim and finished products (bedspreads, comforters, pillows, and similar products), sourced from a variety of independent fabric mills and manufacturers located around the world. Robert Allen offers products in all price categories. Its American Town & CountryTM fabrics, which are in the "good" price category, are targeted at smaller upholstery and drapery shops. Its Robert Allen Total HomeTM fabrics, which are in the "better" price category, are targeted at designer and specialty stores. Within this line, Robert Allen has created the "MansfieldTM Collection" targeted at large format home furnishings stores. Its Beacon Hill(R) fabrics, which are in the "best" and "premium" price categories, are targeted at upper-end interior designers.

  AmetexTM

    Ametex's products include a broad line of printed and woven fabrics in the "good" to "better" price categories. Ametex converts fabrics from both its own designs and those licensed from third parties, including designs based on the Vatican Museum collection. Ametex also produces (to order) finished fabric products such as bedding and draperies. Ametex U.K. produces a line of "better" printed and woven fabrics, which include many designs that are in the domestic Ametex line, as well as designs that are made specifically for the European market.

  SunburyTM

    Sunbury designs and weaves a line of proprietary decorative jacquard upholstery fabrics for the furniture industry in the "better" to "best" price categories. Fabrics are woven in traditional, transitional, contemporary, sophisticated country and custom designs. Sunbury strives to produce fabrics that allow furniture manufacturers to differentiate their products from those of their competitors, rather than commodity fabric products. Most of Sunbury's woven designs are protected by exclusive copyright, and all of its products are woven to order.

  Ramm, Son & CrockerTM

    Ramm, Son & Crocker produces traditional furnishing fabrics in the "best" and "premium" price categories. Its product line consists primarily of decorative printed fabrics, and to a lesser extent, woven fabrics and wallpaper. It owns a unique archive of approximately 17,000 documented 18th and 19th Century designs, and also has exclusive United States distribution rights to such major brands as Liberty of London, Zoffany, Pepe Penalver, Haas and Blue Home.

DISTRIBUTION

    The Company distributes its fine furniture products through an extensive worldwide distribution network that includes (i) more than 25,000 independent retail locations, including national and regional chains, department stores, specialty stores and more than 570 galleries within retail stores; (ii) more than 90 independent dedicated stores exclusively selling Company products and
(iii) 16 Company owned and operated Beacon Hill(R) decorator showrooms. The Company also sells its fine furniture domestically and internationally to the hospitality and government markets and has recently begun offering product information through non-traditional channels such as the Internet. The Company distributes over 25,000 different decorative home furnishing fabrics through numerous distribution channels, including the Beacon Hill(R) showrooms, to an extensive customer base consisting of over 30,000 retailers, decorators and designers worldwide. The Company also sells decorative home furnishing fabrics to furniture manufacturers. The Company's extensive distribution network provides limited exposure to any one customer. In 1995, the Company's 20 largest customers represented only 17.6% of net sales, with no single customer representing more than 2.0%. The Company believes it has more active accounts than any other manufacturer in the furniture or home furnishings industry.

FINE FURNITURE

    The Company believes that it is the most comprehensive and complete resource in the residential furniture industry, capable of supplying up to 75% of the product demands of most furniture retailers, whether local, regional or national in scope. This, in turn, enables the Company to secure additional display space from retailers, who increasingly are relying on a smaller number of larger suppliers. The Company sells its fine furniture products worldwide primarily through approximately 580 commissioned independent representatives. The Company offers substantial services to retailers to support their marketing efforts, including national advertising, merchandising and display programs and extensive dealer training in its High Point, North Carolina training center. The Company also displays its fine furniture products at the semi-annual International Home Furnishings Market in High Point.

    The following illustrates the distribution of the Company's fine furniture products by brand:

                                   DISTRIBUTION CHANNEL
------------------------------------------------------------------------------------------

INDEPENDENT                                   DEDICATED              DESIGNER
RETAILERS              GALLERIES              STORES                 SHOWROOMS
---------------------  ---------------------  ---------------------  ---------------------
BenchCraft(R)          Berkline(R)            Drexel Heritage(R)     Beacon Hill(R)
Berkline(R)            Drexel Heritage(R)                            Drexel Heritage(R)
Drexel Heritage(R)     Henredon(R)                                   Henredon(R)
Henredon(R)            La Barge(R)                                   La Barge(R)
La Barge(R)            Lexington(R)                                  Lexington(R)
Lexington(R)           Maitland-SmithTM                              Maitland-SmithTM
Maitland-SmithTM
Universal(R)

    Furniture retailers remain the most significant distribution channel in the industry, and the Company is committed to maintaining these important relationships. The Company's diverse product offerings and national distribution enable it to effectively service national retailers such as Levitz, Sears, Montgomery Ward, J.C. Penney and Federated Department Stores and large regional retailers such as Homestead House, Baers Furniture, Kittles Furniture, Wayside Furniture and Breunners, as well as independent single store retailers nationwide. As the furniture retailing industry consolidates, large retailers are commanding an increasing presence, and management believes that the Company is better positioned than its competitors to meet their needs.

    The Company has developed gallery programs for its Henredon(R), Drexel Heritage(R), Lexington(R), Berkline(R), Maitland-SmithTM and La Barge(R) product lines with more than 570 retailers. Galleries are dedicated space within a larger retail store that display products in complete and fully accessorized room settings instead of as individual pieces. This presentation format encourages consumers to purchase an entire room of furniture instead of individual pieces from different manufacturers. The Company believes that stores with galleries result in higher sales per square foot than furniture stores without galleries.

    The Company also sells its products through dedicated stores that exclusively offer the Company's products. Drexel Heritage(R) products are sold through Drexel Heritage Showcase Stores and the newly formatted Home Inspirations Stores, a group of more than 90 independently owned and operated stores which sell Drexel Heritage(R) products exclusively in a gallery format. Each store employs a consistent, but not identical, lifestyle concept, with products displayed in complete rooms and eclectic settings, which include furnishings, wall decor, window treatments and accessories. The Company also operates seven dedicated retail stores for its Universal(R) products in Asia and owns and operates a Maitland-SmithTM retail store in Hong Kong.

    The Company owns and operates the Beacon Hill(R) Showrooms, a national network of 16 showrooms for the sale of "best" and "premium" price category products to interior design professionals and their clients. The showrooms are located in Atlanta, Boston, Chicago, Cleveland, Dallas, Dania (Florida), Houston, Los Angeles, New York, Philadelphia, San Francisco, Seattle, Troy (Michigan) and Washington, D.C. Approximately 50% of Beacon Hill's sales are of the Company's fine furniture products, primarily Henredon(R), Maitland-SmithTM, Drexel Heritage(R) and Lexington(R). In addition to Company products, Beacon Hill offers products manufactured by such well-known, high-end furniture manufacturers as Kindel Furniture and John Widdicomb Co. The Beacon Hill Showrooms feature Robert Allen's Beacon Hill(R) fabric line, which is produced exclusively for sale in the Company's showrooms.

DECORATIVE HOME FURNISHINGS FABRICS

    The Company distributes its Robert AllenTM products through numerous distribution channels, including its own showroom and approximately 55 exclusive commissioned, independent representatives, to over 30,000 retailers, decorators and designers worldwide. The Company sells its AmetexTM products through approximately 36 exclusive commissioned independent representatives primarily to furniture manufacturers, bedding and drapery manufacturers and contract purchasing agents. SunburyTM products are sold to furniture manufacturers and distributors of decorative home furnishing fabrics in the United States and Canada by eight exclusive commissioned sales representatives. The Company's decorative home furnishing fabrics are also sold to decorators and designers through the Company's Beacon Hill(R) showrooms, which offer Robert AllenTM and Ramm, Son & CrockerTM fabrics on a commission basis.

MARKETING AND ADVERTISING

    The Company seeks to increase consumer buying and strengthen relationships with its retailers through extensive cataloging, cooperative advertising and selective promotional programs.

    The Company promotes its product lines to dealers through advertising in industry publications, such as Furniture/Today, and uses various means to strengthen existing dealer relations, including promotions for certain select lines such as special sale periods, cooperative advertising, merchandising and display programs, and sales support materials. The Company also provides extensive dealer training (both live and through the use of videos). Sale promotions are offered throughout the year on entire product lines and on selected products. Summer sales typically encompass an entire product line, Fall sales generally focus on dining room products and December sales feature "gift" type products.

    Designers and decorators are targeted through advertising in publications such as Architectural Digest, promotions and other special events, such as the Beacon Hill Showroom educational programs where designers are invited to participate with noted speakers.

    Advertising is used to increase consumer awareness of the Company's brand names. Consumer advertising is targeted to specific customer segments through leading shelter magazines. The Company advertises its products in such periodicals as Architectural Digest, Traditional Home, Country Home, Country Living, Martha Stewart Living, Metropolitan Home, Brides, House Beautiful and Southern Accents. The Company benefits from economies of scale in purchasing advertising due to the large combined volume of advertising among all its product lines. In addition, the Company attempts to draw the attention of major shelter publication editors to its innovative products in order to receive editorial coverage at no cost. For example, Lexington(R) products have received editorial coverage in Southern Living and elsewhere in connection with the Company's participation in select showhome and model home projects.

    Recently, the Company has created interactive sites on the Internet which allow users to browse its product lines, learn more about the Company and be directed to local dealers.

MANUFACTURING

    The Company believes that it has a modern and efficient manufacturing base that will enable it to meet the manufacturing requirements of its business strategy over the next several years without the necessity of making significant additional capital expenditures to expand capacity.

    Currently, the Company manufactures its products worldwide through 89 manufacturing and distribution facilities, with more than 24 million square feet, including over 20 million square feet of production space. These facilities are strategically located to efficiently supply the Company's worldwide distribution network. The Company's facilities have benefited from investment in state-of-the-art equipment and other capital expenditures in excess of $275.0 million over the past five years. The Company is also beginning to realize the benefits from its continuous improvement programs directed at manufacturing methods and process improvements incorporating just-in-time logistics, cellular concepts, quality circles, reduced cycle times, laser cutting methodologies, computerization and related modern production methods.

    The Company utilizes certain specialized facilities dedicated to manufacturing a limited number of products, as well as sub-contracted manufacturing facilities. The Company also promotes intercompany sourcing of products and components. Intercompany sales grew from $57.8 million in 1991 to $168.0 million in 1995. These steps have helped the Company balance its global manufacturing capacity and increase its operating efficiency.

    The Company's fine furniture lines are produced in domestic manufacturing and distribution facilities located in North Carolina, Tennessee, Michigan, Massachusetts, South Carolina, Mississippi and California, and internationally in facilities located in Taiwan, Singapore, Malaysia, China, Indonesia, Hong Kong, Thailand, the United Kingdom, Canada, Sweden, Japan and Germany.

    With manufacturing and distribution facilities encompassing over five million square feet, the Company is the largest U.S. furniture manufacturer in Asia, and this provides it with access to a highly-skilled (in such areas as intricate veneering and hand carving), low-cost workforce, and to scarce raw materials such as Chinese oak, exotic woods, wicker and rattan. Five of the Asian facilities with over 1.0 million square feet have been built or renovated in the last five years and all are equipped with the latest manufacturing technology. In addition, the Asian manufacturing facilities have developed a process to use readily available rubber tree wood, a fast-growing wood resource.

    Substantially all of the Company's decorative home furnishing fabrics are purchased from third parties.

FACILITIES

    As of June 30, 1996, the Company operated manufacturing and distribution facilities, showrooms, and retail and office space with a total area of approximately 26.4 million square feet. The Company owns approximately 20 million square feet and leases approximately 6.4 million square feet. Management believes the Company's facilities and equipment are in good condition and are adequate for the Company's present and anticipated future operations.

    The following is a summary of the Company's total square footage by domestic and international location and function:

FUNCTION                                                     DOMESTIC    INTERNATIONAL     TOTAL
----------------------------------------------------------   --------    --------------    ------
                                                                  (SQUARE FEET IN THOUSANDS)
MANUFACTURING & WAREHOUSE/DISTRIBUTION
  Wood....................................................    12,832          4,853        17,685
  Upholstery..............................................     5,380            203         5,583
  Wicker, Rattan & Other..................................       384            776         1,160
                                                             --------        ------        ------
        Total.............................................    18,596          5,832        24,428
OFFICE....................................................       596             61           657
SHOWROOM..................................................       945             55         1,000
RETAIL....................................................       198             98           296
                                                             --------        ------        ------
TOTAL SQUARE FOOTAGE......................................    20,335          6,046        26,381
                                                             --------        ------        ------
                                                             --------        ------        ------

RAW MATERIALS AND SUPPLIERS

    The principal raw materials used by the Company in the manufacture of its products include: lumber, finishing products (stains, sealants, lacquers), glue, steel, leather, cotton, wool, synthetic and vinyl fabrics, polyester batting and non-chlorofluorocarbonated polyurethane foam. The various types of wood used in the Company's products are purchased both domestically and internationally. Management believes that its supply sources of those materials are adequate. The Company has no long-term supply contracts and has experienced no significant problems in supplying its operations. Although the Company has ongoing relationships with certain suppliers of raw materials, the Company believes that there are a number of reliable vendors available contributing to its ability to obtain competitive pricing for raw materials. Raw material prices fluctuate over time depending on supply, demand and other factors. Increases in raw material prices may have a short-term impact on the Company's financial performance. Under the provisions of the CAA, in December 1995, the United States Environmental Protection Agency promulgated hazardous air emission standards applicable to the wood furniture industry, known as the NESHAPs. The furniture industry and its suppliers are attempting to develop water-based and other forms of compliant finishing material to replace commonly-used, organic-based finishes which are a major source of regulated emissions. The Company cannot at this time estimate how these new standards will affect the Company. See "--Environmental Regulations."

COMPETITION

    The furniture manufacturing industry is highly competitive and includes a large number of domestic and foreign manufacturers. The industry is highly fragmented, and no one company is dominant. Competition is generally based on product quality, brand name recognition, price and service. The Company's furniture products compete with products made by a number of furniture manufacturers, including Furniture Brands International, Inc., La-Z-Boy Chair Company, Klaussner Furniture Industries Inc., LADD Furniture, Inc. and Bassett Furniture Industries, Inc., as well as numerous smaller producers. In decorative home furnishing fabrics, competition is based upon design, price, style and quality, and competitors include Schumacher/Waverly, Richloom and Collins & Aikman.

EMPLOYEES

    As of June 30, 1996, the Company employed approximately 33,200 persons. Virtually all are non-union, although approximately 30%, most of whom are employed in Asia, are subject to certain government-mandated terms of employment. The Company believes it has good relations with its employees.

LEGAL PROCEEDINGS

    From time to time, the Company is a party to various legal actions in the normal course of its business. The Company is not currently a party to any litigation which, if adversely determined, would have a material adverse effect on the liquidity or results of operations of the Company.

INTELLECTUAL PROPERTY

    The Company owns a number of trademarks, copyrights, licenses and patents. The Company believes that many of its trademarks are important to the Company because they are well recognized and associated with quality and value in the home furnishings industry. The Company aggressively protects its major trademarks, trade names and copyrights.

ENVIRONMENTAL REGULATIONS

    The Company is subject to a wide range of federal, state and local environmental laws and regulations relating to the protection of the environment, worker health and safety and the emission, discharge, storage, treatment and disposal of hazardous materials. These laws include the Clean Air Act of 1970, as amended, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund" or "CERCLA"). The Company believes that it is in material compliance with applicable federal, state, local and foreign environmental regulations. Compliance with these regulations has not in the past had any material effect on the Company's earnings, capital expenditures or competitive position; however, the effect of such compliance on the Company in the future cannot be determined. The Company does not anticipate making any material capital expenditures for environmental control facilities in the foreseeable future.

    Under the provisions of the CAA, in December 1995, the United States Environmental Protection Agency promulgated hazardous air emission standards for the wood furniture industry. These regulations, known as the NESHAPs, will require the Company to reduce emissions of certain volatile organic compounds by November 1997.

    In order to comply with NESHAPs, the Company intends to reformulate certain furniture finishes or institute process changes to reduce emissions of volatile organic compounds. The furniture industry and its suppliers are attempting to develop water-based and other forms of compliant finishing materials to replace commonly-used, organic-based finishes which are a major source of regulated emissions. The Company cannot at this time estimate the impact of these new standards on the Company's operations and future capital expenditure requirements, or the cost of compliance. There can be no assurance that reformulation of finishes or process changes will not adversely affect the quality or durability of the Company's products. Furthermore, if the Company cannot satisfy applicable regulatory requirements following reformulation or process changes, the Company likely will be required to install air pollution control technology at its facilities. However, while there can be no assurance, the Company does not believe at this time that its future financial performance is likely to be materially adversely impacted as a result of these regulations.

    Superfund imposes strict, joint and several liability upon owners or operators of facilities at, from, or to which a release of hazardous substances has occurred, upon parties who generated hazardous substances that were released or threaten to be released at such facilities, and upon parties who arranged for the transportation or disposal of hazardous substances to such facilities.

    As the result of historical operations, spills and releases of hazardous substances may have occurred at several of the Company's facilities. These releases may warrant further investigation, including soil and groundwater sampling. If hazardous substances are detected in the soil or groundwater, the Company would be required to incur expenses relating to the investigation and remediation of these releases. Furthermore, the Company could incur liability as an owner or operator under CERCLA as the result of these releases of hazardous substances. The Company does not believe that the costs associated with investigating or remediating these releases or any associated Superfund liability will have a material adverse effect on the Company's financial condition, operating expenses or earnings. Furthermore, pursuant to the Acquisition Agreement, Masco will indemnify the Company for liabilities relating to the existence of hazardous substances at certain of the facilities in excess of specified amounts. See "Certain Transactions--Acquisition Arrangements."

    The Company has been named as a potentially responsible party at a total of seven Superfund sites. The Company believes that any potential liability relating to these Superfund sites will not have a material adverse effect on the Company's earnings, capital expenditures or competitive position. Actual resolution of these matters, however, could differ from management's estimates and assumptions.

OTHER GOVERNMENT REGULATIONS

    The Company's operations must meet extensive federal, state, and local regulatory standards in the areas of health and safety. Historically, these standards have not had any material adverse effect on the Company's sales or operations.

BACKLOG

    The combined backlog of the Company as of December 31, 1995 aggregated approximately $323.0 million, compared to approximately $302.0 million as of December 31, 1994. The combined backlog as of June 30, 1996 aggregated approximately $306.7 million, compared to approximately $301.0 million as of June 30, 1995. Backlog for the first six months of 1996 increased from the 1995 level primarily as a result of increased order rates on certain product lines partially offset by Company implemented manufacturing initiatives designed to improve delivery and reduce cycle times.

                                   MANAGEMENT

    The following table identifies each of the executive officers and directors of the Company.


    NAME                          AGE      POSITION
-------------------------------   ---   -----------------------------------------------------
Wayne B. Lyon..................   63    Chairman of the Board, President and
                                          Chief Executive Officer
Douglas C. Barnard.............   37    Vice President, General Counsel and Secretary
Frank W. Burr..................   63    Senior Vice President
Ronald J. Hoffman..............   52    Vice President, Treasurer and Chief Financial Officer
James R. Melton................   53    Vice President and Controller
Ronnie R. Robbins, Jr..........   49    Vice President--Taxes
Richard M. Cashin, Jr. ........   43    Director
C. Sean Day....................   47    Director
Robert George..................   49    Director
John A. Morgan.................   65    Director
David F. Thomas................   46    Director
Martin D. Walker...............   63    Director



    MR. LYON is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Lyon has been a director of Masco since 1988, and was its President from 1985 until 1996 and its Chief Operating Officer from 1974 to 1996. Prior to joining Masco in 1972, Mr. Lyon served as Vice President--Business Development for Illinois Tool Works, Inc. Mr. Lyon is also a director of Comerica Incorporated, Payless Cashways, Inc. and Emco Limited.


    MR. BARNARD is Vice President, General Counsel and Secretary of the Company. Mr. Barnard was an Associate Corporate Counsel of Masco from 1992 to 1996. Previously, he was a partner at Kirkland & Ellis in Chicago.

    MR. BURR is Senior Vice President of the Company. Mr. Burr was Senior Vice President of the Home Furnishings Group from 1993 to 1996 and was Vice President of the Home Furnishings Group from 1992 to 1993. Previously, he served as Executive Vice President of Thomasville Furniture Industries, Inc.

    MR. HOFFMAN is Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Hoffman was Vice President and Group Controller of the Home Furnishings Group from 1993 to 1996. Mr. Hoffman joined Masco in 1970, serving as Staff Accountant until 1976, and as Group Controller until he joined the Home Furnishings Group in April 1993.

    MR. MELTON is Vice President and Corporate Controller of the Company. Mr. Melton was Vice President--Administration and Group Controller of the Home Furnishings Group from 1987 to 1996. Mr. Melton joined Masco in 1967. During his tenure at Masco he held the position of chief financial officer of Electra Corp., a consumer products electronic company.

    MR. ROBBINS is Vice President--Taxes of the Company. Mr. Robbins was Vice President-- Taxes of the Home Furnishings Group from 1994 to 1996. Previously, he was Assistant Secretary of Masco Building Products from 1985 to 1994 and Vice President--Taxes from 1989 to 1994, and Assistant Treasurer and Tax Manager from 1983 to 1989, of N.I. Industries Inc. (a Masco affiliate since 1985).

    MR. CASHIN is a director of the Company. Mr. Cashin has been President since 1994, and a Managing Director for more than the past five years, of Citicorp Venture Capital, Ltd. In addition, he serves as a director of Levitz Furniture Incorporated and Titan Wheel International Inc.

    MR. DAY is a director of the Company. Mr. Day has been President and Chief Executive Officer of Navios Corporation, a ship owning and operating company, since 1989. He is also a director of Kirby Corporation.

    MR. GEORGE is a director of the Company. Mr. George has been Executive Vice President and a director of Holdings since 1995 and has been a Managing Partner of Rosenthal & George, Inc., a management consulting firm, for more than the past five years.

    MR. MORGAN is a director of the Company. Mr. Morgan is a partner of Morgan Lewis Githens & Ahn, investment bankers. He has been a director of Masco since 1969. In addition, he serves as a director of FlightSafety International Inc., MascoTech Inc., McDermott International Inc. and TriMas Corporation. Morgan Lewis Githens & Ahn acted as advisor to Masco in connection with the Transactions.

    MR. THOMAS is a director of the Company. Mr. Thomas has been President of 399 Ventures since 1994 and has been a Managing Director of Citicorp Venture Capital, Ltd. for more than the past five years. Mr. Thomas is a director of Galey & Lord, Inc.


    MR. WALKER is a director of the Company. Mr. Walker is Chairman and Chief Executive Officer of M.A. Hanna Company, an international speciality chemicals company. Mr. Walker is a director of Reynolds & Reynolds, Textron Inc., Comerica Inc. and Comerica Bank.


COMPENSATION OF DIRECTORS

    The directors of the Company who are officers, employees or otherwise affiliates of Holdings or the Company do not presently receive compensation for their services as directors. Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof. No determination has yet been made with respect to annual fees or board attendance fees, if any, to be paid to directors of the Company who are not also officers, employees or otherwise affiliates of Holdings or the Company.

COMPENSATION OF EXECUTIVE OFFICERS

    The Company was formed in May 1996 to consummate the Transactions. The listed individuals became executive officers of the Company upon consummation of the Transactions on August 5, 1996, and did not receive any compensation from the Company or Holdings prior to that date.

                            OWNERSHIP OF SECURITIES

    The Company's authorized capital stock consists of 3,000 shares of common stock, par value $.01 per share (the "Company Common Stock"), 100 shares of which are issued and outstanding and owned by Holdings.

    Holdings' authorized capital stock consists of 6,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") (consisting of four series, 1,000,000 shares of Series A-1 Common Stock, 1,000,000 shares of Series A-2 Common Stock, 1,000,000 shares of Series A-3 Common Stock and 3,000,000 shares of Series I Common Stock (which will only be issuable after the occurrence of a Qualifying Offering, as described below under "--Capitalization of Holdings")), 6,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (consisting of four series, 1,000,000 shares of Series B-1 Common Stock, 1,000,000 shares of Series B-2 Common Stock, 1,000,000 shares of Series B-3 Common Stock and 3,000,000 shares of Series II Common Stock (which will only be issuable after a Qualifying Offering)), 116,100 shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock" and, together with the Class A Common Stock and Class B Common Stock, the "Holdings Common Stock"), 100,000 shares of Class D Common Stock, par value $.01 per share, a special class designed to track the performance of Simmons, a subsidiary of Holdings that is not a subsidiary of the Company (the "Class D Common Stock"), and 4,000,000 shares of Preferred Stock, par value $.01 per share, of which the following series have been designated: 1,103,320 shares of Series A-1 Preferred Stock, stated value $100 per share (the "Series A-1 Preferred Stock"), 96,681 shares of Series A-2 Preferred Stock, stated value $100 per share (the "Series A-2 Preferred Stock" and, together with the Series A-1 Preferred Stock, the "Senior Preferred Stock"), 303,503 shares of Series B Convertible Preferred Stock, stated value $6.02 per share (the "Series B Preferred Stock"), and 102,622 shares of Series C Convertible Preferred Stock, stated value $6.02 per share (the "Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Convertible Preferred Stock"). See "--Capitalization of Holdings." There is no established public trading market for these securities of Holdings.

    The table below sets forth certain information regarding the equity ownership of Holdings as of September 30, 1996 by (i) each person or entity who beneficially owns five percent or more of any class of voting capital stock;
(ii) each director of the Company; and (iii) the directors and officers of the Company, as a group. Each holder of Class A Common Stock and each holder of Class B Common Stock holds an equal number of shares of each series thereof (other than Series I or II). As described below in "--Capitalization of Holdings," certain of the securities of Holdings are convertible into other securities. Except as noted in the footnotes to the table the information in the table below assumes no such conversion.


                                             COMMON STOCK                                       PREFERRED STOCK
                              -------------------------------------------     ---------------------------------------------------
   NAME AND ADDRESS           CLASS A     CLASS B     CLASS C     CLASS D     SERIES A-1     SERIES A-2     SERIES B     SERIES C
--------------------------    -------     -------     -------     -------     ----------     ----------     --------     --------
399 Venture Partners,         48,999      233,529       --         6,158        553,230        13,770         --          90,572
Inc.(1)...................      49.0%        61.8%                  64.8%          50.1%         14.2%                      88.3%
 399 Park Ave.
 New York, NY

Travelers(2)..............     4,905       23,385       --         1,009         --             --            --          12,050
 388 Greenwich St.               4.9%         6.2%                  10.6%                                                   11.7%
 New York, NY

Masco Corporation(3)......    15,000       71,490       --         1,009        550,090         --          303,503        --
 21001 Van Born Rd.             15.0%        18.9%                  10.6%          49.9%                      100.0%
 Taylor, MI

Wayne B. Lyon(4)..........    32,766       90,561       --         1,009        550,090        23,085       303,503        --
 1300 National Highway          32.8%        23.9%                  10.6%          49.9%         23.9%        100.0%
 Thomasville, NC

Douglas C. Barnard,.......    31,101       49,374      98,978       --           --                 *         --           --
 as voting trustee for          31.1%        13.1%      100.0%
 the Management
 Investors(5)
 1300 National Highway
 Thomasville, NC

Richard M. Cashin,            48,999      233,529       --         6,317        553,230        13,770         --          90,572
Jr.(6)....................      49.0%        61.8%                  66.5%          50.1%         14.2%                      88.3%
 399 Venture Partners,
 Inc.
 399 Park Avenue
 New York, NY

C. Sean Day...............      --          --          --          --           --             --            --           --
 Navios Corporation
 Stamford Harbour Park
 333 Ludlow Street
 Stamford, CT

Robert George.............      *            *           *          --           --             --            --           --
 1314 Hanley Industrial
 Court
 St. Louis, MO

John A. Morgan(7).........    15,000       71,490       --         1,009        550,090         --          303,503        --
 Morgan Lewis Githens &         15.0%        18.9%                  10.6%          49.9%                      100.0%
 Ahn
 767 Fifth Avenue
 New York, NY

David F. Thomas(6)........    48,999      233,529       --         6,317        553,230        13,770         --          90,572
 399 Venture Partners           49.0%        61.8%                  66.5%          50.1%         14.2%                      88.3%
 399 Park Avenue
 New York, NY
Martin D. Walker..........      --          --          --          --           --             --            --           --
 M.A. Hanna Company
 Suite 36-5000
 200 Public Square
 Cleveland, OH

Directors and executive       95.094      354,393      98,978      7,326      1,103,320        36,855       303,503       90,572
officers..................      95.1%        93.8%      100.0%      77.1%         100.0%         35.1%        100.0%        88.3%
 of the Company, as
 a group (12 persons)(8)


                                                   (Footnotes on following page)

(Footnotes for preceding page)
------------

* less than 1.0%

(1) Amounts shown exclude the shares that could be obtained from Travelers as described in note (2). In connection with the Transactions, 399 Ventures granted to Travelers an option exercisable for one year to acquire 55,419 shares of Series A-1 Preferred Stock at a price per share equal to the stated value plus accrued but unpaid dividends, and to Holdings an option to acquire 4,842 shares of Class A Common Stock (divided equally among the series thereof other than Series I) and 5,199 shares of Class B Common Stock (divided equally among the series thereof other than Series II) in each case at a price per share of $5.44, and 13,770 shares of Series A-2 Preferred Stock at a price per share equal to the stated value plus accrued but unpaid dividends for Holdings' use in the event Holdings establishes an employee stock incentive program within 9 months after consummation of the Transactions. 399 Ventures' fully-diluted (assuming conversion of all Convertible Preferred Stock) ownership of Holdings Common Stock, including shares subject to the option granted to Holdings, will be 38.0%.

(2) Amounts shown exclude the shares that could be obtained from 399 Ventures as described in note (1). In connection with the Transactions, Travelers granted to 399 Ventures an option, exercisable for two years commencing on the first anniversary of the consummation of the Transactions, in the event the option described in note (1) is not exercised by Travelers, to acquire all shares of Class A Common Stock and Class B Common Stock held by Travelers at a price per share equal to the lesser of fair market value or $5.44, and all shares of Series C Preferred Stock held by Travelers at a price per share equal to the lesser of fair market value or the stated value plus accrued but unpaid dividends. Travelers' fully-diluted (assuming conversion of all Convertible Preferred Stock) ownership of Holdings Common Stock, including the shares subject to the option granted to 399 Ventures, will be 4.1%.

(3) Masco's fully-diluted (assuming conversion of all Convertible Preferred Stock) ownership of Holdings Common Stock is 39.7%. However, Masco is restricted from holding more than 19.9% of the Holdings Common Stock.

(4) Includes shares held by Masco, which may be deemed to be beneficially owned by Mr. Lyon. Mr. Lyon disclaims beneficial ownership of such shares. Mr. Lyon's fully-diluted (assuming conversion of all Convertible Preferred Stock) ownership of Holdings Common Stock (excluding shares held by Masco) is 3.7%.

(5) Consists of shares held by Mr. Barnard as voting trustee for the Management Investors. See "Certain Transactions-- Management Investors." Mr. Barnard has no pecuniary interest in such shares other than 203 shares of Class A Common Stock, 218 shares of Class B Common Stock and 2,000 shares of Class C Common Stock. In addition, Mr. Barnard holds less than 1.0% of Series A-2 Preferred Stock.

(6) Consists of shares held by 399 Ventures, which may be deemed to be beneficially owned by Messrs. Cashin and Thomas, and 160 shares each of Class D Common Stock. Messrs. Cashin and Thomas disclaim beneficial ownership of such shares (except for such 160 shares each of Class D Common Stock).

(7) Consists of shares held by Masco, which may be deemed to be beneficially owned by Mr. Morgan. Mr. Morgan disclaims beneficial interest of such shares.

(8) Includes shares held by 399 Ventures which may be deemed to be beneficially owned by Messrs. Cashin and Thomas, shares held by Masco which may be deemed to be beneficially owned by Messrs. Lyon and Morgan, and shares held by Mr. Barnard, as voting trustee for the Management Investors. Messrs. Cashin and Thomas disclaim beneficial ownership of shares held by 399 Ventures, Messrs. Lyon and Morgan disclaim beneficial ownership of shares held by Masco and Mr. Barnard disclaims beneficial ownership of shares held by him as voting trustee for other Management Investors.

CAPITALIZATION OF HOLDINGS

    The Company is a wholly-owned subsidiary of Holdings. The assets of Holdings consist of all the issued and outstanding Company Common Stock, all the issued and outstanding common stock of Simmons and the Holdings Business. See "Unaudited Pro Forma Financial Information" and "Certain Transactions--Business Arrangements with Holdings." The following is a summary description of the capitalization of Holdings and is subject to and qualified in its entirety by reference to the Holdings PIK Notes and the Certificate of Incorporation of Holdings.

Holdings PIK Notes

    As part of the Transactions, Holdings issued the Holdings PIK Notes to Masco in an aggregate principal amount of $285.0 million. The Holdings PIK Notes bear interest at 12% per annum. Interest is payable semi-annually, and may be paid in kind until and including the eighth anniversary of the original date of issuance, except that after the fifth anniversary and until and including the eighth anniversary of the original date of issuance, current interest will be payable in cash in an amount up to Holdings' Excess Cash Flow (as defined in the Holdings PIK Notes), provided such cash payments are then permitted under the terms of Holdings' and its subsidiaries' other indebtedness.

    The Holdings PIK Notes may be redeemed by Holdings at any time at par plus accrued but unpaid interest. However, the terms of the Senior Bank Facilities prohibit such redemption, except that Holdings is permitted under the Senior Bank Facilities to redeem Holdings PIK Notes with up to 60% of the net cash proceeds from any public offering of Holdings' capital stock. Holdings will be required, commencing February 5, 2007, or if none of the Notes are then outstanding, December 15, 2006, to redeem 25% of the principal amount semi-annually. The final maturity of the Holdings PIK Notes will be August 5, 2008. Upon the occurrence of a change of control as defined in the Holdings

PIK Notes (a "Holdings Change of Control"), the holders may require Holdings to repurchase the Holdings PIK Notes, in whole or in part, at a purchase price in cash equal to par plus accrued but unpaid interest.

    The Holdings PIK Notes are subordinated to Holdings' obligations as a guarantor of the Senior Bank Facilities and any increase, refunding or refinancing thereof that is secured by substantially all the assets of Holdings, and rank pari passu with or senior to all unsecured indebtedness of Holdings. The Holdings PIK Notes contain covenants and events of default typical of instruments of their type.

    Subject to the limitations on transfer described below, holders of the Holdings PIK Notes have the right to require Holdings either to register the Holdings PIK Notes for sale under the Securities Act and to keep such registration effective for up to 90 days or, alternatively, to exchange the Holdings PIK Notes for registered notes of like tenor.

    The terms of the Holdings PIK Notes limit the ability of Masco to transfer such notes until the earlier of (i) the consummation of an underwritten public equity offering by Holdings that raises at least $100.0 million in net proceeds and results in at least 25% of Holdings' common equity being sold to the public (a "Qualifying Offering") and (ii) August 5, 1998, subject in each case to Holdings' satisfaction of certain financial tests.

Preferred Stock

    Holdings is authorized to issue 4,000,000 shares of Preferred Stock, par value $.01 per share, of which 1,103,320 shares designated as Series A-1 Preferred Stock, 96,681 shares designated as Series A-2 Preferred Stock, 303,503 shares designated as Series B Preferred Stock and 102,622 shares designated as Series C Preferred Stock are issued and outstanding.

____Senior Preferred Stock. Shares of Series A-1 Preferred Stock have a stated value of $100 and are entitled to quarterly dividends, which are cumulative and accrue at a rate per annum of 13%, compounding. Shares of Series A-2 Preferred Stock have a stated value of $100 and are entitled to quarterly dividends, which are cumulative and accrue at a rate per annum of 13.5%, compounding. The vote of 67% of the shares of the Senior Preferred Stock, voting as a separate class, is required to (i) authorize or issue any class of preferred stock of Holdings that ranks senior to or pari passu with the Senior Preferred Stock with respect to dividends or upon liquidation or (ii) amend Holdings' Certificate of Incorporation or By-Laws if such amendment would adversely affect the powers, rights and privileges of the holders of the Senior Preferred Stock. Except as described in the foregoing and as otherwise required by law, the Senior Preferred Stock is not entitled to vote. The Series A-1 Preferred Stock and Series A-2 Preferred Stock rank pari passu with each other with respect to dividends and upon liquidation, dissolution and winding up. In the event of the liquidation, dissolution or winding up of Holdings, the Senior Preferred Stock will have a preference over all other classes of Holdings' capital stock, except the Class D Common Stock, in an amount equal to the stated value plus accrued but unpaid dividends. The Senior Preferred Stock is subject to mandatory redemption upon the earlier of (i) a Holdings Change of Control or (ii) February 5, 2009. At the option of Holdings in certain circumstances, Senior Preferred Stock may be exchanged for junior subordinated debentures of Holdings (the "Holdings Debentures"), at an exchange rate of $1.00 in principal amount of Holdings Debentures for each $1.00 in stated value of Senior Preferred Stock, plus an additional principal amount equal to the dollar amount of any accrued and unpaid dividends. Holdings Debentures, if issued, will bear interest at a rate per annum of 13%, which interest will be paid in kind semi-annually in lieu of cash until and including August 5, 2004, and may be paid in kind or in cash, subject to certain limitations, thereafter. The Holdings Debentures will mature on February 5, 2009. The Holdings Debentures will be subordinated in right of payment to the Holdings PIK Notes.

____Convertible Preferred Stock. Shares of Convertible Preferred Stock have a stated value of $6.02. The Series B Preferred Stock and the Series C Preferred Stock rank pari passu with each other with respect to dividends and upon liquidation, dissolution and winding up. Such shares have no preferential dividend rights but are entitled to dividends paid on Holdings Common Stock on an as-if-converted basis. In the event of the liquidation, dissolution or winding up of Holdings, the Convertible Preferred Stock will be subject to the liquidation preference of the Senior Preferred Stock and will have a preference over the Holdings Common Stock in an amount equal to the stated value per share. Except as required by law, the Convertible Preferred Stock is not entitled to vote. In certain circumstances, subject to adjustments in the event of stock splits and the like, the Series B Preferred Stock is convertible at the option of the holders thereof into shares of Class A Common Stock on a share-for-share basis. Subject to adjustments in the event of stock splits and the like, the Series C Preferred Stock is convertible at the option of the holders thereof into shares of Class A Common Stock or Class B Common Stock on a share-for-share basis. On the date of consummation of a sale of all or substantially all of the assets or business or capital stock of Holdings (a "Sale Transaction"), each share of Convertible Preferred Stock will be automatically converted, on a share-for-share basis, into fully paid and nonassessable shares of Class B Common Stock or, if the holders elect, into fully paid and nonassessable shares of Class A Common Stock.

Common Stock

    There are four classes of common stock of Holdings. Class A Common Stock and Class B Common Stock are each divided into four series. One series of each of the Class A Common Stock and the Class B Common Stock will be issuable only after the occurrence of a Qualifying Offering, as described under "Conversion" below. Except as described below with respect to voting and conversion rights, the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock are identical in all respects. The Class D Common Stock is a special class of non-voting common stock designed to track the performance of Simmons, a subsidiary of Holdings that is not a subsidiary of the Company.

____Voting. Holders of Series A-1 Common Stock are entitled to elect two members of Holdings' seven member Board of Directors (the "Holdings Board"), holders of Series A-2 Common Stock are entitled to elect one member of the Holdings Board, holders of Series A-3 Common Stock are entitled to elect two members of the Holdings Board and holders of Class C Common Stock are entitled to elect two members of the Holdings Board. Holdings' Certificate of Incorporation provides for weighted voting by the directors such that each director elected by the Series A-1 Common Stock has a weighted vote of 24.5%, each director elected by the Series A-2 Common Stock has a weighted vote of 15%, each director elected by the Series A-3 Common Stock has a weighted vote of 7.5%, and each director elected by the Class C Common Stock has a weighted vote of 10.5%. Such weighted voting will shift in certain circumstances and supermajority votes will be required in certain instances. See "--Holdings Stockholders Agreement." In addition, Holdings' Certificate of Incorporation provides for the automatic conversion of Holdings Common Stock into single series of voting and non-voting common stock. See "--Conversion." Except as otherwise required by law, Class B Common Stock is non-voting. On all matters other than the election of directors, Class A Common Stock and Class C Common Stock vote together as a single class.

____Conversion. Under certain circumstances, each share of any series of Class A Common Stock is convertible into one share of the corresponding series of Class B Common Stock and each share of any series of Class B Common Stock is convertible into one share of the corresponding series of Class A Common Stock. All series of Class A Common Stock and the Class C Common Stock will automatically convert into Series I Common Stock, a single series of voting common stock, and all series of Class B Common Stock will automatically convert into Series II Common Stock, a single series of non-voting common stock in the event of a Sale Transaction or upon consummation of a Qualifying Offering.

HOLDINGS STOCKHOLDERS AGREEMENT

    As part of the Transactions, Holdings entered into an agreement (the "Holdings Stockholders Agreement") with Masco, the Institutional Investors and the Management Investors. The following is

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a summary description of the principal terms of the Holdings Stockholders
Agreement. The term "Masco Stockholders" refers to Masco and certain of its permitted transferees under the terms of the Holdings Stockholders Agreement.

    Board of Directors. The Holdings Board is comprised of seven members. The Holdings Stockholders Agreement provides that two directors are to be designated and elected by a majority of the holders of the Class C Common Stock (each, a "Management Director"); two directors are to be designated by the Institutional Investors and elected by the holders of the Series A-1 Common Stock (each, an "Institutional Director"); one director is to be designated by the Masco Stockholders and elected by the holders of the Series A-2 Common Stock (the "Masco Director"); and two disinterested directors are to be designated by Holdings' Nominating Committee (described below) and elected by the holders of the Series A-3 Common Stock (each, a "Disinterested Director"). The Nominating Committee is to be comprised of one Management Director, one Institutional Director and one Disinterested Director. In the event the Institutional Investors determine it is permitted by law, they may cause the removal of any or all of the Disinterested Directors and thereafter designate his or her replacement(s). Holdings' Certificate of Incorporation and By-Laws provide for weighted voting by the Holdings Board on all matters as described above in "Capitalization of Holdings--Common Stock." In the event there are more than 50 stockholders of Holdings, the Institutional Investors will be entitled to reduce the weighted vote allocated to the Institutional Directors to 9.5% each, with a corresponding increase in the votes of the Disinterested Directors to 22.5% each. If the Masco Stockholders or the Institutional Investors, as the case may be, either elect not to, or no longer have the right to, designate directors, the Nominating Committee will designate the Masco Director and the Institutional Directors, as the case may be. The right of the Institutional Investors to designate directors will terminate if the Institutional Investors no longer hold any Senior Preferred Stock and hold less than 10% of Holdings Common Stock (on a fully-diluted basis). The right of the Masco Stockholders to designate a director will terminate if the Masco Stockholders no longer hold any Holdings PIK Notes, no longer hold any Senior Preferred Stock and hold less than 5% of Holdings Common Stock (on a fully-diluted basis).

    Certain actions by Holdings and its subsidiaries require the approval of a majority of weighted votes of the Holdings Board, including a majority of the weighted votes of the Institutional Directors. These actions include significant business combinations, significant asset dispositions, modification of Holdings' Certificate of Incorporation or By-Laws, certain acquisitions, increases and decreases in capital, incurring or guaranteeing certain indebtedness, dissolution, liquidation and bankruptcy, changes in the compensation of senior management and certain transactions involving stockholders or their affiliates. Certain actions require the approval of a majority of the weighted votes of the Holdings Board, including the affirmative vote of the Masco Director. These actions include certain amendments to Holdings' Certificate of Incorporation or By-Laws, certain transactions involving stockholders or other affiliates, certain amendments to the Senior Bank Facilities or the Holdings PIK Notes, the entry of Holdings or any of its subsidiaries into certain agreements that contain certain covenants that are more restrictive than similar covenants in the Credit Agreement (as defined) and the Indenture, and certain transactions between Holdings and Simmons.

    The Holdings Stockholders Agreement provides each of the Masco Stockholders and the Institutional Investors with the option to designate a director of the Company and each of its significant subsidiaries. The balance of the directors of the boards of directors of the Company and its subsidiaries is to be determined by the Holdings Board.

    Rights Offering. The Holdings Stockholders Agreement provides the parties to that agreement with the right to participate ratably, in accordance with their fully-diluted common equity ownership (excluding Class D Common Stock), in all additional offerings of Holdings Common Stock or of securities exercisable, convertible or exchangeable for or into Holdings Common Stock ("Equity Equivalents") (other than the issuance of Holdings Common Stock or Equity Equivalents to

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Management Investors, in a public offering, to a financial institution in connection with the extension of credit, in connection with acquisitions or upon the conversion of other securities of Holdings).

    Right of First Offer. If Masco makes a good faith determination that there is a strong likelihood that it will be unable to continue its chosen accounting treatment to be applied to the Acquisition as a result of its (and/or any Masco Stockholders') ownership of Holdings Common Stock or Equity Equivalents and is unable to restructure its ownership of such securities in a manner which continues such accounting treatment and is not materially adverse to Masco, the Masco Stockholders shall first offer such Holdings Common Stock or Equity Equivalents to Holdings and subject to a priority in favor of Holdings, the Institutional Investors. If such offers are not accepted in full within a total period of 20 days, the Masco Stockholders may sell such securities to a third party on terms which are either substantially similar to those offered to Holdings and the Institutional Investors or are more favorable to the Masco Stockholders.

    Right of First Refusal. Shares of Holdings Common Stock and Equity Equivalents held by a Masco Stockholder or a Management Investor are subject to a right of first refusal in favor of Holdings and subject to a priority in favor of Holdings, in the case of a Masco Stockholder, the Institutional Investors, and in the case of a Management Investor, the Masco Stockholders and the Institutional Investors (together on a pro-rata basis based on their fully-diluted common equity ownership (excluding Class D Common Stock)).

    Tag-Along and Drag-Along Rights. If the Institutional Investors propose to transfer Holdings Common Stock or Equity Equivalents representing more than 10% of the Holdings Common Stock (on a fully-diluted basis), other than in a registered public offering or other permitted transaction, or an amount of Holdings Common Stock or Equity Equivalents that would result in a Holdings Change of Control, the other stockholders, under certain circumstances, have the option to sell to the same offeree pursuant to Tag-Along Rights their Holdings Common Stock or Equity Equivalents on the same terms and on a pro rata basis. Tag-Along Rights also apply to sales of Class D Common Stock by Institutional Investors and to sales of Senior Preferred Stock by Institutional Investors, Masco Stockholders and Management Investors. If the Institutional Investors propose to sell or otherwise transfer for value to an unaffiliated third party all of their Holdings Common Stock, Equity Equivalents and Senior Preferred Stock, the Institutional Investors have the right under certain circumstance to require the other stockholders to sell or transfer all of their Holdings Common Stock, Equity Equivalents and Senior Preferred Stock to such party on the same terms. If the Institutional Investors propose the sale or other transfer for value of all or substantially all of the assets or business of Holdings to a third party, the Institutional Investors have the right under certain circumstances to require the other stockholders to approve such transaction in their capacity as stockholders of Holdings.

    Management Repurchase. All shares of Holdings Common Stock and Senior Preferred Stock held by a Management Investor are subject to repurchase by Holdings for a specified period of time following the termination of employment of such Management Investor for any reason. The Institutional Investors and the Masco Stockholders have the right for a specified period to purchase, on a pro-rata basis, such stock not so purchased by Holdings.

REGISTRATION RIGHTS AGREEMENT

    Pursuant to a registration rights agreement, the Institutional Investors are entitled to require Holdings to effect an initial public offering of Holdings Common Stock underwritten on a firmly committed basis. The Institutional Investors (as a group) and the Masco Stockholders (as a group) are each entitled to three long-form registrations and unlimited short-form registrations on demand, in each case at the expense of Holdings (other than underwriting commissions and discounts). The Institutional Investors, the Masco Stockholders and the Management Investors are entitled to include, at the expense of Holdings, their shares of Holdings Common Stock in any primary registration by Holdings or any secondary registration on behalf of other stockholders on a pro-rata basis, subject to customary underwriter's cutback rights.

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                              CERTAIN TRANSACTIONS

BUSINESS ARRANGEMENTS WITH HOLDINGS

    As part of the Transactions, (i) Holdings acquired from Masco the Holdings Business by the merger of Lineage and MHF into Holdings, (ii) Holdings contributed the Specified Assets, consisting primarily of inventory, machinery and equipment, office furniture and receivables to the Company and (iii) the Company and Holdings entered into leases providing for the rent of certain of the Specified Assets to Holdings at rates the Company believes to be comparable to rates that would be negotiated by unrelated parties in arm's length transactions. Lineage was established by Masco in 1991 as a marketing division to provide a restricted distribution furniture product line. A key element of the Lineage concept was to utilize existing but under-utilized facilities. Thus, Holdings' production needs (as successor to Lineage) will be performed by the Company, and the Company will be reimbursed by Holdings for such services at rates the Company believes to be comparable to rates that would be negotiated by unrelated parties in arm's length transactions. MHF is a distributor of furniture, accessories and fabrics to the contract industry. Approximately 80% of its 1995 sales ($35.7 million) were of products manufactured by the Home Furnishings Group. Holdings (as successor to MHF) will purchase products from the Company, at prices comparable to those charged by the Company to similarly situated unrelated third parties.

    As part of the Transactions, Holdings and the Company entered into the Holdings Management Agreement pursuant to which Holdings will provide to the Company executive management, corporate support, administrative, data processing, human resources, legal, environmental, audit, treasury, tax and other management-related services. The Company will compensate Holdings pursuant to such agreement in an amount equal to Holdings' actual cost of providing such services. The Company estimates that its annual corporate general and administrative expenses (which will be provided under and paid for pursuant to the Holdings Management Agreement) on a pro forma basis for 1995 (giving effect to the Transactions as if they had occurred on January 1, 1995), would have been $15.8 million. As part of the Transactions, Holdings entered into the Transition Services Agreement with Masco, pursuant to which Masco will provide certain services for Holdings and the Company. As a result, certain services to be provided to the Company under the Holdings Management Agreement will be provided by Masco. See "--Transition Services Agreement."

ACQUISITION ARRANGEMENTS


    As part of the Transactions, Masco received the cash consideration, Masco Holdings Stock and the Holdings PIK Notes described in "Summary--The Transactions." In addition, approximately $705.3 million of indebtedness owed by the Home Furnishings Group to Masco was repaid. On November 1, 1996, the purchase price was finalized pursuant to the Acquisition Agreement based upon the net assets of the Home Furnishings Group on August 5, 1996, with the result that Masco made a payment of $41.3 million to the Company.



    Certain provisions of the Acquisition Agreement survive the consummation of the Acquisition and continue for a period as contractual obligations between Masco and Holdings. The following summarizes the principal such provisions of the Acquisition Agreement.


    Masco has made various representations, warranties and covenants respecting the Home Furnishings Group, and the Acquisition Agreement provides for indemnification by Masco for periods of one to three years in the event of any breach of such representations, warranties or covenants. With certain exceptions, Masco will not be obligated to make payments for the first $15.0 million of indemnifiable claims nor be obligated to make payments of more than $100.0 million. The Acquisition Agreement provides that Masco has the exclusive right to undertake certain activities relating to environmental matters pertaining to the Company for which Masco may be responsible under the indemnification provisions with the prior written consent of Holdings, such

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consent not to be unreasonably withheld. Holdings will cooperate with Masco regarding these activities and, with certain exceptions, reimburse Masco for reasonable costs and expenses until Holdings has incurred damages in specified amounts.

    Masco has agreed to guarantee or provide up to $15.0 million in stand-by letters of credit or comparable credit enhancement arrangements (collectively, "Guaranteed LCs") in support of any obligation as to which the Company or a subsidiary is a primary obligor or an account party. This obligation will continue until the earlier of (i) the date on which the Holdings PIK Notes become due and payable and (ii) any business day if on each business day of the preceding 18 month period the aggregate amount of unused availability for borrowings under credit lines available to the Company and its subsidiaries equaled at least $75.0 million. The Company or a subsidiary will remain primarily responsible for such obligations and Holdings will indemnify Masco (by providing a promissory note having the same terms as the Holdings PIK Notes) for any damages resulting from any breach of the Company's or such subsidiary's obligations under such Guaranteed LCs.

    Masco has agreed to not (i) on or prior to August 5, 2001 engage in the design or manufacture of certain furniture and fabric products (the "Restricted Activities") or acquire an interest in an entity that would result in Masco having annual revenues from Restricted Activities that exceed certain levels or
(ii) on or prior to August 5, 1998 (a) cause or attempt to cause any customer or supplier of the Company or its subsidiaries to terminate or materially reduce its business with the Company or its subsidiaries or (b) initiate contact (other than through general solicitation to the public) with any officer of the Company or its subsidiaries for the purpose of offering employment by Masco or any of its subsidiaries.

MANAGEMENT INVESTORS

    As part of the Transactions, Masco acquired the Masco Holdings Stock, and sold to the Management Investors, 15,993 shares of Class B Common Stock (divided equally among the series thereof other than Series II) at a price per share of $5.44, and 21,930 shares of Series A-2 Preferred Stock at a price per share of $100. In addition, Wayne B. Lyon, Chief Executive Officer, President and Chairman of the Board of Holdings, acquired from Holdings 21,180 shares of Class A Common Stock (divided equally among the series thereof other than Series I) at a price per share of $5.44, 9,645 shares of Class A Common Stock (divided equally among the series thereof other than Series I) for no cash consideration, 22,734 shares of Class B Common Stock (divided equally among the series thereof other than Series II) at a price per share of $5.44, 10,356 shares of Class B Common Stock (divided equally among the series thereof other than Series II) for no cash consideration, and 60,212 shares of Series A-2 Preferred Stock at a price per share of $100. Mr. Lyon sold to the other Management Investors 13,059 shares of Class A Common Stock (divided equally among the series thereof other than Series I) at a price per share of $5.44, 14,019 shares of Class B Common Stock (divided equally among the series thereof other than Series II) at a price per share of $5.44, and 37,127 shares of Series A-2 Preferred Stock at a price per share of $100 per share. The Management Investors received from Holdings for no cash consideration an aggregate of 98,978 shares of Class C Common Stock. As a result, Mr. Lyon holds 3.7% of the Holdings Common Stock, and all Management Investors (including Mr. Lyon) hold 18.3%, in each case on a fully-diluted basis assuming the conversion of all Convertible Preferred Stock. The Management Investors deposited their shares (other than Series A-2 Preferred Stock) into a voting trust, the trustees of which must be senior members of management. The initial voting trustee is Douglas C. Barnard, Vice President, General Counsel and Secretary of Holdings and the Company.

    An aggregate of 17,122 authorized but unissued shares of Class C Common Stock is reserved by Holdings for issuance to future members of management. In addition, if, prior to May 5, 1997, Holdings establishes an employee stock incentive plan, Holdings has the option to purchase from 399 Ventures 4,842 shares of Class A Common Stock (divided equally among the series thereof

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other than Series I) and 5,199 shares of Class B Common Stock (divided equally among the series thereof other than Series II), in each case for a purchase price of $5.44 per share, and 13,770 shares of Series A-2 Preferred Stock at a price per share equal to $100 plus accrued but unpaid dividends. Giving effect to the foregoing, the Management Investors' fully-diluted ownership of Holdings Common Stock would be 20.7%.

TRANSITION SERVICES AGREEMENT

    As part of the Transactions, Holdings and Masco entered into the Transition Services Agreement under which until April 30, 1997 Masco will perform certain services for the Company similar to those provided by Masco to the Home Furnishings Group prior to the Acquisition (other than legal and litigation support services). Such services include assistance in financial reporting, preparation of federal, state and local tax returns, human resources, pension and payroll administration, assistance in compliance with environmental laws and coordination of insurance. Holdings will make monthly payments to Masco of $500,000, as reduced to take into account certain current Masco personnel and other personnel or third parties that are employed or retained by Holdings, the Company or any of their subsidiaries after the Acquisition. If requested by Holdings, Masco and Holdings will negotiate in good faith regarding the provision of such transitional services after April 30, 1997; provided, however, that the fees for any services provided by Masco after April 30, 1997 shall be based on Masco's costs (including overhead and other allocated costs). The Transition Services Agreement provides Masco with customary exculpation, indemnification and other provisions.

TAX SHARING AGREEMENT

    Holdings, the Company and its United States subsidiaries will be included in the consolidated United States federal income tax return of Holdings. Holdings, the Company, Simmons and certain of the Company's United States subsidiaries have entered into the Tax Sharing Agreement whereby the Company will pay Holdings (or Holdings will pay the Company) its pro rata share of the total tax liability, as set out in the Tax Sharing Agreement. In the event the Company is included in a joint, combined, consolidated or unitary state or local income or franchise tax return with Holdings, the Company shall make payments to Holdings, and Holdings shall make payments to the Company, in a manner consistent with that described above for federal tax purposes.

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                     DESCRIPTION OF SENIOR BANK FACILITIES

    As part of the Transactions, the Company and certain of the Guarantor Subsidiaries (collectively, the "Borrowers") and Holdings entered into a credit agreement (the "Credit Agreement") with The Chase Manhattan Bank, as administrative agent and collateral agent (the "Agent"), Chase Manhattan Bank Delaware as issuing bank and the lenders named therein (the "Lenders") that provides for term loans of $300.0 million and a revolving credit facility of $150.0 million. Chase Securities Inc. acted as advisor and arranger in connection with the Senior Bank Facilities (the "Arranger").

    Structure. Loans under the Credit Agreement consist of (i) a term loan (the "Tranche A Term Loan") in the amount of $125.0 million; (ii) a second term loan (the "Tranche B Term Loan," and together with the Tranche A Term Loan, the "Term Loans") in the amount of $175.0 million and (iii) a revolving credit facility (the "Revolving Credit Facility," and together with the Term Loans, the "Senior Bank Facilities") in the amount of $150.0 million (of which $50.0 million will be available for letters of credit). The Company used the Term Loans and $25.0 million of the Revolving Credit Facility to provide funding necessary to consummate the Transactions, with the remainder of the Revolving Credit Facility being available for general corporate purposes in the ordinary course of the Company's business.

    Security, Guaranty. The obligations of the Borrowers under the Credit Agreement are unconditionally guaranteed, jointly and severally, by Holdings and by each existing domestic subsidiary of the Company that is not a direct Borrower (other than the Receivables Subsidiary, the Master Servicer and certain subsidiaries with substantially no assets or operations). In addition, the Senior Bank Facilities and the guarantees thereunder are secured by substantially all the assets of the Borrowers and the guarantors (collectively, the "Collateral"), including but not limited to (i) a first priority pledge of all the capital stock of the Company and of each subsidiary (other than the Receivables Subsidiary) of the Company (which pledge, in the case of foreign subsidiaries, will be limited to 65% of the capital stock of each first-tier foreign subsidiary) and (ii) perfected first priority security interests in, and mortgages on, substantially all tangible and intangible assets of the Borrowers and the guarantors (including but not limited to accounts receivable (other than those sold in connection with the Receivables Facility), inventory, equipment, intellectual property, general intangibles, owned real property, cash and proceeds of the foregoing), in each case subject to certain limited exceptions.

    Amortization, Interest. The Tranche A Term Loan is repayable in quarterly principal payments over six years and bears interest at a rate per annum equal (at the Borrowers' option) to: (i) an adjusted London inter-bank offered rate ("Adjusted LIBOR") plus 2.5% or (ii) an Alternate Base Rate (equal to the highest of the Agent's prime rate, a certificate of deposit rate plus 1% and the Federal Funds effective rate plus 1/2 of 1%) plus 1.5%, in each case subject to certain reductions based on financial performance. The Tranche B Term Loan is repayable in quarterly principal payments over eight years and bears interest at a rate per annum equal (at the Borrowers' option) to: (i) Adjusted LIBOR plus 3.0% or (ii) the Alternate Base Rate plus 2.0%. The Revolving Credit Facility is a six-year facility and bears interest at a rate per annum equal (at the Borrowers' option) to: (i) Adjusted LIBOR plus 2.5% or (ii) the Alternate Base Rate plus 1.5%, in each case subject to certain reductions based on the Company's financial performance. Amounts relating to principal under the Senior Bank Facilities not paid when due bear interest at a default rate equal to 2.0% above the otherwise applicable rate.

    Prepayments. The Senior Bank Facilities permit the Borrowers to prepay loans and to permanently reduce revolving credit commitments, in whole or in part, at any time. In addition, the Borrowers are required to make mandatory prepayments of Term Loans, subject to certain exceptions, in amounts equal to (i) 75% of excess cash flow (as such term is defined in the Credit

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Agreement) (subject to a reduction to 50% based upon financial performance and the Borrowers having repaid a certain amount of the Term Loans); (ii) 100% of the net proceeds of certain dispositions of assets or issuances of debt or equity of the Company or any of its subsidiaries and (iii) 40% of the net proceeds of equity issuances of Holdings. Mandatory and optional prepayments of the Term Loans will be allocated pro rata between the Tranche A Term Loan and the Tranche B Term Loan and applied pro rata against the remaining scheduled amortization payments of such Term Loans, except that, so long as the Tranche A Term Loan is outstanding, any Lender participating in the Tranche B Term Loan will have the right to refuse mandatory prepayments, in which case such prepayments will be applied to the Tranche A Term Loan. Any prepayment of LIBOR loans other than at the end of an interest period is subject to reimbursement of breakage costs.

    Fees. The Borrowers are required to pay the Lenders under the Revolving Credit Facility, on a quarterly basis, a commitment fee equal to 1/2 of 1% per annum on the undrawn portion of the Revolving Credit Facility. The Borrowers are also required to pay (i) a per annum letter of credit fee on the aggregate undrawn amount of outstanding letters of credit equal to the interest rate spread over Adjusted LIBOR applicable to loans under the Revolving Credit Facility from time to time; (ii) a fronting bank fee for the letter of credit issuing bank; (iii) annual administration fees and (iv) agent, arrangement and other similar fees.

    Covenants. The Senior Bank Facilities contain a number of covenants that, among other things, restrict the ability of Holdings or the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness or amend certain other debt instruments, pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by Holdings or the Company or its subsidiaries, make capital expenditures, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the Senior Bank Facilities the Company is required to comply with specified financial ratios and tests, including minimum interest coverage ratios, maximum leverage ratios, annual capital expenditures limitations and net worth tests.

    The Senior Bank Facilities also contain provisions that prohibit any modification of the Indenture in any manner adverse to the Lenders and that limit the Company's ability to refinance the Notes without the consent of such Lenders.

    Events of Default. The Senior Bank Facilities contain customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA, judgment defaults, actual or asserted invalidity of any security interest and change of control.

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                      DESCRIPTION OF RECEIVABLES FACILITY

    As part of the Transactions, the Company established the Receivables Facility, with Chase Securities Inc. as arranger, pursuant to which The Chase Manhattan Bank ("Chase"), and if Chase elects at any time, a syndicate of banks and other financial institutions (together with Chase, the "Participants") agreed to purchase up to $175.0 million in investor certificates (the "Investor Certificates") representing fractional undivided interests in the Receivables (defined below) held by the Master Trust (defined below).

    In connection with the establishment of the Receivables Facility, the Company formed and capitalized the Receivables Subsidiary, a wholly owned, bankruptcy-remote subsidiary. The Receivables Subsidiary purchases, on a revolving basis, all trade receivables and related property (collectively, the "Receivables") generated by Holdings and certain of the Company's subsidiaries (in such capacity, the "Sellers"). The Receivables Subsidiary purchases, at a discount from face, the Receivables from the Sellers pursuant to a receivables sale agreement (the "Receivables Sale Agreement"). Such discounting reflects historical losses, interest costs, servicing fees and other ongoing expenses associated with the Receivables. Pursuant to a pooling agreement (the "Pooling Agreement"), the Receivables Subsidiary established a master trust (the "Master Trust") to which it transfered and assigned all its rights in the Receivables in exchange for (i) an exchangeable investor certificate (the "Exchangeable Certificate"), which represents the entire undivided interest in the Receivables not represented by other outstanding investor certificates; (ii) a subordinated investor certificate (the "Subordinated Certificate"), which represents credit enhancement for the Investor Certificates purchased by the Participants and
(iii) the proceeds from the sale of Investor Certificates to the Participants.

    The Receivables Subsidiary financed its initial purchase of Receivables from the Sellers with a combination of cash proceeds from the sale of Investor Certificates to Participants, an initial capital contribution by the Company and a subordinated unsecured note issued to the Sellers in payment of the Receivables. Ongoing purchases of Receivables by the Receivables Subsidiary will be financed with a combination of collections in respect of the Receivables, proceeds from new purchases of Investor Certificates made by the Participants, an increase in the amount of the subordinated unsecured note issued to the Sellers in payment of the Receivables, further capital contributions by the Company and (to a limited extent) through offsets against certain repurchase obligations of the Sellers to the Receivables Subsidiary.

    The purchase by the Participants of Investor Certificates under the Receivables Facility was made with limited recourse and at an interest cost to the Receivables Subsidiary equal to, at the Receivables Subsidiary's election, Adjusted LIBOR plus 1.00% per annum or the Alternate Base Rate. The Participants' interest in Receivables of up to $175.0 million is an undivided senior interest in all Receivables held by the Master Trust. If at any point in time the Sellers generate insufficient Receivables, the character of the Receivables held by the Master Trust do not satisfy customary eligibility criteria (such as no bankruptcy, no delinquency and no excessive concentration levels) or the Company elects to reduce the size of the Receivables Facility, the investment of the Participants may be less than $175.0 million. The investment of the Participants at August 5, 1996 was $155.0 million.

    The Receivables Subsidiary has retained a pari passu interest (represented by the Exchangeable Certificate) and a subordinated interest (represented by the Subordinated Certificate) in the Receivables, both of which will vary in amount from time to time. The Receivables Subsidiary will generally apply any distributions it receives in respect of the Exchangeable Certificate or Subordinated Certificate in the following priority: first, to purchase Receivables from the Sellers; second, to make payments in respect of any unsecured subordinated notes issued to any Seller and third, to pay dividends to the Company.

    The Receivables Sale Agreement contains certain restrictions on the Sellers customary for facilities of this type, including, but not limited to, limitations on liens on the Receivables, limitations on modifications of the terms of the Receivables, limitations on changes from historical credit and collection practices and limitations on changes in payment instructions. The Sellers continue to service the receivables (including all billing and collection activities) and receive a customary servicing fee from the Master Trust for providing such services. A subsidiary of the Company acts as a master servicer, overseeing the servicing activities of the Sellers.

    The Pooling Agreement contains certain restrictions on the Receivables Subsidiary customary for facilities of this type, including, but not limited to, limitations on liens on the Receivables, limitations on indebtedness (including guarantee obligations), limitations on changes from historical credit and collection practices and limitations on fundamental changes. The Pooling Agreement also contains certain conditions precedent customary for facilities of this type.

    The Participants' commitments under the Receivables Facility will terminate on the earlier of (i) January 1, 2002 and (ii) the occurrence of certain early amortization events, including but not limited to nonpayment by the Sellers or the Receivables Subsidiary of amounts when due, violation of covenants by the Sellers or the Receivables Subsidiary, incorrectness of the representations and warranties of the Sellers or the Receivables Subsidiary, cross-default and cross-acceleration (including under the Senior Bank Facilities), a material insolvency event with respect to the Sellers or the Receivables Subsidiary, material judgments against the Sellers or the Receivables Subsidiary and invalidity of any transaction documents relating to the Receivables Facility.

    The Company anticipates that the Receivables Facility will be replaced by a similar facility under which the Master Trust will issue asset-backed investor certificates (which may have additional or re-sized classes as compared with the Investor Certificates purchased by the Participants) in one or more transactions. If the Receivables Facility has not been replaced 180 days after the date of initial purchase of Investor Certificates by the Participants, the interest rate on the Receivables Facility will increase by 1.5%, or if less, to the rate equal to the then applicable rate on the Revolving Facility.

    The Receivables Facility requires a commitment fee of 1/2 of 1% per annum on the Facility Amount minus the amount of Investor Certificates held by the Participants for Investor Certificates (net of any amounts that have been paid to the Participants out of collections).

                              DESCRIPTION OF NOTES

GENERAL

    The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and (ii) holders of New Notes will not be entitled to certain rights of holders of the Old Notes under the Registration Rights Agreement which will terminate upon the consummation of the Exchange Offer. The Old Notes have been, and the New Notes are to be, issued under an Indenture, dated as of August 5, 1996 (the "Indenture"), among the Company, the Guarantor Subsidiaries and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee").

    The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended ("TIA"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "Certain Definitions."

    Principal of, premium, if any, and interest on the Notes is payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at One State Street, New York, New York 10004), except that, at the option of the Company, payment of interest may be made by check mailed to the registered holders of the Notes at their registered addresses.

    The Notes may be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

    The Notes are unsecured senior subordinated obligations of the Company, limited to $200.0 million aggregate principal amount, and will mature on August 1, 2006. Each Note will bear interest at a rate per annum shown on the front cover of this Prospectus from August 5, 1996 or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the January 15 or July 15 immediately preceding the interest payment date on February 1 and August 1 of each year, commencing February 1, 1997.

OPTIONAL REDEMPTION

    Except as set forth below, the Notes are not redeemable at the option of the Company prior to August 1, 2001. On and after such date, the Notes are redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period commencing on August 1 of the years set forth below:

                                                                  REDEMPTION
PERIOD                                                              PRICE
---------------------------------------------------------------   ----------
2001...........................................................     105.438%
2002...........................................................     103.625%
2003...........................................................     101.813%
2004 and thereafter............................................     100.000%

    In addition, at any time and from time to time on or prior to August 1, 1999, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Notes ($200.0 million) with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 110.875% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

    The Notes are subject to redemption at the option of the Company, prior to August 1, 2001, in whole or in part, at any time within 180 days after a Change of Control on not less than 30 nor more than 60 days' prior notice to each holder of Notes to be redeemed, in amounts of $1,000 or an integral multiple thereof, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium. Each holder of Notes also has certain rights to require the Company to purchase such Notes upon the occurrence of a Change of Control. See "--Change of Control" below.

SELECTION

    In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

RANKING

    The indebtedness evidenced by the Notes is unsecured Senior Subordinated Indebtedness of the Company. The payment of the principal of, premium (if any) and interest on the Notes is subordinate in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of the Company, ranks pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company and is senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes are also effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

    The indebtedness evidenced by a Subsidiary Guaranty is unsecured Senior Subordinated Indebtedness of such Guarantor Subsidiary. The payment of a Subsidiary Guaranty is subordinated in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of such Guarantor Subsidiary, ranks pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Guarantor Subsidiary and is senior in right of payment to all existing and future Subordinated Obligations of such Guarantor Subsidiary. Each Subsidiary Guaranty is also effectively subordinated to any Secured Indebtedness of the Guarantor Subsidiary to the extent of the value of the assets securing such Indebtedness.


    As of June 30, 1996, after giving pro forma effect to the consummation of the Transactions, including the issuance and sale of the Notes and the application of the net proceeds therefrom as described under "Use of Proceeds," the Company would have had no outstanding Senior Indebtedness (excluding unused commitments and the obligations in respect of borrowings by subsidiaries under the Senior Bank Facilities), the outstanding Senior Indebtedness of the Guarantor Subsidiaries would have been $327.2 million (excluding unused commitments) and all liabilities of the Company and its subsidiaries (including such Senior Indebtedness but excluding the Notes and the Subsidiary Guaranties) would have been approximately $735.1 million. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Guarantor Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness of the Company or a Guarantor Subsidiary, as the case may be. See "Certain Covenants--Limitation on Indebtedness" below.


    "Senior Indebtedness" of the Company means all principal of, premium (if any), accrued interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all Indebtedness of the Company, and including all Bank Indebtedness, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, foreign, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness or obligation of the Company which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) any Indebtedness Incurred in violation of the Indenture. "Senior Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

    Only Indebtedness of the Company or a Guarantor Subsidiary that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Guarantor Subsidiary, respectively. The Company and each Guarantor Subsidiary has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness of the Company or a Guarantor Subsidiary is not deemed to be subordinate or junior to Secured Indebtedness, as the case may be, merely because it is unsecured.

    The Company may not pay principal of, or premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below, and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes"), if (i) any Senior Indebtedness of the Company is not paid when due or (ii) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness have, or the Representative of such holders has, accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

    Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of the Senior Indebtedness of the Company before the Noteholders are entitled to receive any payment and until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness of the Company as their respective interests may appear. If a payment or distribution is made to Noteholders that due to the subordination provisions should not have been made to them, such Noteholders are required to hold such payment or distribution in trust for the holders of Senior Indebtedness and pay it over to them as their respective interests may appear.

    If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Notes until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

    The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

    By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness of the Company or of Senior Subordinated Indebtedness (including the Notes) may recover less, ratably, than holders of Senior Indebtedness of the Company.

SUBSIDIARY GUARANTIES

    Each of the Company's Domestic Subsidiaries (other than the Receivables Subsidiary, any Master Servicer and certain subsidiaries with substantially no assets or operations), as primary obligors and not merely as sureties, has irrevocably and unconditionally Guaranteed on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Guarantor Subsidiaries being herein called the "Guaranteed Obligations"). The Guarantor Subsidiaries have agreed to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guaranties. Each Subsidiary Guaranty is limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Guarantor Subsidiary without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Company will cause each Domestic Subsidiary (other than the Receivables Subsidiary or the Master Servicer) that is not at the time a Guarantor Subsidiary which Incurs Indebtedness to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary will Guarantee payment of the Notes. See "Certain Covenants--Future Guarantor Subsidiaries" below.

    Each Subsidiary Guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations,
(b) be binding upon each Guarantor Subsidiary and (c) enure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

    A Subsidiary Guaranty will be released upon the sale of the capital stock, or all or substantially all of the assets, of the applicable Guarantor Subsidiary if such sale is made in compliance with the Indenture.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase), pursuant to the offer described below and the other procedures set forth in the Indenture; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this covenant in the event that it has exercised its rights to redeem all of the Notes as described under "--Optional Redemption":

        (a) prior to the earlier to occur of the first public offering of Voting Stock of Holdings or the Company, the Permitted Investors cease to be entitled (by "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, contract or otherwise) to elect or cause the election of directors of Holdings having a majority of the total voting power of the board of directors of Holdings, whether as a result of issuance of securities of Holdings, any merger, consolidation, liquidation or dissolution of Holdings, any direct or indirect transfer of securities by any Permitted Investor or otherwise (for purposes of this clause (a), the Permitted Investors shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as one or more of the Permitted Investors beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

        (b) prior to the first public offering of Voting Stock of the Company, Holdings shall cease to own 100% of the issued and outstanding Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by Holdings or otherwise;

        (c) after the first public offering of Voting Stock of Holdings or the Company, any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above), directly or indirectly, of Voting Stock that represents more than 30% of the aggregate ordinary voting power of all classes of the Voting Stock of the Company or Holdings, voting together as a single class, and either (x) the Permitted Holders beneficially own (as defined in clause (a) above), directly or indirectly, in the aggregate Voting Stock that represents a lesser percentage of the aggregate ordinary voting power of all classes of the Voting Stock of the Company or Holdings, as the case may be, voting together as a single class, than such other person or group and are not entitled (by voting power, contract or otherwise) to elect directors of the Company or Holdings having a majority of the total voting power of the Board of Directors or the board of directors of Holdings, as the case may be, or
    (y) such other person or group is entitled to elect directors of the Company or Holdings having a majority of the total voting power of the Board of Directors or the board of directors of Holdings, as the case may be; or

        (d) after the first public offering of Voting Stock of Holdings or the Company, during any period of not greater than two consecutive years beginning after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors or the board of directors of Holdings, as the case may be (together with any new directors whose election by such Board of Directors or such board of directors of Holdings, as the case may be, or whose nomination for election by the shareholders of the Company or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Company or Holdings, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to have a majority of the total voting power of the Board of Directors or the board of directors of Holdings, as the case may be.

    Subject to the provision in the first paragraph in this section, within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating, among other things: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or any portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date that is on or prior to the date of purchase); (2) the circumstances and relevant facts and financial information regarding such Change of Control;
(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes or any portion thereof purchased.

    The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

    The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company or Holdings would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

    The occurrence of a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases required in connection with a Change of Control. The Company's failure to purchase the Notes in connection with a Change of Control would result in a default under the Indenture.

CERTAIN COVENANTS

    The Indenture contains covenants including, among others, the following:

    Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness unless on the date of such Incurrence the Consolidated Coverage Ratio exceeds 2.25:1 if such Indebtedness is Incurred on or prior to December 31, 1998, and 2.50:1 if such Indebtedness is Incurred thereafter.

    (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness consisting of the Term Loans in an aggregate principal amount outstanding of up to $300.0 million less the amount of any principal payments thereon; (ii) Indebtedness consisting of revolving credit, working capital or letters of credit financing in an aggregate principal amount at any time outstanding not in excess of $150.0 million (less the aggregate amount of all repayments of principal actually made thereunder since the Issue Date with Net Available Cash from Asset Dispositions pursuant to clause (a)(iii)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock"); (iii) Indebtedness of the Receivables Subsidiary pursuant to a Permitted Receivables Financing; (iv) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (v) Indebtedness of the Company represented by the Notes; (vi) any Indebtedness of the Company and its Restricted Subsidiaries (other than (x) the Indebtedness described in clauses (i), (ii), (iii) or

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(iv) above and (y) Indebtedness of any Foreign Subsidiary) outstanding on the
Issue Date; (vii) Indebtedness of the Company and its Restricted Subsidiaries
(A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and its Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness and (B) under Currency Agreements and Interest Rate Agreements that are designed to protect the Company and its Restricted Subsidiaries against fluctuations in interest rates or currency exchange rates and not for the purposes of speculation; (viii) Indebtedness represented by Guarantees by the Company of Indebtedness of a Restricted Subsidiary (other than Indebtedness of the Receivables Subsidiary), or in respect of letters of credit provided by the Company to support such Indebtedness, or Guarantees by a Restricted Subsidiary (other than the Receivables Subsidiary) of Indebtedness of the Company or a Restricted Subsidiary (other than Indebtedness of the Receivables Subsidiary), or in respect of letters of credit provided by a Restricted Subsidiary (other than the Receivables Subsidiary) to support such Indebtedness; provided, however, that only Indebtedness that is Incurred in compliance with this covenant may be guaranteed pursuant to this clause (viii); (ix) Purchase Money Indebtedness, industrial revenue bond or similar indebtedness and Capitalized Lease Obligations of the Company and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $30.0 million; (x) Indebtedness of the Company and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Notes tendered in an offer to purchase made as a result of a Change of Control;
(xi) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary of the Company in connection with such disposition; (xii) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $50.0 million; (xiii) Indebtedness of the Company or a Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case Incurred in the ordinary course of business; (xiv) Indebtedness to Masco in an aggregate principal amount not to exceed $15.0 million in respect of reimbursement obligations for letters of credit or credit support provided by Masco under the terms of the Acquisition Agreement; (xv) any Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to paragraph (a) or pursuant to clauses (i), (ii), (vi), (x), (xiv) or (xv) of this paragraph (b) and (xvi) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not in excess of $50.0 million.

    (c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company. In addition, the Company may not Incur any Secured Indebtedness which is not Senior Indebtedness of the Company unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Guarantor Subsidiary may not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of

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such Subsidiary Guarantor. In addition, a Guarantor Subsidiary may not Incur any
Secured Indebtedness which is not Senior Indebtedness of such Guarantor Subsidiary unless contemporaneously therewith effective provision is made to secure the Subsidiary Guaranty equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guaranty) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

    Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of equal or greater value); (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary; (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);
(iv) make any Investment (other than a Permitted Investment) in any Person or
(v) make any payment pursuant to the Management Agreement or any similar agreement entered into with Holdings or extension or renewal thereof (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, Investment or payment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default will have occurred and be continuing (or would result therefrom); (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company as a capital contribution or from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company or a Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness)); (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property (other than such Capital Stock) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange) and (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans, return of capital or advances or other

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transfers of assets to the Company or any Restricted Subsidiary from
Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") or the receipt of proceeds from the sale or other disposition of any portion of any Investment in an Unrestricted Subsidiary not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

    (b) The provisions of the foregoing paragraph (a) will not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company or a Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness)); provided, however, that (A) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale to the extent so used will be excluded from clause (3)(B) of paragraph (a) above; (ii) any purchase or redemption of (A) Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "--Limitation on Indebtedness" or
(B) Subordinated Obligations of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of any Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "--Limitation of Indebtedness"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Disqualified Stock made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments; (iv) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments; (v) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to the covenant described under "--Change of Control" above (including the purchase of all Notes tendered), any purchase or redemption of Subordinated Obligations of the Company required pursuant to the terms thereof as a result of such Change of Control; provided, however, that such purchase or redemption will be included in the calculation of the amount of Restricted Payments; (vi) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments; (vii) the repurchase, for cash or notes, of shares of, or options or warrants to purchase shares of, or payments to Holdings to enable Holdings to repurchase shares of, or options or warrants to purchase shares of, Capital Stock of Holdings, the Company or any of the Subsidiaries of the Company from employees, former employees, officers, former officers, directors or former directors of Holdings, the Company or any of the Subsidiaries of the Company (or permitted transferees of such employees, former employees, directors or former directors) (or repayments of, or payments to Holdings to permit Holdings to repay, notes previously issued to so purchase such shares, options or warrants), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors or the board of directors of Holdings, as applicable, under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such capital stock;

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
provided, however, that the aggregate amount of such repurchases (including the amount of any such notes issued by the Company or any of its Restricted Subsidiaries, and cash payments to pay principal and interest with respect to any such notes issued by Holdings, but excluding the amount of any such notes issued by Holdings until so paid) shall not exceed as of any date the product of
(x) $5.0 million and (y) the number of years (or fractions thereof) elapsed since the Issue Date; provided further, however, that (x) the first $5.0 million in aggregate amount of such purchases shall be excluded in the calculation of the amount of Restricted Payments and (y) any amount of such purchases greater than $5.0 million in the aggregate shall be included in the calculation of the amount of Restricted Payments; (viii) to the extent otherwise deemed Restricted Payments, payments to Holdings made pursuant to the Tax Sharing Agreement; provided however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; (ix) payments to Holdings pursuant to the Management Agreement for operating costs of Holdings but only to the extent such costs (w) constitute or are directly related to the corporate general and administrative expenses of the Company and its Restricted Subsidiaries and not to any other business, subsidiary or investment of Holdings, (x) are not otherwise paid for by the Company or its Restricted Subsidiaries and (y) do not constitute payments in respect of the Masco Notes or otherwise in respect of any Capital Stock of Holdings or in respect of Indebtedness held by an Affiliate of Holdings; provided, however, that (A) the Company shall provide within 30 days of the end of each fiscal quarter in which such payments are made a certificate to the Trustee signed by the chief financial officer of the Company certifying that such payments comply with the provisions hereof (which shall include a report with respect to such certificate prepared by the independent accountants to the Company in accordance with attestation standards established by the American Institute of Certified Public Accountants if the payments in such quarter exceed 1% of the consolidated revenues of the Company); (B) if the Company provides such certificate, such payments shall be excluded from the calculation of the amount of Restricted Payments; (C) if the Company fails to provide such certificate or if all or any portion of such payments are not certified to be in compliance with the provisions hereof, such payments (or portions thereof) shall be included in the amount of Restricted Payments as of such 30th day (or, if earlier, the date on which such certificate is provided) and (D) if as a result of the inclusion of such payments as set forth in clause
(C) the aggregate amount of Restricted Payments declared or made subsequent to the Issue Date would exceed the amount permitted to be so expended, the Company shall be deemed to be in default of its obligations hereunder unless and until such payments (or portions thereof) are repaid by Holdings; (x) advances or loans to Holdings evidenced by a note in an amount for any year not in excess of the amount which management estimates will be the Specified Loss of the Holdings Business for such year but in no event in excess of $2.5 million in any year; provided, however, that (A) the Company shall provide within 90 days of the end of each fiscal year in which such payments are made a certificate to the Trustee signed by the chief financial officer of the Company certifying that such payments comply with the provisions hereof; (B) if the Company provides such certificate, such payments shall be excluded from the calculation of the amount of Restricted Payments; (C) if the Company fails to provide such certificate or if all or any portion of such payments are not certified to be in compliance with the provisions hereof, such payments (or portions thereof) shall be included in the amount of Restricted Payments as of such 90th day (or, if earlier, the date on which such certificate is provided) and (D) if as a result of the inclusion of such payments as set forth in clause (C) the aggregate amount of Restricted Payments declared or made subsequent to the Issue Date would exceed the amount permitted to be so expended, the Company shall be deemed to be in default of its obligations hereunder unless and until such payments (or portions thereof) are repaid by Holdings and (xi) payments to Holdings to enable Holdings to make payments to Masco consisting of indemnification obligations and reimbursement of amounts expended by Masco for the benefit of the Company and its Restricted Subsidiaries required to be made pursuant to the Acquisition Agreement and payments required by Section 12(r) of the Acquisition Agreement; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; provided further, however, that, at the time

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any such payment is to be made, the Company shall have received all indemnification or similar payments made by Masco to or for the benefit of Holdings or the Company pursuant to the Acquisition Agreement.

    Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement entered into prior to the date on which such Restricted Subsidiary was acquired or designated as a Restricted Subsidiary by the Company (other than as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company); (3) any encumbrance or restriction pursuant to an agreement constituting Refinancing Indebtedness of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are, collectively, no more restrictive in any material respect, than the encumbrances and restrictions contained in such agreements; (4) in the case of clause (iii) above, any encumbrance or restriction contained in security agreements securing Indebtedness of a Restricted Subsidiary which are not prohibited by the covenant described under "--Limitation of Liens" to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements; (5) any encumbrance or restriction existing under or by reason of applicable law; (6) any encumbrance or restriction with respect to the Receivables Subsidiary pursuant to an agreement relating to Indebtedness of the Receivables Subsidiary which is permitted under the covenant described under "--Limitation on Indebtedness" or pursuant to an agreement relating to a Financing Disposition to or by the Receivables Subsidiary; (7) customary non-assignment provisions of any licensing agreement or of any lease; (8) any encumbrance or restriction contained in contracts for sales of assets otherwise permitted by the Indenture;
(9) with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement that has been entered into for the sale of all or substantially all of the Capital Stock of such Restricted Subsidiary and (10) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement relating to Indebtedness Incurred by such Foreign Subsidiary which is permitted under the covenant described under "--Limitation on Indebtedness."

    Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 80% (or 100% in the case of lease payments) of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness of the Company or a Wholly Owned Subsidiary or, in the case of a sale by a Restricted Subsidiary which

                                       88
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is not a Wholly Owned Subsidiary, to prepay, repay or purchase Senior
Indebtedness of such Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest (or enter into a binding contract to do so) in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or to repay amounts borrowed under a revolving credit facility or line of credit to the extent such funds were invested in Additional Assets within 360 days prior to such Asset Disposition, within 360 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined below) to purchase Notes pursuant to and subject to the conditions set forth in section (b) of this covenant and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to fund (to the extent consistent with any other applicable provision of the Indenture) any corporate purpose; provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions in any year which are not applied in accordance with this covenant exceed $3.0 million in such year.

    For the purposes of clause (ii) of this covenant, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

    (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(C) of this covenant, the Company will be required to purchase Notes tendered pursuant to an offer, commenced within 30 days following the expiration of the 360 day period referred to in clause (a)(iii)(B) of this covenant (or, if the Company so elects, at any time within such 360 day period), by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures (including prorationing in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(D) of this covenant. The Company will not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of section (a)(iii) of this covenant) is less than $10 million (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable

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securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

    (d)(1) The Company will not, and will not permit any Restricted Subsidiary to, make any Financing Disposition unless the Board of Directors shall have determined in good faith, which determination will be conclusive and evidenced by a resolution of the Board of Directors, that such Financing Disposition is economically fair and reasonable to the Company or such Subsidiary.

      (2) The Company shall not permit Sunbury to make any sale of a Receivable, or interest therein, pursuant to the Sunbury Factoring Arrangement unless the Board of Directors shall have determined in good faith, which determination shall be conclusive and evidenced by a resolution of the Board of Directors, that such sale is economically fair and reasonable to Sunbury.

    Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $2.5 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction. In addition, if such Affiliate Transaction involves an amount in excess of $15.0 million, a fairness opinion must be obtained from a nationally recognized appraisal or investment banking firm; provided no such opinion shall be required with respect to (i) any series of transactions that comply with the requirements of clauses
(i) and (ii) of the preceding sentence (it being understood that annual approval by the Board of Directors of such transaction will be sufficient) and that consist of the sale by the Company or any Restricted Subsidiary of goods and inventory in the ordinary course of business to a Person to whom the Home Furnishings Group sold more than $15.0 million of goods and inventory in 1995; and (ii) the sale by Holdings of Receivables to the Receivables Subsidiary pursuant to a Permitted Receivables Financing.

    (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment or Permitted Investment permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments," (ii) fees, compensation or employee benefit arrangements paid to and any indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary of the Company in the ordinary course of business, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iv) transactions pursuant to agreements entered into or in effect on the Issue Date, including amendments thereto entered into after the Issue Date, provided that the terms of any such amendment are not, in the aggregate, less favorable to the Company or such Restricted Subsidiary than the terms of such agreement prior to such amendment and provided further that such agreements are set forth in a schedule to the Indenture, (v) loans or advances to employees that are Affiliates of the Company in the ordinary course of business, but in any event not to exceed $2.5 million in the aggregate outstanding at any one time, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of the Company) or (vii) payments with respect to Indebtedness Incurred pursuant to clause (xiv) of paragraph (b) of the covenant described under "--Limitation on Indebtedness."

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    Limitation on the Sale or Issuance of Capital Stock of Domestic
Subsidiaries. The Company will not sell any shares of Capital Stock of a Domestic Subsidiary, and will not permit any Domestic Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock, except (i) to the Company or a Wholly Owned Subsidiary, (ii) directors' qualifying shares, (iii) if, immediately after giving effect to such issuance or sale, such Domestic Subsidiary would no longer constitute a Restricted Subsidiary or (iv) in a Public Equity Offering as a result of or after which a Public Market exists. The proceeds of any sale of such Capital Stock permitted by clauses (iii) and (iv) will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock."

    Limitation on Liens. The Company will not, and will not permit any Guarantor Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness other than Senior Indebtedness of the Company, in the case of the Company, or Senior Indebtedness of a Guarantor Subsidiary, in the case of a Guarantor Subsidiary, unless contemporaneously therewith effective provision is made to secure the Notes and, in respect of Liens on any Guarantor Subsidiary's property or assets, the Subsidiary Guaranty of such Guarantor Subsidiary equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes and such Subsidiary Guaranty) such obligation for so long as such obligation is so secured.

    SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee and Noteholders and prospective Noteholders (upon request) with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA Sec. 314(a).

    Future Guarantor Subsidiaries. The Company will cause each Domestic Subsidiary (other than the Receivables Subsidiary and any Master Servicer) which Incurs Indebtedness to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the Notes; provided, however, that such Subsidiary shall not be required to execute and deliver a supplemental indenture pursuant to this section in the event that such Subsidiary is a party to the Indenture at the time of such Incurrence of Indebtedness. Each Subsidiary Guaranty will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Subsidiary Guaranty, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

    Limitation on Lines of Business. (a) The Company will not, and will not permit any Restricted Subsidiary (other than the Receivables Subsidiary) to, engage in any business other than (i) a Related Business and (ii) the making of Permitted Investments.

    (b) The Company will not permit the Receivables Subsidiary to engage in any business or transaction other than the purchase and sale of Receivables (or participation interests therein) of Holdings and the Subsidiaries of the Company and activities incidental thereto.

    Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under "--Limitation on Liens," (ii) the net cash proceeds

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received by the Company or any Restricted Subsidiary in connection with such
Sale/Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) of such property and (iii) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under
"--Limitation on Sale of Assets and Subsidiary Stock."

MERGER AND CONSOLIDATION

    The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction and (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

    Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

DEFAULTS

    An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due (whether or not such payment is prohibited by the provisions described under "Ranking" above), continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by the provisions described under "Ranking" above), (iii) the failure by the Company to comply with its obligations under the covenant described under "Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" or "Certain Covenants" above (in each case, other than a failure to purchase Notes), (v) the failure by the Company or any Guarantor Subsidiary to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of

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the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii)
the rendering of any judgment or decree not covered by insurance for the payment of money in excess of $10.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary and (A) an enforcement proceeding is commenced with respect to such judgment or decree or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision") or
(ix) any Subsidiary Guaranty ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor Subsidiary denies or disaffirms its obligations under the Indenture or any Subsidiary Guaranty and such Default continues for 10 days.

    The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

    However, a default under clauses (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it

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occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may (i) reduce the amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder, (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, (viii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or (ix) make any change in any Subsidiary Guaranty that would adversely affect the Noteholders.

    Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add further Guarantees with respect to the Notes, to release Guarantor Subsidiaries when permitted by the Indenture, to secure the Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

    The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

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TRANSFER AND EXCHANGE

    A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Noteholder to pay any taxes required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

DEFEASANCE

    The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under "Certain Covenants," the operation of the cross acceleration provision, the bankruptcy default provisions with respect to Subsidiaries and the judgment default provision described under "Defaults" above and the limitations contained in clauses (iii) and (iv) under "Merger and Consolidation" above ("covenant defeasance").

    The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect to Significant Subsidiaries only), (viii) (with respect to Significant Subsidiaries only), (ix) or (x) under "Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Merger and Consolidation" above.

    In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

    IBJ Schroder Bank & Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

    The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

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CERTAIN DEFINITIONS

    "Acquisition Agreement" means the Acquisition Agreement dated as of March 29, 1996 between Holdings and Masco as amended and as in effect on the Issue Date.

    "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock), including improvements to existing assets, to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

    "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants--Limitation on Transactions with Affiliates" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    "Applicable Premium" means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of (A) the present value of all remaining required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such Note.

    "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, in the case of Foreign Subsidiaries, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders), property or assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary; (ii) a disposition of property or assets, including inventory, in the ordinary course of business consistent with past practices of the Home Furnishings Group; (iii) a Financing Disposition; (iv) any sale of a Receivable, or interest therein, pursuant to the Sunbury Factoring Arrangement and (v) for purposes of the provisions described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

    "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment

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of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

    "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement or any refinancing or replacements thereof including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

    "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

    "Bridge Receivables Financing" means (a) the sale by Holdings and the Subsidiaries of the Company of Receivables to the Receivables Subsidiary pursuant to the Receivables Sale Agreement, (b) the sale of such Receivables (or participation interests therein) by the Receivables Subsidiary pursuant to the Receivables Pooling Agreement and (c) the servicing of such Receivables pursuant to the Receivables Servicing Agreement.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by a Capitalized Lease Obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last scheduled payment of rent or any other amount due under the relevant lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "Citicorp" means Citicorp, a Delaware corporation.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination (determined, for the four fiscal quarters ending prior to the Issue Date, or any thereof, on a pro forma basis to give effect to the acquisition of the Home Furnishings Group by the Company as if it occurred at the beginning of such period) to (ii) Consolidated Interest Expense for such four fiscal quarters (determined, for the four fiscal quarters ending prior to the Issue Date, or any thereof, on a pro forma basis to give effect to the acquisition of the Home Furnishings Group by the Company as if it had occurred at the beginning of such period); provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that in the case of Indebtedness to finance seasonal fluctuations in working capital needs Incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four quarter period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, (x) the

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EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of the assets of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness in connection therewith) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

    "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations, (vii) the interest portion of any deferred payment obligation, (viii) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary, (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or a Wholly Owned Subsidiary) in connection with Indebtedness Incurred by such plan or trust and (x) the earned discount or yield with respect to the sale of receivables (without duplication of amounts included in Consolidated Net Income); but in no event shall include
(i) amortization of debt issuance costs, (ii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary, or (iii) interest Incurred in connection with Investments in discontinued operations.

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    "Consolidated Net Income" means, for any period, the consolidated net income
(loss) of the Company and its Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) for purposes of subclause (a)(3)(A) of the covenant described under "Limitation on Restricted Payments" only, any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain
(or loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss, and (vi) the cumulative effect of a change in accounting principles after the Issue Date. Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof. Nothwithstanding anything to the contrary in the covenant described under "Certain Covenants-- Limitation on Restricted Payments," all amounts paid, advanced or loaned to Holdings pursuant to clauses
(ix) or (x) of such covenant shall be deducted in computing Consolidated Net Income and all repayments by Holdings of advances or loans made pursuant to such clause (x) shall be included in calculating Consolidated Net Income. For purposes of determining Consolidated Net Income for a period, tax expense with respect to taxes covered by the Tax Sharing Agreement shall equal the amount of payments required to be made by the Company and its Subsidiaries under the Tax Sharing Agreement for such period.

    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

    "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization (including the amortization of the cost of the fabric sample books) and other non-cash charges of such Person and its Consolidated Subsidiaries for such period, on a

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consolidated basis, as determined in accordance with GAAP (excluding any such other non-cash charge which requires an accrual or reserve for cash charges for any future period).

    "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

    "Credit Agreement" means the Credit Agreement dated as of the Issue Date, as amended, waived or otherwise modified from time to time, among Holdings, the Company, the other borrowers party thereto from time to time, the lenders party thereto from time to time and The Chase Manhattan Bank, a New York banking corporation, as administrative agent, and Chase Manhattan Bank Delaware, as issuing bank (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of the Indenture).

    "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to ninety-one days after the Stated Maturity of the Notes. Disqualified Stock shall not include any Capital Stock that is not otherwise Disqualified Stock if by its terms the holders have the right to require the issuer to repurchase such stock upon a Change of Control (or upon events substantially similar to a Change of Control).

    "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

    "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) income tax expense, (ii) Consolidated Interest Expense and (iii) Consolidated Non-Cash Charges, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Subsidiary was included in calculating Consolidated Net Income. For purposes of determining EBITDA for a period, tax expense with respect to taxes covered by the Tax Sharing Agreement shall equal the amount of payments required to be made by the Company and its Subsidiaries under the Tax Sharing Agreement for such period.

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
    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Financing Disposition" means any sale of a Receivable, or interest therein, by the Company or any Subsidiary to the Receivables Subsidiary, or by the Receivables Subsidiary, pursuant to the Permitted Receivables Financing.

    "Foreign Subsidiary" means any Restricted Subsidiary of the Company which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guarantor Subsidiary" means any Person that has issued a Subsidiary
Guaranty.

    "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

    "Holdings" means Furnishings International Inc., a Delaware corporation.

    "Holdings Business" means the business conducted by Holdings (i) as successor to Lineage Home Furnishings, Inc. ("Lineage") and Masco Home Furnishings, Inc. ("MHF") and (ii) that is substantially consistent with the business of Lineage and MHF as conducted immediately prior to the Issue Date.

    "Home Furnishings Group" means the corporations comprising the home furnishings group of Masco as constituted immediately prior to the Issue Date.

    "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Restricted Subsidiary; provided further, however, that in the case of a discount security, the accretion of original issue discount on such security shall not be considered an Incurrence of Indebtedness but the whole face amount of such security shall be deemed Incurred upon issuance of such security.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person

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
evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) other than letters of credit or similar instruments supporting trade payables entered into in the ordinary course of business of such person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed not later than the third business day following such drawing; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;
(v) all Capitalized Lease Obligations and all Attributable Debt of such Person;
(vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons; (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

    "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

    "Investment" in any Person means any direct or indirect advance or loan (other than advances or loans to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making such loan or advance) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

    "Issue Date" means the date on which the Notes are originally issued.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Management Agreement" means the Management Agreement dated as of the Issue Date, between Holdings and the Company as in effect on the Issue Date.

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
    "Management Investors" means the officers and employees of Holdings, the Company or a Subsidiary of the Company who acquire Voting Stock of Holdings on or after the Issue Date and any of their Permitted Transferees.

    "Masco" means Masco Corporation, a Delaware corporation.

    "Masco Investors" means Masco and its Permitted Transferees.

    "Masco Notes" means the senior pay-in-kind notes of Holdings issued to Masco on the Issue Date in an aggregate amount of $285.0 million.

    "Master Servicer" means any entity formed for purposes of acting as a master servicer under a Permitted Receivables Financing, in each case, a special purpose Wholly Owned Subsidiary.

    "Moody's" means Moody's Investors Service, Inc. and its successors.

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or from an escrow account or otherwise, in each case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the party or parties making such Asset Disposition as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

    "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, filing and registration fees, trustee's fees, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

    "Officers' Certificate" means a certificate signed by two Officers.

    "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

    "Permitted Holders" means the 399 Investors, the Masco Investors and the Management Investors provided that any Management Investor and any 399 Investor (other than 399 Venture Partners, Citicorp or any direct or indirect wholly-owned Subsidiary of Citicorp) shall not be a "Permitted Holder" if such Person is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock that represents at least 30% of the aggregate ordinary voting power of all classes of the Voting Stock of the Company or Holdings, voting together as a single class (without giving effect to the attribution of beneficial ownership as a result of any stockholders agreement as in effect on the Issue Date, and any amendment to such

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agreement that does not materially change the allocation of voting power provided for in such agreement).

    "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, (ii) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iv) Temporary Cash Investments; (v) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vii) loans or advances to employees made in the ordinary course of business and not exceeding $5.0 million in the aggregate outstanding at any one time; and
(viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) Investments in property or assets to be used in (or in Restricted Subsidiaries and any entity that, as a result of such Investment, is a Restricted Subsidiary engaged in) a Related Business; (x) securities received as consideration in sales of assets made in compliance with the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock"; (xi) Guarantees relating to Indebtedness which is permitted to be Incurred under the covenant described under "--Limitation on Indebtedness" or (xii) other Investments, of any type, provided that the amount of such Investments made after the Issue Date in reliance on this clause (xii) and outstanding at any time does not exceed the amount of the Investments set forth on a Schedule to the Indenture, plus $25.0 million.

    "Permitted Investors" means (i) the Masco Investors, (ii) 399 Venture Partners, Citicorp and any direct or indirect wholly-owned Subsidiary of Citicorp and (iii) any voting trust for shares held by Management Investors the voting trustees of which trust are (and must be) Management Investors and which voting trust does not have the power (taking into account any voting agreement) to elect or cause the election of directors having more than 30% of the total voting power of directors on the board of directors of Holdings.

    "Permitted Receivables Financing" means (a) the Bridge Receivables Financing and (b) any subsequent financing secured substantially by Receivables (and related assets) originated by Holdings and any Restricted Subsidiary in any amount, provided that (i) such subsequent receivables financing has a later or equal final maturity and a longer or equal weighted average life than the Bridge Receivables Financing, (ii) all sales of Receivables to or by the Receivables Subsidiary are made at fair market value (as determined in good faith by the Board of Directors) (iii) the interest rate applicable to such subsequent receivables financing shall be a market interest rate (as determined in good faith by the Board of Directors) as of the time such financing is entered into,
(iv) such financing is non-recourse to the Company and its Subsidiaries (other than the Receivables Subsidiary) except to a limited extent customary for such financings and (v) the covenants, events of default and other provisions thereof, collectively, shall be market terms (as determined in good faith by the Board of Directors).

    "Permitted Transferee" means (a) with respect to 399 Venture Partners (i) Citicorp, any direct or indirect wholly owned subsidiary of Citicorp, and any officer, director or employee of 399 Venture Partners, Citicorp or any wholly owned subsidiary of Citicorp, (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (a)(i) above, (iii) any trust, corporation or partnership 100% in interest of the beneficiaries,

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stockholders or partners of which consists of one or more of the persons described in clause (a)(i) or (ii) above; (b) with respect to Masco, any direct or indirect Subsidiary of Masco; and (c) with respect to any officer or employee of Holdings, the Company or a Subsidiary of the Company, (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer or employee and (ii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of such officer or employee, any of the persons described in clause (c)(i) above or any combination thereof.

    "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

    "Public Equity Offering" means an underwritten primary public offering of common stock of the Company or Holdings (or, for purposes of the covenant described under "--Limitation on the Sale or Issuance of Capital Stock of Domestic Subsidiaries," any Domestic Subsidiary) pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar forms) under the Securities Act (whether alone or in conjunction with any secondary public offering).

    "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of the Company or Holdings (or, for purposes of the covenant described under "--Limitation on the Sale or Issuance of Capital Stock of Domestic Subsidiaries," any Domestic Subsidiary) has been distributed by means of an effective registration statement under the Securities Act.

    "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of an asset, any conditional sale obligation, any obligation under any title retention agreement or any other purchase money obligation, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, that such Indebtedness is incurred within 180 days after the acquisition by the Company or Restricted Subsidiary of such asset, or is in existence with respect to any asset or other property at the time such asset or property is acquired.

    "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

    "Receivables Pooling Agreement" means the Pooling Agreement relating to a Permitted Receivables Financing, among the Receivables Subsidiary, the Master Servicer and the Receivables Trustee.

    "Receivables Sale Agreement" means the Receivables Sale Agreement relating to a Permitted Receivables Financing, among the Receivables Subsidiary, Holdings, the Company and the Subsidiaries of the Company party thereto.

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    "Receivables Servicing Agreement" means the Servicing Agreement relating to a Permitted Receivables Financing, among the Receivables Subsidiary, the Master Servicer, the Subsidiaries of the Company party thereto and the Receivables Trustee.

    "Receivables Subsidiary" means LFI Receivables Corporation or any successor thereto or other entity formed for purposes of a Permitted Receivables Financing, in each case a bankruptcy-remote, special-purpose Wholly Owned Subsidiary.

    "Receivables Trustee" means the trustee on behalf of the holders of participation interests in the receivables sold pursuant to a Permitted Receivables Financing.

    "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (other than the Receivables Subsidiary) (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of that or another Restricted Subsidiary (other than the Receivables Subsidiary) or of the Company), including Indebtedness that refinances Refinancing Indebtedness; provided, however, that
(i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus the amount of any premium reasonably determined by the Company or such Restricted Subsidiary, as applicable, as necesary at the time of such refinancing to accomplish such refinancing or required pursuant to the terms thereof, plus the amount of expenses the Company or such Restricted Subsidiary, as applicable, Incurred in connection with such refinancing and (iv) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes to the extent of the Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of the Receivables Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

    "Related Business" means any business of the Company and the Restricted Subsidiaries as conducted on the Issue Date and any business related, ancillary or complementary thereto.

    "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

    "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

    "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

    "SEC" means the Securities and Exchange Commission.

    "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

    "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of clause (w)(1) or
(2) of Rule 1-02 under Regulation S-X promulgated by the SEC.

    "Simmons" means Simmons Upholstered Furniture Corporation, a Delaware corporation.

    "Specified Loss of the Holdings Business" means, for any period, the amount, if any, by which the Cash Flow of the Holdings Business for such period is less than zero. For such purpose, "Cash Flow of the Holdings Business" for any period shall be calculated in accordance with the formula set forth in the next sentence, for which purpose each item specified therein shall be determined on an unconsolidated basis in accordance with GAAP on the basis of the unconsolidated financial statements of Holdings for such period and in accordance with such pro forma adjustments as are necessary (as determined in the reasonable judgment of the Company) so as to take into account, with respect to each item in such calculation, only the business and operations of Holdings as they pertain to the Holdings Business in the form in which it is conducted on the Issue Date and not to any other business, operation, investment or subsidiary of Holdings (including the Company and including any other business or investment undertaken by the entities comprising the Holdings Business), whether in existence on the Issue Date or thereafter made, developed or acquired. Cash Flow of the Holdings Business shall equal (a) the sum of (i) net income for such period, (ii) the provision for income taxes to the extent such provision reduces net income for such period, (iii) the amount of depreciation, amortization and other non-cash expenses (including non-cash interest expense), losses or other charges that were deducted in determining net income for such period, and (iv) all Impermissible Expenses to the extent deducted in calculating net income; minus (b) the sum of (i) any non-cash gains included in net income and not otherwise excluded from clause (a) above, (ii) capital expenditures paid for by Holdings with cash from operations during such period for the sole purpose of the operations of the Holdings Business and (iii) payments in respect of income taxes during such period but only to the extent attributable to the taxable income, if any, of Holdings attributable to the Holdings Business.

    For purposes of the foregoing, non-cash interest expense shall be deemed to include any interest expense (whether or not actually paid in cash) on the Masco Notes prior to the eighth anniversary of the original issuance of the Masco Notes. "Impermissible Expenses" shall mean all payments of any kind to, and expenses or costs incurred by Holdings on behalf or for the benefit of, any holder of any security of Holdings, any subsidiary of Holdings or any other Affiliate of Holdings, except for payments for goods or services provided by such Person but only to the extent of the fair market value of such goods and services provided to or for the benefit of the Holdings Business.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

    "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement. "Subordinated Obligation" of any Guarantor Subsidiary has a correlative meaning.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or members of any other governing body thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

    "Subsidiary Guaranty" means any Guarantee of the Notes which may from time to time be executed and delivered pursuant to the terms of the Indenture. Each such Subsidiary Guaranty shall be in the form prescribed in the Indenture.

    "Sunbury" means Sunbury Textile Mills., Inc., a New York corporation.

    "Sunbury Factoring Arrangement" means factoring arrangements entered into in the ordinary course of business by Sunbury in an aggregate amount not to exceed $20.0 million at any time outstanding.

    "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of the Issue Date among Holdings, the Company, Simmons and the Receivables Subsidiary as in effect on the Issue Date.

    "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's, (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Commission under the Investment Company Act of 1940, as amended, and (vii) similar investments approved by the Board of Directors in the ordinary course of business.

    "Term Loans" means the Tranche A Term Loans and the Tranche B Term Loans available pursuant to the Credit Agreement.

    "399 Investors" means 399 Venture Partners and its Permitted Transferees.

    "399 Venture Partners" means 399 Venture Partners, Inc., a Delaware corporation.

    "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Notes; provided, however, that if the Average Life to Stated Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

    "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

    "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

    "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders) is owned by the Company or another Wholly Owned Subsidiary (including shares held of record by a nominee for the benefit of the Company or another Wholly Owned Subsidiary).

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


    In the opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, the following are the material United States federal income tax consequences of the Exchange Offer to a holder of Old Notes that is an individual citizen or resident of the United States or a United States corporation that purchased the Old Notes pursuant to their original issue (a "U.S. Holder"). The following discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the Old Notes, and the New Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by U.S. Holders. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service with respect to the federal income tax consequences of the Exchange Offer.


    THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO EXCHANGE OLD NOTES FOR NEW NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE OLD NOTES FOR NEW NOTES.

THE EXCHANGE OFFER

    The exchange of Old Notes for New Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Old Notes because the terms of the New Notes are not materially different from the terms of the Old Notes. Accordingly, such exchange should not constitute a taxable event to U.S. Holders and, therefore, (i) no gain or loss should be realized by a U.S. Holder upon receipt of a New Note; (ii) the holding period of the New Note should include the holding period of the Old Note exchanged therefor and (iii) the adjusted tax basis of the New Note should be the same as the adjusted tax basis of the Old Note exchanged therefor immediately before the exchange.

STATED INTEREST

    Stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. The Notes are not considered to have been issued with original issue discount for federal income tax purposes.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    A U.S. Holder's tax basis in a Note generally will be its cost. A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the Note. Gain or loss recognized on the sale, exchange or retirement of a Note (excluding amounts received in respect of accrued interest, which will be taxable as ordinary interest income) generally will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

BACKUP WITHHOLDING

    Under certain circumstances, a U.S. Holder of a Note may be subject to "backup withholding" at a 31% rate with respect to payments of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies if the U.S. Holder fails to furnish his or her social security number or other taxpayer identification number in the specified manner and in certain other circumstances. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS. Corporations and certain other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Each of the Company and the Guarantor Subsidiaries has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for
use in connection with any such resale. In addition, until          , 1996 (90
days after the date of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

    Neither the Company nor the Guarantor Subsidiaries will receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and each of the Guarantor Subsidiaries has jointly and severally agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the New Notes offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York.

                                    EXPERTS

    The combined balance sheets as of December 31, 1995 and 1994 and the combined statements of income and cash flows for each of the three years in the period ended December 31, 1995, of Masco's Home Furnishings Group included in this prospectus, have been included herein in reliance on the report, which includes explanatory paragraphs related to the restatement of the 1994 financial statements and the sale of the Group subsequent to December 31, 1995, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The balance sheet as of June 30, 1996, of LIFESTYLE FURNISHINGS INTERNATIONAL LTD. included in this prospectus, has been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
MASCO HOME FURNISHINGS GROUP:
Report of Independent Accountants....................................................   F-2
Combined Balance Sheets at June 30, 1996 (unaudited), December 31, 1994 and 1995.....   F-3
Combined Statements of Operations for the six months ended June 30, 1995 and 1996
(unaudited) and the years ended December 31, 1993, 1994 and 1995.....................   F-4
Combined Statements of Cash Flows for the six months ended June 30, 1995 and 1996
(unaudited) and the years ended December 31, 1993, 1994 and 1995.....................   F-5
Notes to Combined Financial Statements...............................................   F-6

LIFESTYLE FURNISHINGS INTERNATIONAL LTD.:
Report of Independent Accountants....................................................   F-25
Balance Sheet and Notes to Financial Statement at June 30, 1996......................   F-26

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Masco Corporation:

    We have audited the accompanying combined balance sheet of the Masco Home Furnishings Group (certain subsidiaries of Masco Corporation, as described in the Basis of Presentation Note) as of December 31, 1994 and 1995, and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of Masco Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Masco Home Furnishings Group as of December 31, 1994 and 1995, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

    As discussed in the Accounting Policies Note, the accompanying 1994 financial statements have been restated.

    As discussed in the Subsequent Event Note, Masco Corporation entered into an agreement to sell the Masco Home Furnishings Group for proceeds (excluding assumed indebtedness) of approximately $1,050.0 million. The accompanying combined financial statements do not reflect the impact of this transaction.

Coopers & Lybrand L.L.P.
Detroit, Michigan
March 1, 1996, except for the last Note for which the date is August 5, 1996

                          MASCO HOME FURNISHINGS GROUP
                             COMBINED BALANCE SHEET

                                                     DECEMBER 31,                 JUNE 30,
                                           --------------------------------    --------------
                                                1994              1995              1996
                                           --------------    --------------    --------------

                                                                                (UNAUDITED)
ASSETS

CURRENT ASSETS:
  Cash and cash investments.............   $   24,710,000    $   17,310,000    $   12,050,000
  Receivables...........................      309,910,000       325,420,000       325,750,000
  Inventories...........................      570,330,000       559,940,000       568,160,000
  Prepaid expenses......................       39,450,000        35,430,000        35,030,000
  Deferred income taxes.................       19,900,000        17,000,000        17,000,000
                                           --------------    --------------    --------------
      Total current assets..............      964,300,000       955,100,000       957,990,000

Property and equipment, net.............      466,400,000       484,100,000       478,470,000
Excess of cost over acquired net
assets..................................      415,450,000       402,280,000       395,380,000
Notes receivable........................       29,140,000        31,010,000        18,890,000
Other assets............................       43,790,000        40,480,000        42,870,000
                                           --------------    --------------    --------------
      Total assets......................   $1,919,080,000    $1,912,970,000    $1,893,600,000
                                           --------------    --------------    --------------
                                           --------------    --------------    --------------

LIABILITIES AND MASCO CORPORATION NET
INVESTMENT AND ADVANCES

CURRENT LIABILITIES:
  Notes payable.........................   $    9,720,000    $   25,500,000    $   24,510,000
  Accounts payable......................       90,240,000        92,350,000        97,040,000
  Accrued liabilities...................       94,480,000        87,300,000        96,170,000
                                           --------------    --------------    --------------
      Total current liabilities.........      194,440,000       205,150,000       217,720,000

Long-term debt..........................        5,450,000         2,150,000         2,070,000
Deferred income taxes and other.........       74,480,000        75,570,000        73,710,000
                                           --------------    --------------    --------------
      Total liabilities.................      274,370,000       282,870,000       293,500,000

MASCO CORPORATION NET INVESTMENT AND
ADVANCES................................    1,644,710,000     1,630,100,000     1,600,100,000
                                           --------------    --------------    --------------
      Total liabilities and Masco
        Corporation Net Investment and
Advances................................   $1,919,080,000    $1,912,970,000    $1,893,600,000
                                           --------------    --------------    --------------
                                           --------------    --------------    --------------

     The accompanying notes are an integral part of the combined financial statements.

                          MASCO HOME FURNISHINGS GROUP
                        COMBINED STATEMENT OF OPERATIONS

                                            YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                                ------------------------------------------------   ---------------------------
                                     1993             1994             1995            1995           1996
                                --------------   --------------   --------------   ------------   ------------

                                                                                           (UNAUDITED)

Net sales.....................  $1,763,490,000   $1,897,480,000   $1,992,610,000   $984,430,000   $981,120,000
Cost of sales.................   1,326,800,000    1,434,030,000    1,500,990,000    737,710,000    741,960,000
                                --------------   --------------   --------------   ------------   ------------
     Gross profit.............     436,690,000      463,450,000      491,620,000    246,720,000    239,160,000
Selling, general and
administrative expenses.......     367,450,000      385,350,000      400,330,000    202,630,000    189,390,000
                                --------------   --------------   --------------   ------------   ------------
     Operating profit.........      69,240,000       78,100,000       91,290,000     44,090,000     49,770,000
                                --------------   --------------   --------------   ------------   ------------
Other expense, net:
 Interest expense, Masco
Corporation...................      75,610,000       84,840,000       92,470,000     48,020,000     43,730,000
 Interest expense, other......       7,070,000        2,250,000        2,360,000        820,000        780,000
 Other, net...................       3,210,000        7,280,000        8,260,000        800,000      2,930,000
                                --------------   --------------   --------------   ------------   ------------
                                    85,890,000       94,370,000      103,090,000     49,640,000     47,440,000
                                --------------   --------------   --------------   ------------   ------------
     Income (loss) before
income taxes..................     (16,650,000)     (16,270,000)     (11,800,000)    (5,550,000)     2,330,000
 Income taxes.................       8,370,000        6,560,000        6,090,000      3,380,000      4,930,000
                                --------------   --------------   --------------   ------------   ------------
     Net loss.................  $  (25,020,000)  $  (22,830,000)  $  (17,890,000)  $ (8,930,000)  $ (2,600,000)
                                --------------   --------------   --------------   ------------   ------------
                                --------------   --------------   --------------   ------------   ------------

     The accompanying notes are an integral part of the combined financial statements.

                          MASCO HOME FURNISHINGS GROUP
                        COMBINED STATEMENT OF CASH FLOWS

                                          YEAR ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                                 ------------------------------------------   ---------------------------
                                     1993           1994           1995           1995           1996
                                 ------------   ------------   ------------   ------------   ------------

CASH FLOWS FROM (FOR):                                                                (UNAUDITED)
OPERATING ACTIVITIES:
  Net income (loss)............  $(25,020,000)  $(22,830,000)  $(17,890,000)  $ (8,930,000)  $ (2,600,000)
  Depreciation and
amortization...................    66,810,000     66,380,000     67,920,000     34,790,000     33,830,000
  Bad debt provision...........     7,050,000      5,720,000      6,620,000      2,550,000      1,590,000
  Deferred income taxes........       890,000     (3,260,000)     4,560,000        --             --
  (Increase) decrease in
receivables....................   (30,790,000)   (10,240,000)   (19,120,000)   (18,030,000)     7,990,000
  (Increase) decrease in
inventories....................   (52,860,000)   (38,130,000)    10,390,000    (45,740,000)    (8,220,000)
  (Increase) in prepaid
expenses.......................   (21,670,000)   (21,050,000)   (13,090,000)    (7,110,000)    (7,930,000)
  Increase (decrease) in
current liabilities............    12,740,000     22,730,000     (5,070,000)     9,850,000     13,560,000
                                 ------------   ------------   ------------   ------------   ------------
    Net cash from (for)
operating activities...........   (42,850,000)      (680,000)    34,320,000    (32,620,000)    38,220,000
                                 ------------   ------------   ------------   ------------   ------------
INVESTING ACTIVITIES:
  Capital expenditures.........   (75,130,000)   (68,790,000)   (61,030,000)   (32,300,000)   (13,870,000)
  Issuance of notes
receivable.....................   (10,020,000)    (1,000,000)   (10,260,000)    (9,160,000)    (3,280,000)
  Collection of notes
receivable.....................     5,440,000      3,710,000      5,020,000      3,030,000      5,490,000
  Other, net...................     1,770,000     12,970,000      8,790,000      1,240,000     (3,350,000)
                                 ------------   ------------   ------------   ------------   ------------
    Net cash (for) investing
activities.....................   (77,940,000)   (53,110,000)   (57,480,000)   (37,190,000)   (15,010,000)
                                 ------------   ------------   ------------   ------------   ------------
FINANCING ACTIVITIES:
  Increase in Masco Corporation
    net investment and
advances.......................   192,640,000     99,830,000      3,280,000     39,210,000    (27,400,000)
  Increase in other debt.......     4,640,000      5,360,000     16,200,000     31,340,000     65,460,000
  Payment of other debt........   (67,380,000)   (52,090,000)    (3,720,000)    (2,780,000)   (66,530,000)
                                 ------------   ------------   ------------   ------------   ------------
    Net cash from financing
activities.....................   129,900,000     53,100,000     15,760,000     67,770,000    (28,470,000)
                                 ------------   ------------   ------------   ------------   ------------
CASH:
  Increase (decrease) for the
year...........................     9,110,000       (690,000)    (7,400,000)    (2,040,000)    (5,260,000)
  Beginning of period..........    16,290,000     25,400,000     24,710,000     24,710,000     17,310,000
                                 ------------   ------------   ------------   ------------   ------------
  End of period................  $ 25,400,000   $ 24,710,000   $ 17,310,000   $ 22,670,000   $ 12,050,000
                                 ------------   ------------   ------------   ------------   ------------
                                 ------------   ------------   ------------   ------------   ------------

     The accompanying notes are an integral part of the combined financial statements.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  ACCOUNTING POLICIES

    BASIS OF PRESENTATION. The combined financial statements reflect the historical financial position, results of operations and cash flows of certain subsidiaries of Masco Corporation, hereinafter called the Masco Home Furnishings Group ("Group"), for the years presented. The Group is not a legal entity and includes certain Masco subsidiaries whose operations consist of the manufacture and sale of home furnishings products including quality furniture, fabrics and other home furnishings. The financial position and results of operations, as presented herein, may not be the same as would have occurred had the Group been an entity independent of Masco Corporation.

    Included in selling, general and administrative expenses in the financial statements are general corporate expenses which represent certain corporate staff support and administrative services provided by Masco Corporation. These expenses are charged to the Group by Masco Corporation based upon approximately 1 percent of sales of most domestic Group operations. Masco Corporation's management believes this method of allocation is reasonable. Because these services were never contracted with outsiders nor bids obtained, it is not practical to disclose estimates of what the cost would have been on a stand alone basis. In addition, the Group participates in certain programs provided by Masco Corporation including various insurance programs and incentive compensation plans; related costs of these programs that exceed amounts included in general corporate expenses are separately charged to the Group by Masco Corporation. Outstanding liabilities related to the above services and programs are included in Masco Corporation Net Investment and Advances in the accompanying balance sheet.

    INTERIM FINANCIAL INFORMATION. The financial information for June 30, 1995 and 1996, included herein is unaudited. In the opinion of management, the June 30, 1995 and 1996 financial information reflects all adjustments necessary, consisting only of normal recurring adjustments for a fair presentation of such financial information.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS. The preparation of financial statements in conformity with generally accepted accounting principles requires the Group to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates and assumptions.

    RESTATEMENT OF 1994. The 1994 financial statements have been restated primarily to reflect the correction of the accounting for certain Asian joint ventures. As a result of this restatement, the 1994 net loss has increased by approximately $3.6 million, while the Masco Corporation Net Investment and Advances decreased by a corresponding amount.

    PRINCIPLES OF COMBINATION. The accompanying combined financial statements include the accounts and transactions of the Group. All significant intra-group transactions have been eliminated.

    CASH AND CASH INVESTMENTS. The Group considers all highly liquid investments with an original maturity of three months or less to be cash and cash investments.

    RECEIVABLES. Accounts and notes receivable are presented net of aggregate allowances for doubtful accounts of $7.7 million at December 31, 1994, $9.0 million at December 31, 1995, and $9.7 million at June 30, 1996.

    PROPERTY AND EQUIPMENT. Property and equipment, including significant betterments to existing facilities, are recorded at cost. Upon retirement or disposal, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Maintenance and repair costs are charged to expense as incurred.

    DEPRECIATION AND AMORTIZATION. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Annual depreciation rates are as follows: buildings and land improvements, 2 to 10 percent, and machinery and equipment, 5 to 33 percent. Depreciation was $34.5 million, $34.1 million and $36.0 million in 1993, 1994, and 1995, respectively and $18.6 million and $18.7 million at June 30, 1995 and 1996, respectively. The excess of cost over net assets of acquired companies is being amortized using the straight-line method over periods not exceeding 40 years; at December 31, 1994, 1995 and June 30, 1996, such accumulated amortization totaled $98.6 million, $112.8 million and $119.3 million, respectively. At each balance sheet date, Masco Corporation assesses whether there has been an impairment in the carrying value of excess of cost over net assets of acquired companies of the Group, primarily by comparing current and projected annual sales, operating income and annual cash flows on an undiscounted basis with the related annual amortization expense. The factors considered by management in performing this assessment include current operating results and other economic factors. Based on this assessment, there was no permanent impairment related to the excess of cost over net assets of acquired companies at December 31, 1994 and 1995. Amortization of intangible assets was $13.0 million in each of 1993 and 1994, $14.2 million in 1995 and $7.7 million and $6.8 million as of June 30, 1995 and 1996, respectively.

    The Group produces fabric sample books which are used to market some of its products. The Group capitalizes the cost of these sample books and amortizes their cost over three years as a selling expense. The unamortized net cost of the sample books is included in other assets and prepaid expenses and at December 31, 1994 and 1995 and June 30, 1996 aggregated $27.8 million, $24.4 million and $23.6 million, respectively, and the related amounts charged to selling expense in 1993, 1994, and 1995 were $19.3 million, $19.3 million, and $17.1 million, respectively. Amounts charged to selling expense through June 30, 1995 and 1996 were $8.5 million and $8.3 million, respectively.


    JOINT VENTURES. The Group has investments in several fifty-fifty joint ventures in the Far East which are accounted for on the equity method. At December 31, 1994 and 1995, the Group's investment in these joint ventures totalled $24.5 million and $24.1 million, respectively, and is included in other assets. In connection with certain of these investments, the Group has guaranteed a minimum return on investment to its joint venture partners if certain annual financial targets are not achieved. The Group records the liability for these guarantees when it is both probable payment is required and the amount is estimable.


    FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying value of financial instruments reported in the balance sheet for current assets and current liabilities approximates fair value. The carrying values of notes receivable and bank debt approximate fair value as the floating rates inherent in the related financial instruments reflect changes in overall market interest rates.

    The Group may periodically use foreign currency forward and option contracts to offset the effects of exchange rate fluctuations on cash flows denominated in foreign currencies. The balance of these contracts at December 31, 1995 is not material and the Group does not use derivative financial instruments for trading or speculative purposes.

    FOREIGN CURRENCY TRANSLATION. The financial position and results of operations of the Group's foreign subsidiaries are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the balance sheet date exchange rate and statement of operations' accounts are translated at the average rate prevailing during the year. Translation adjustments, approximating $8.7 million, $5.2 million and $5.2 million at December 31, 1993, 1994 and 1995. The following table reconciles the changes from period to period:


                                                                         AT DECEMBER 31,
                                                                   ---------------------------
                                                                    1993      1994       1995
                                                                   ------    -------    ------
                                                                         (IN THOUSANDS)
Balance, beginning of period....................................   $5,700    $ 8,700    $5,200
Translation adjustment..........................................   $3,000    $(3,500)   $ --
Income tax effect...............................................     --        --         --
                                                                   ------    -------    ------
Balance, end of period..........................................   $8,700    $ 5,200    $5,200
                                                                   ------    -------    ------
                                                                   ------    -------    ------


    RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS. Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," will not have a material impact on the Group's financial statements when adopted in 1996. SFAS No. 123, "Accounting for Stock-Based Compensation," becomes effective in 1996. The Group intends to adopt the pro forma disclosure provisions of SFAS No. 123 and will account for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

2.  INVENTORIES

                                                              AT DECEMBER 31,       AT JUNE 30,
                                                            --------------------    -----------
                                                              1994        1995         1996
                                                            --------    --------    -----------
                                                                      (IN THOUSANDS)
Finished goods...........................................   $270,440    $262,930     $ 264,260
Raw material.............................................    210,420     206,820       215,650
Work in process..........................................     89,470      90,190        88,250
                                                            --------    --------    -----------
                                                            $570,330    $559,940     $ 568,160
                                                            --------    --------    -----------
                                                            --------    --------    -----------

    Inventories are stated at the lower of cost or net realizable value, with cost determined principally by use of the first-in, first-out method.

3.  PROPERTY AND EQUIPMENT

                                                              AT DECEMBER 31,       AT JUNE 30,
                                                            --------------------    -----------
                                                              1994        1995         1996
                                                            --------    --------    -----------
                                                                      (IN THOUSANDS)
Land and improvements....................................   $ 26,250    $ 26,970     $  27,710
Buildings................................................    306,670     321,090       329,720
Machinery and equipment..................................    370,810     398,320       399,770
                                                            --------    --------    -----------
                                                             703,730     746,380       757,200
Less accumulated depreciation............................    237,330     262,280       278,730
                                                            --------    --------    -----------
                                                            $466,400    $484,100     $ 478,470
                                                            --------    --------    -----------
                                                            --------    --------    -----------

    The companies within the Group lease various facilities and equipment under noncancelable lease arrangements. Certain of these lease arrangements have been guaranteed by Masco Corporation. Rent expense for 1993, 1994, and 1995 was $21.9 million, $19.2 million, and $21.5 million, respectively. Rent expense for the six months ended June 30, 1995 and 1996 was $11.2 million and $10.3 million, respectively.

    At December 31, 1995, future minimum rental commitments for operating leases with noncancellable terms in excess of one year are as follows: 1996--$22.0 million; 1997--$18.4 million; 1998--$15.0 million; 1999--$13.3 million;
2000--$10.1 million; and thereafter--$21.1 million.

4.  NOTES RECEIVABLE

    The Group has notes receivable from certain of its customers. Generally, these notes require periodic payments of principal and interest and are collateralized by inventory and personal guarantees of the customers. These notes bear interest based predominately on the prevailing prime rate. Approximately $19.4 million of these notes are due from one customer at December 31, 1995. Although the Group does not currently foresee a material credit risk associated with this receivable, repayment is dependent upon the financial stability of this customer.

5.  ACCRUED LIABILITIES

                                                                AT DECEMBER 31,      AT JUNE 30,
                                                               ------------------    -----------
                                                                1994       1995         1996
                                                               -------    -------    -----------
                                                                        (IN THOUSANDS)
Salaries, wages and commissions.............................   $31,270    $25,930     $  33,870
Employee retirement plans...................................     9,550     11,380        11,870
Advertising and sales promotion.............................     8,690      9,310         8,340
Insurance...................................................     8,260      6,050        13,840
Property, payroll and other taxes...........................     5,090      3,780         5,320
Income taxes................................................     1,990      1,920         1,920
Other.......................................................    29,630     28,930        21,010
                                                               -------    -------    -----------
                                                               $94,480    $87,300     $  96,170
                                                               -------    -------    -----------
                                                               -------    -------    -----------

6.  LONG-TERM DEBT
                                                                 AT DECEMBER 31,     AT JUNE 30,
                                                                 ----------------    -----------
                                                                  1994      1995        1996
                                                                 ------    ------    -----------
                                                                         (IN THOUSANDS)
Notes payable to banks........................................   $3,400    $  220      $   180
Other.........................................................    3,050     2,250        2,150
                                                                 ------    ------    -----------
                                                                  6,450     2,470        2,330
Less current portion..........................................    1,000       320          260
                                                                 ------    ------    -----------
                                                                 $5,450    $2,150      $ 2,070
                                                                 ------    ------    -----------
                                                                 ------    ------    -----------

    The notes payable to banks relate to revolving-credit agreements with various banks in Europe, North America and the Far East aggregating approximately $131 million, most of which are guaranteed by Masco Corporation to secure more favorable interest rates. Interest is payable on borrowings based upon various floating rates as selected by the Group.

    At December 31, 1995, the maturities of long-term debt during each of the next five years were approximately as follows: 1996--$.3 million; 1997--$.4 million; 1998--$.2 million; 1999--$.1 million; and 2000--$.1 million.

    The Group may periodically guarantee loans, leases or other credit facilities for its customers and joint venture partners. At December 31, 1995, the outstanding balance of these guarantees approximated $4.3 million. In addition, the Group has guaranteed to certain joint venture partners a minimum return on investment. Future guarantees under these arrangements aggregated approximately $4.4 million at December 31, 1995.

    Interest paid on total debt and net advances from Masco Corporation was approximately $83.1 million, $87.0 million, and $94.7 million in 1993, 1994, and 1995, respectively.

7.  MASCO CORPORATION NET INVESTMENT AND ADVANCES

                                           DECEMBER 31,                         JUNE 30,
                              --------------------------------------    ------------------------
                                 1993          1994          1995          1995          1996
                              ----------    ----------    ----------    ----------    ----------
                                                        (IN THOUSANDS)
Balance, Beginning of
period.....................   $1,400,090    $1,567,710    $1,644,710    $1,644,710    $1,630,100
Net Income (loss)..........      (25,020)      (22,830)      (17,890)       (8,930)       (2,600)
Additional net investment
and advances...............      192,640        99,830         3,280        39,210       (27,400)
                              ----------    ----------    ----------    ----------    ----------
Balance, End of period.....   $1,567,710    $1,644,710    $1,630,100    $1,674,990    $1,600,100
                              ----------    ----------    ----------    ----------    ----------
                              ----------    ----------    ----------    ----------    ----------

    Investment and advances reflect the accumulation of transactions between the Group and Masco Corporation. These transactions include operating results, management fees, advances and other intercompany transactions.

    Interest on funds advanced by Masco Corporation was charged to the Group based on interest rates which approximated the bank prime rate, adjusted monthly. Such interest rates approximated 6.0 percent, 7.1 percent, and 8.8 percent in 1993, 1994, and 1995, respectively. The outstanding balance of funds advanced by Masco Corporation including accrued interest at December 31, 1993, 1994, and 1995 approximated $1,091.0 million, $1,192.0 million, and $1,195.0 million, respectively. The outstanding balance of funds advanced by Masco Corporation including accrued interest at June 30, 1995 and 1996 approximated $1,229.8 million and $1,163.4 million, respectively.

8.  EMPLOYEE RETIREMENT PLANS

The Group sponsors defined-benefit and defined-contribution retirement plans for most of its employees. The Group's defined contribution plans, available to most domestic employees, contain a limited employer-matched savings provision that permits pre-tax employee contributions. Aggregate charges to income under these plans were $6.0 million in 1993, $5.8 million in 1994, and $7.1 million in 1995.

    Net periodic pension cost for the Group's pension plans includes the following components:

                                                                1993        1994        1995
                                                              --------    --------    --------
                                                                       (IN THOUSANDS)
Service cost--benefits earned during the year..............   $  6,250    $  6,980    $  6,080
Interest cost on projected benefit obligation..............     10,700      11,280      12,010
Actual return on assets....................................    (18,860)      5,870     (16,540)
Net amortization and deferral..............................      3,520     (22,550)      3,540
                                                              --------    --------    --------
Net periodic pension cost..................................   $  1,610    $  1,580    $  5,090
                                                              --------    --------    --------
                                                              --------    --------    --------

    Major assumptions used in accounting for the Group's pension plans are as follows:

                                                                1993        1994        1995
                                                              --------    --------    --------
Discount rate for obligations..............................     7.25%        8.5%       7.25%
Rate of increase in compensation levels....................      5.0%        5.0%        5.0%
Expected long-term rate of return on plan assets...........     12.0%       12.0%       11.0%

    The funded status of the Group's pension plans is summarized as follows, in thousands, at December 31:

                                                         1994                        1995
                                               -------------------------   -------------------------
                                                 ASSETS      ACCUMULATED     ASSETS      ACCUMULATED
                                                 EXCEED       BENEFITS       EXCEED       BENEFITS
                                               ACCUMULATED     EXCEED      ACCUMULATED     EXCEED
                                                BENEFITS       ASSETS       BENEFITS       ASSETS
                                               -----------   -----------   -----------   -----------

Actuarial present value of benefit
  obligations:
  Vested benefit obligation..................   $ 111,770      $ 4,840       $19,560      $ 126,660
                                               -----------   -----------   -----------   -----------
                                               -----------   -----------   -----------   -----------
Accumulated benefit obligation...............   $ 115,240      $ 5,120       $20,090      $ 130,040
                                               -----------   -----------   -----------   -----------
                                               -----------   -----------   -----------   -----------
Projected benefit obligation.................   $ 136,750      $ 7,110       $20,870      $ 159,810
Assets at fair value.........................     122,740        1,490        20,640        114,350
                                               -----------   -----------   -----------   -----------
Projected benefit obligation in excess of
  plan assets................................     (14,010)      (5,620)         (230)       (45,460)
Reconciling items:
  Unrecognized net loss (gain)...............      14,900         (280)        3,970         33,980
  Unrecognized prior service cost............       9,210        5,630           330         13,870
  Unrecognized net (asset) obligation at
transition...................................     (10,470)        (140)       (1,540)        (7,830)
  Requirement to recognize minimum
liability....................................          --       (3,220)           --        (10,250)
                                               -----------   -----------   -----------   -----------
(Accrued)/prepaid pension cost...............   $    (370)     $(3,630)      $ 2,530      $ (15,690)
                                               -----------   -----------   -----------   -----------
                                               -----------   -----------   -----------   -----------

    Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, and Statement of Financial Accounting Standards No. 112, Employers' Accounting for Postemployment Benefits, became effective in 1993 and 1994, respectively. These standards did not materially affect the Group's financial position or results of operations.

9. GEOGRAPHIC INFORMATION

    The group is engaged principally in one line of business--the manufacture and sale of home furnishings products including quality furniture, fabrics and other home furnishings.

    The following table presents information about the Group by geographic area:

                                NET SALES(1)                   OPERATING PROFIT (LOSS)              ASSETS AT DECEMBER 31,
                    ------------------------------------   -------------------------------   ------------------------------------
                       1993         1994         1995        1993       1994       1995         1993         1994         1995
                    ----------   ----------   ----------   --------   --------   ---------   ----------   ----------   ----------
                                                                   (IN THOUSANDS)
The Group's
 operations by
 geographic area
 were:
 United States....  $1,544,000   $1,673,000   $1,761,000   $ 60,000   $ 74,000   $  88,000   $1,587,000   $1,616,000   $1,613,000
 Pacific Rim......     123,000      126,000      141,000     23,000     22,000      22,000      219,000      242,000      243,000
 European Union
   and other
   foreign
countries.........      96,000       98,000       91,000     (4,000)    (5,000)     (3,000)      58,000       61,000       57,000
                    ----------   ----------   ----------   --------   --------   ---------   ----------   ----------   ----------
   Total..........  $1,763,000   $1,897,000   $1,993,000     79,000     91,000     107,000   $1,864,000   $1,919,000   $1,913,000
                    ----------   ----------   ----------                                     ----------   ----------   ----------
                    ----------   ----------   ----------                                     ----------   ----------   ----------
Other expense,
net...............                                          (86,000)   (94,000)   (103,000)
General corporate
 expense from
Masco
Corporation.......                                          (10,000)   (13,000)    (16,000)
                                                           --------   --------   ---------
Loss before income
taxes.............                                         $(17,000)  $(16,000)  $ (12,000)
                                                           --------   --------   ---------
                                                           --------   --------   ---------

------------
(1) After elimination of intra-group sales between geographic areas of:

                                                            1993        1994        1995
                                                          --------    --------    --------
United States..........................................   $ 17,000    $ 13,000    $ 12,000
                                                          --------    --------    --------
                                                          --------    --------    --------
Pacific Rim............................................   $235,000    $267,000    $289,000
                                                          --------    --------    --------
                                                          --------    --------    --------
European Union and other foreign countries.............   $  1,000    $  1,000    $  1,000
                                                          --------    --------    --------
                                                          --------    --------    --------

10. INCOME TAXES

                                                                   DECEMBER 31,              JUNE 30,
                                                         --------------------------------    ---------
                                                           1993        1994        1995        1996
                                                         --------    --------    --------    ---------
                                                                        (IN THOUSANDS)
Income (loss) before income taxes:
 Domestic.............................................   $(29,070)   $(33,460)   $(11,770)    $ 1,620
 Foreign..............................................     12,420      17,190         (30)        710
                                                         --------    --------    --------    ---------
                                                         $(16,650)   $(16,270)   $(11,800)    $ 2,330
                                                         --------    --------    --------    ---------
                                                         --------    --------    --------    ---------
Provision (credit) for income taxes:
 Currently payable:
   Federal -- U.S. losses.............................   $ (7,450)   $ (6,550)   $ (5,710)    $ 2,000
   -- Certain foreign earnings........................     10,380      10,640       3,030         350
   State and local....................................      3,950       5,050       3,200       1,800
   Foreign............................................        600         680       1,010         780
 Deferred:
   Federal............................................        890      (3,290)      4,560       --
   Foreign............................................      --             30       --          --
                                                         --------    --------    --------    ---------
                                                         $  8,370    $  6,560    $  6,090     $ 4,930
                                                         --------    --------    --------    ---------
                                                         --------    --------    --------    ---------
Deferred tax assets at December 31:
 Inventories..........................................               $  6,660    $  6,670     $ 6,670
 Accrued liabilities..................................                 13,930      10,710      10,710
 Alternative minimum tax..............................                    860         860         860
                                                                     --------    --------    ---------
                                                                       21,450      18,240      18,240
                                                                     --------    --------    ---------
Deferred tax liabilities at December 31:
 Property and equipment...............................                 68,010      69,220      69,220
 Other................................................                  1,140       1,280       1,280
                                                                     --------    --------    ---------
                                                                       69,150      70,500      70,500
                                                                     --------    --------    ---------
 Net deferred tax liability at December 31............               $ 47,700    $ 52,260     $52,260
                                                                     --------    --------    ---------
                                                                     --------    --------    ---------

    The following is a reconciliation of tax computed at the U.S. federal statutory rate to the provision for income taxes allocated to loss before income taxes:

                                                              DECEMBER 31,                 JUNE 30,
                                                      -----------------------------    -----------------
                                                       1993       1994       1995       1995       1996
                                                      -------    -------    -------    -------    ------
                                                                        (IN THOUSANDS)
U.S. federal statutory rate........................        35%        35%        35%        35%       35%
Tax (credit) at U.S. federal statutory rate........   $(5,830)   $(5,690)   $(4,050)   $(1,940)   $  820
Higher taxes on foreign earnings...................     6,630      5,330      4,050      1,630       880
Amortization in excess of tax......................     4,450      4,450      4,460      2,230     2,230
State and local taxes, net of federal tax
benefit............................................     2,570      3,280      2,080      1,630     1,170
Change in tax rate.................................     1,300
Other..............................................      (750)      (810)      (450)      (170)     (170)
                                                      -------    -------    -------    -------    ------
 Income taxes......................................   $ 8,370    $ 6,560    $ 6,090    $ 3,380    $4,930
                                                      -------    -------    -------    -------    ------
                                                      -------    -------    -------    -------    ------

    The Group is included in the consolidated federal income tax returns of Masco Corporation. Accordingly, substantially all income tax-related assets and liabilities are due from or to Masco Corporation. Income taxes and credits are computed on a separate return basis.

    Income taxes paid were approximately $8 million, $10 million, and $2 million in 1993, 1994, and 1995, respectively.

    Earnings of foreign subsidiaries generally become taxable upon the remittance of dividends and under certain other circumstances. Provision has not been made for U.S. or additional foreign taxes on approximately $14 million of remaining undistributed earnings of foreign subsidiaries, as those earnings are intended to be permanently reinvested; it is not practical to estimate the amount of deferred tax liability on such earnings.

11. ENVIRONMENTAL REGULATIONS

    In the ordinary course of business, the Group may become exposed to potential liabilities resulting from spills and releases of hazardous materials at its manufacturing facilities. The Group also has been named as a potentially responsible party at a total of seven Superfund sites. The Group does not believe that the costs related to these Superfund sites or those costs associated with investigating or remediating these releases will have a material adverse effect on the Group's financial condition, cash flows, operating expenses or earnings. Actual resolution of these matters, however, could differ from management's estimates and assumptions.

12. SUBSEQUENT EVENT

    On August 5, 1996, the Group was sold to FURNISHINGS INTERNATIONAL INC. ("FII") for approximately $1.05 billion. The combined financial statements of the Group do not reflect the impact of this transaction which resulted in a $650 million write-down of the Group's net assets in Masco's December 31, 1995 financial statements. FII contributed the businesses acquired to its wholly-owned subsidiary, LIFESTYLE FURNISHINGS INTERNATIONAL LTD. ("LFI"). In connection with the sale and as partial consideration, LFI issued, in a private placement, $200 million aggregate principal amount of 10 7/8% unsecured Senior Subordinated Notes maturing August 1, 2006 ("the Notes"). Interest on the Notes is payable semi-annually at 10 7/8% commencing on February 1, 1997. The Notes may be redeemed by LFI subsequent to August 1, 2001 at premiums which begin at 5.438% and decline each year to face for redemptions taking place after August 1, 2004. In addition, at any time prior to August 1, 1999, LFI may redeem up to 33 1/3% of the original aggregate principal amount of the Notes with the proceeds of one or more public equity offerings at a redemption price of 110.875%. Also, upon the occurrence of a qualifying Change of Control as defined in the Notes, the Notes may be redeemed at the option of LFI or in certain instances at the option of the Note holders at a premium of 1%. The Notes contain certain covenants which, among others, limit the incurrence of additional indebtedness and restrict capital transactions, distributions, and asset dispositions of certain subsidiaries.

    In connection with the Note offering, each of LFI's domestic operating subsidiaries ("the Guarantor Subsidiaries") fully and unconditionally guarantee LFI's performance under the Notes on a joint and several basis. The Guarantor Subsidiaries are direct or indirect wholly-owned subsidiaries of LFI. The remaining subsidiaries are direct or indirect subsidiaries of the Guarantor Subsidiaries. The following combining condensed financial data provides information regarding the financial position, results of operations and cash flows of the Guarantor Subsidiaries prior to the acquisition by FII ("predecessor combining condensed financial data"). Separate financial statements of the Guarantor Subsidiaries are not presented because management has determined those would not be material to the investors.

    For purposes of the predecessor combining condensed financial data the Guarantor Subsidiaries include all domestic subsidiaries of the Group, except for certain subsidiaries with substantially no assets or operations. The Guarantor Subsidiaries account for their investments in the non-guarantor subsidiaries on the equity method. The principal elimination entries are to eliminate the investments in subsidiaries and intercompany balances and transactions.

                          MASCO HOME FURNISHINGS GROUP
                            COMBINING BALANCE SHEETS
                               DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                                                            MASCO HOME
                                            GUARANTOR      NON-GUARANTOR                    FURNISHINGS
                                           SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS     COMBINED
                                           ------------    -------------    ------------    ----------
ASSETS
Current Assets:
  Cash and cash investments.............    $     6,840      $  17,870                      $   24,710
  Receivables...........................        243,460         67,160       $     (710)       309,910
  Inventories...........................        438,610        131,720                         570,330
  Prepaid expenses......................         24,140         15,310                          39,450
  Deferred income taxes.................         19,900        --                               19,900
  Intercompany account..................        159,630          4,280         (163,910)             0
                                           ------------    -------------    ------------    ----------
    Total current assets................        892,580        236,340         (164,620)       964,300
Property and equipment, net.............        360,920        105,480                         466,400
Excess of cost over acquired net
assets..................................        406,790          8,660                         415,450
Notes receivable........................         11,150         17,990                          29,140
Investments in affiliates...............        345,720        --              (345,720)             0
Other assets............................         25,630         23,550           (5,390)        43,790
                                           ------------    -------------    ------------    ----------
    Total assets........................    $ 2,042,790      $ 392,020       $ (515,730)    $1,919,080
                                           ------------    -------------    ------------    ----------
                                           ------------    -------------    ------------    ----------

LIABILITIES AND MASCO CORPORATION NET INVESTMENT AND ADVANCES
Current Liabilities
  Notes payable.........................    $     2,420      $   7,300                      $    9,720
  Accounts payable......................         64,270         26,680       $     (710)        90,240
  Accrued liabilities...................         58,390         36,090                          94,480
  Intercompany account..................          4,280        159,630         (163,910)             0
                                           ------------    -------------    ------------    ----------
    Total current liabilities...........        129,360        229,700         (164,620)       194,440
Long-term debt..........................          1,890          3,560                           5,450
Deferred income taxes and other.........         67,750          6,730                          74,480
                                           ------------    -------------    ------------    ----------
    Total liabilities...................        199,000        239,990         (164,620)       274,370
Masco Corporation net investment and
advances................................      1,843,790        152,030         (351,110)     1,644,710
                                           ------------    -------------    ------------    ----------
    Total liabilities and Masco
      Corporation net investment and
advances................................    $ 2,042,790      $ 392,020       $ (515,730)    $1,919,080
                                           ------------    -------------    ------------    ----------
                                           ------------    -------------    ------------    ----------

                          MASCO HOME FURNISHINGS GROUP
                            COMBINING BALANCE SHEETS
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                            MASCO HOME
                                            GUARANTOR      NON-GUARANTOR                    FURNISHINGS
                                           SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS     COMBINED
                                           ------------    -------------    ------------    -----------
ASSETS
Current Assets:
  Cash and cash investments.............    $     4,540      $  12,770                      $    17,310
  Receivables...........................        253,940         73,390       $   (1,910)        325,420
  Inventories...........................        429,880        130,060                          559,940
  Prepaid expenses......................         19,800         15,630                           35,430
  Deferred income taxes.................         17,000        --                                17,000
  Intercompany account..................        161,420         21,980         (183,400)              0
                                           ------------    -------------    ------------    -----------
    Total current assets................        886,580        253,830         (185,310)        955,100
Property and equipment, net.............        373,370        110,730                          484,100
Excess of cost over acquired net
assets..................................        394,100          8,180                          402,280
Notes receivable........................          4,540         26,470                           31,010
Investments in affiliates...............        394,720        --              (394,720)              0
Other assets............................         23,670         22,210           (5,400)         40,480
                                           ------------    -------------    ------------    -----------
    Total assets........................    $ 2,076,980      $ 421,420       $ (585,430)    $ 1,912,970
                                           ------------    -------------    ------------    -----------
                                           ------------    -------------    ------------    -----------

LIABILITIES AND MASCO CORPORATION NET INVESTMENT AND ADVANCES
Current liabilities:
  Notes payable.........................    $       220      $  25,280                      $    25,500
  Accounts payable......................         67,540         26,690       $   (1,880)         92,350
  Accrued liabilities...................         64,070         23,230                           87,300
  Intercompany account..................         21,980        161,420         (183,400)              0
                                           ------------    -------------    ------------    -----------
    Total current liabilities...........        153,810        236,620         (185,280)        205,150
Long-term debt..........................          1,910            240                            2,150
Deferred income taxes and other.........         69,350          6,220                           75,570
                                           ------------    -------------    ------------    -----------
    Total liabilities...................        225,070        243,080         (185,280)        282,870
Masco Corporation net investment and
advances................................      1,851,910        178,340         (400,150)      1,630,100
                                           ------------    -------------    ------------    -----------
    Total liabilities and Masco
      Corporation net investment and
advances................................    $ 2,076,980      $ 421,420       $ (585,430)    $ 1,912,970
                                           ------------    -------------    ------------    -----------
                                           ------------    -------------    ------------    -----------

                          MASCO HOME FURNISHINGS GROUP
                       COMBINING STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 (IN THOUSANDS)

                                                                                          MASCO HOME
                                                GUARANTOR    NON-GUARANTOR                FURNISHINGS
                                               SUBSIDIARIES  SUBSIDIARIES   ELMINATIONS    COMBINED
                                               ------------  -------------  ------------  ----------

                    1993
Net sales....................................   $ 1,522,100    $ 514,430     $ (273,040)  $1,763,490
Cost of sales................................     1,163,220      427,780       (264,200)   1,326,800
                                               ------------  -------------  ------------  ----------
    Gross profit.............................       358,880       86,650         (8,840)     436,690
                                               ------------  -------------  ------------  ----------
Selling, general and administrative
expenses.....................................       287,120       89,240         (8,910)     367,450
                                               ------------  -------------  ------------  ----------
    Operating profit.........................        71,760       (2,590)            70       69,240
Other (income) expense, net..................        51,510       13,170         21,210       85,890
                                               ------------  -------------  ------------  ----------
    Income (loss) before income taxes........        20,250      (15,760)       (21,140)     (16,650)
Income taxes (credit)........................        17,130       (8,760)       --             8,370
                                               ------------  -------------  ------------  ----------
    Net income (loss)........................   $     3,120    $  (7,000)    $  (21,140)  $  (25,020)
                                               ------------  -------------  ------------  ----------
                                               ------------  -------------  ------------  ----------

                    1994
Net sales....................................   $ 1,640,060    $ 551,740     $ (294,320)  $1,897,480
Cost of sales................................     1,256,440      462,800       (285,210)   1,434,030
                                               ------------  -------------  ------------  ----------
    Gross profit.............................       383,620       88,940         (9,110)     463,450
                                               ------------  -------------  ------------  ----------
Selling, general and administrative
expenses.....................................       299,660       95,320         (9,630)     385,350
                                               ------------  -------------  ------------  ----------
    Operating profit.........................        83,960       (6,380)           520       78,100
Other (income) expense, net..................        58,170       16,230         19,970       94,370
                                               ------------  -------------  ------------  ----------
    Income (loss) before income taxes........        25,790      (22,610)       (19,450)     (16,270)
Income taxes (credit)........................        16,420       (9,860)                      6,560
                                               ------------  -------------  ------------  ----------
    Net income (loss)........................   $     9,370    $ (12,750)    $  (19,450)  $  (22,830)
                                               ------------  -------------  ------------  ----------
                                               ------------  -------------  ------------  ----------
                    1995
Net sales....................................   $ 1,728,250    $ 580,000     $ (315,640)  $1,992,610
Cost of sales................................     1,317,550      486,500       (303,060)   1,500,990
                                               ------------  -------------  ------------  ----------
    Gross profit.............................       410,700       93,500        (12,580)     491,620
                                               ------------  -------------  ------------  ----------
Selling, general and administrative
expenses.....................................       315,060       98,120        (12,850)     400,330
                                               ------------  -------------  ------------  ----------
    Operating profit.........................        95,640       (4,620)           270       91,290
Other (income) expense, net..................        65,000       23,680         14,410      103,090
                                               ------------  -------------  ------------  ----------
    Income (loss) before income taxes........        30,640      (28,300)       (14,140)     (11,800)
Income taxes (credit)........................        15,540       (9,450)       --             6,090
                                               ------------  -------------  ------------  ----------
    Net income (loss)........................   $    15,100    $ (18,850)    $  (14,140)  $  (17,890)
                                               ------------  -------------  ------------  ----------
                                               ------------  -------------  ------------  ----------

                          MASCO HOME FURNISHINGS GROUP
                         COMBINING CASH FLOWS STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                                                                      MASCO HOME
                                                      GUARANTOR      NON-GUARANTOR                    FURNISHINGS
                                                     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS     COMBINED
                                                     ------------    -------------    ------------    ----------
CASH FLOWS FROM (FOR):
OPERATING ACTIVITIES:
  Net income (loss)...............................     $  3,120        $  (7,000)       $(21,140)      $(25,020)
  Depreciation and amortization...................       53,000           13,810               0         66,810
  Bad debt provision..............................        5,300            1,750               0          7,050
  Deferred income taxes...........................          890                0               0            890
  (Increase) decrease in receivables..............        9,400          (40,190)              0        (30,790)
  (Increase) decrease in inventories..............      (31,060)         (21,800)              0        (52,860)
  Increase (decrease) in prepaid expenses.........      (13,830)          (7,840)              0        (21,670)
  (Increase) decrease in current liabilities......       18,050           (5,310)              0         12,740
  (Increase) decrease in intercompany account,
net...............................................      (65,330)          65,330               0              0
                                                     ------------    -------------    ------------    ----------
    Net cash from (for) operating activities......      (20,460)          (1,250)        (21,140)       (42,850)
                                                     ------------    -------------    ------------    ----------
INVESTING ACTIVITIES:
  Capital expenditures............................      (56,920)         (18,210)                       (75,130)
  Issuance of notes receivable....................         (900)          (9,120)                       (10,020)
  Collection of notes receivable..................        4,400            1,040                          5,440
  Other, net......................................      (68,970)          38,620          32,120          1,770
                                                     ------------    -------------    ------------    ----------
    Net cash (for) investing activities...........     (122,390)          12,330          32,120        (77,940)
                                                     ------------    -------------    ------------    ----------
FINANCING ACTIVITIES:
  Increase (decrease) in Masco Corporation net
investment and advances...........................      138,230           65,390         (10,980)       192,640
  Payment of other debt...........................         (430)         (66,950)                       (67,380)
  Increase in other debt..........................        4,430              210                          4,640
                                                     ------------    -------------    ------------    ----------
    Net cash from (for) financing activities......      142,230           (1,350)        (10,980)       129,900
                                                     ------------    -------------    ------------    ----------
CASH:
  Increase (decrease) for the year................         (620)           9,730               0          9,110
  At Jaunary 1....................................        4,520           11,770               0         16,290
                                                     ------------    -------------    ------------    ----------
  At December 31..................................     $  3,900        $  21,500        $      0       $ 25,400
                                                     ------------    -------------    ------------    ----------
                                                     ------------    -------------    ------------    ----------

                          MASCO HOME FURNISHINGS GROUP
                         COMBINING CASH FLOWS STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                                                                      MASCO HOME
                                                      GUARANTOR      NON-GUARANTOR                    FURNISHINGS
                                                     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS     COMBINED
                                                     ------------    -------------    ------------    ----------
CASH FLOWS FROM (FOR):
OPERATING ACTIVITIES:
  Net income (loss)...............................     $  9,370        $ (12,750)       $(19,450)      $(22,830)
  Depreciation and amortization...................       53,480           12,900               0         66,380
  Bad debt provision..............................        3,680            2,040               0          5,720
  Deferred income taxes...........................       (3,260)               0               0         (3,260)
  (Increase) decrease in receivables..............          850          (11,800)            710        (10,240)
  (Increase) decrease in inventories..............      (27,180)         (10,950)              0        (38,130)
  (Increase) decrease in prepaid expenses.........      (18,810)          (2,240)              0        (21,050)
  Increase (decrease) in current liabilities......       11,480           11,960            (710)        22,730
  (Increase) decrease in intercompany account,
net...............................................        4,290           (4,290)              0              0
                                                     ------------    -------------    ------------    ----------
    Net cash from (for) operating activities......       33,900          (15,130)        (19,450)          (680)
INVESTING ACTIVITIES:
  Capital expenditures............................      (57,140)         (11,650)                       (68,790)
  Issuance of notes receivable....................            0           (1,000)                        (1,000)
  Collection of notes receivable..................        3,130              580                          3,710
  Other, net......................................      (15,340)          11,380          16,930         12,970
                                                     ------------    -------------    ------------    ----------
    Net cash from (for) investing activities......      (69,350)            (690)         16,930        (53,110)
FINANCING ACTIVITIES:
  Increase (decrease) in Masco Corporation net
investment and advances...........................       73,110           24,200           2,520         99,830
  Increase (decrease) in other debt...............                         5,360                          5,360
  Payment of other debt...........................      (34,720)         (17,370)                       (52,090)
                                                     ------------    -------------    ------------    ----------
    Net cash from (for) financing activities......       38,390           12,190           2,520         53,100
CASH:
  Increase (decrease) for the year................        2,940           (3,630)              0           (690)
  At January 1....................................        3,900           21,500               0         25,400
                                                     ------------    -------------    ------------    ----------
  At December 31..................................     $  6,840        $  17,870        $      0       $ 24,710
                                                     ------------    -------------    ------------    ----------
                                                     ------------    -------------    ------------    ----------

                          MASCO HOME FURNISHINGS GROUP
                       COMBINING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                             MASCO HOME
                                              GUARANTOR      NON-GUARANTOR                   FURNISHINGS
                                             SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    COMBINED
                                             ------------    -------------    -----------    -----------
CASH FLOWS FROM (FOR):

Operating Activities:
  Net income (loss).......................     $ 15,100        $ (18,850)      $ (14,140)     $ (17,890)
  Depreciation and amortization...........       55,630           12,290                         67,920
  Bad debt provision......................        6,190              430                          6,620
  Deferred income taxes...................        4,560          --                               4,560
  (Increase) decrease in receivables......      (16,670)          (3,650)          1,200        (19,120)
  (Increase) decrease in inventories......        8,730            1,660               0         10,390
  (Increase) decrease in prepaid
expenses..................................      (11,370)          (1,720)              0        (13,090)
  Increase (decrease) in current
liabilities...............................        8,950          (12,850)         (1,170)        (5,070)
  (Increase) decrease in intercompany
accounts, net.............................       15,910          (15,910)              0              0
                                             ------------    -------------    -----------    -----------
    Net cash from (for) operating
activities................................       87,030          (38,600)        (14,110)        34,320

Investing Activities:
  Capital expenditures....................      (42,550)         (18,480)                       (61,030)
  Issuance of notes receivable............       (1,480)          (8,780)                       (10,260)
  Collection of notes receivable..........        3,000            2,020                          5,020
  Other, net..............................       (4,600)          (1,070)         14,460          8,790
                                             ------------    -------------    -----------    -----------
    Net cash from (for) investing
activities................................      (45,630)         (26,310)         14,460        (57,480)

Financing Activities:
  Increase (decrease) in Masco Corporation
    net investment and advances...........      (41,530)          45,160            (350)         3,280
  Increase (decrease) in other debt.......          120           16,080                         16,200
  Payment of other debt...................       (2,290)          (1,430)                        (3,720)
                                             ------------    -------------    -----------    -----------
    Net cash from (for) financing
activities................................      (43,700)          59,810            (350)        15,760

Cash:
  Increase (decrease) for the year........       (2,300)          (5,100)              0         (7,400)
  At January 1............................        6,840           17,870               0         24,710
                                             ------------    -------------    -----------    -----------
  At December 31..........................     $  4,540        $  12,770       $       0      $  17,310
                                             ------------    -------------    -----------    -----------
                                             ------------    -------------    -----------    -----------

                          MASCO HOME FURNISHINGS GROUP
                            COMBINING BALANCE SHEET
                                 JUNE 30, 1996
                                 (IN THOUSANDS)

                                                                                          MASCO HOME
                                             GUARANTOR     NON-GUARANTOR                  FURNISHINGS
                                            SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    COMBINED
                                            ------------   -------------   ------------   ----------
ASSETS

CURRENT ASSETS:
  Cash and cash investments...............   $     2,590     $   9,460      $             $   12,050
  Receivables.............................       254,810        73,650          (2,710)      325,750
  Inventories.............................       455,150       113,010                       568,160
  Prepaid expenses........................        18,110        16,920                        35,030
  Deferred income taxes...................        17,000                                      17,000
  Intercompany account....................       158,230        17,360        (175,990)            0
                                            ------------   -------------   ------------   ----------
      Total current assets................       905,890       230,800        (178,700)      957,990

Property and equipment, net...............       376,550       101,920                       478,470
Excess of cost over acquired net assets...       387,230         8,150                       395,380
Notes receivable..........................         2,780        16,110                        18,890
Investments in affiliates.................       202,170                      (202,170)            0
Other assets..............................        23,460        19,410                        42,870
                                            ------------   -------------   ------------   ----------
      Total assets........................   $ 1,898,080     $ 376,390      $ (380,870)   $1,893,600
                                            ------------   -------------   ------------   ----------
                                            ------------   -------------   ------------   ----------

LIABILITIES AND MASCO CORPORATION NET
INVESTMENT AND ADVANCES

CURRENT LIABILITIES:
  Notes payable...........................   $       220     $  24,290      $             $   24,510
  Accounts payable........................        72,940        26,820          (2,720)       97,040
  Accrued liabilities.....................        75,410        20,760                        96,170
  Intercompany account....................        17,760       158,230        (175,990)            0
                                            ------------   -------------   ------------   ----------
      Total current liabilities...........       166,330       230,100        (178,710)      217,720

Long-term debt............................         1,890           180                         2,070
Deferred income taxes and other...........        69,420         4,290                        73,710
                                            ------------   -------------   ------------   ----------
      Total liabilities...................       237,640       234,570        (178,710)      293,500

MASCO CORPORATION NET INVESTMENT AND
ADVANCES..................................     1,660,440       141,820        (202,160)    1,600,100
                                            ------------   -------------   ------------   ----------
      Total liabilities and Masco
        Corporation Net Investment and
Advances..................................   $ 1,898,080     $ 376,390      $ (380,870)   $1,893,600
                                            ------------   -------------   ------------   ----------
                                            ------------   -------------   ------------   ----------

                          MASCO HOME FURNISHINGS GROUP
                       COMBINING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)

                                                                                             MASCO HOME
                                             GUARANTOR      NON-GUARANTOR                    FURNISHINGS
                                            SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS     COMBINED
                                            ------------    -------------    ------------    ----------
Net sales................................     $864,990        $ 252,150       $ (136,020)     $981,120
Cost of sales............................      666,180          211,800         (136,020)      741,960
                                            ------------    -------------    ------------    ----------
      Gross profit.......................      198,810           40,350                0       239,160
                                            ------------    -------------    ------------    ----------
Selling, general and administrative
expenses.................................      153,980           35,410                        189,390
                                            ------------    -------------    ------------    ----------
    Operating profit.....................       44,830            4,940                0        49,770
Other (income) expense, net:.............       39,240            5,980            2,220        47,440
                                            ------------    -------------    ------------    ----------
    Income (loss) before income taxes....        5,590           (1,040)          (2,220)        2,330
Income taxes (credit)....................        5,430             (500)                         4,930
                                            ------------    -------------    ------------    ----------
    Net income (loss)....................     $    160        $    (540)      $   (2,220)     $ (2,600)
                                            ------------    -------------    ------------    ----------
                                            ------------    -------------    ------------    ----------

                          MASCO HOME FURNISHINGS GROUP
                       COMBINING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)

                                                                                                      MASCO HOME
                                                      GUARANTOR      NON-GUARANTOR                    FURNISHINGS
                                                     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS     COMBINED
                                                     ------------    -------------    ------------    ----------
CASH FLOWS FROM (FOR):
OPERATING ACTIVITIES:
  Net income (loss)...............................     $    160        $    (540)       $ (2,220)      $ (2,600)
  Depreciation and amortization...................       27,010            6,820                         33,830
  Bad debt provision..............................        1,380              210                          1,590
  (Increase) decrease in receivables..............       (2,250)           9,440             800          7,990
  (Increase) decrease in inventories..............      (25,270)          17,050                         (8,220)
  (Increase) decrease in prepaid expenses.........       (5,970)          (1,960)                        (7,930)
  (Increase) decrease in intercompany accounts,
net...............................................       (1,030)           1,030                              0
  Increase (decrease) in current liabilities......       16,740           (2,340)           (840)        13,560
                                                     ------------    -------------    ------------    ----------
    Net cash from (for) operating activities......       10,770           29,710          (2,260)        38,220
                                                     ------------    -------------    ------------    ----------
INVESTING ACTIVITIES:
  Capital expenditures............................      (11,630)          (2,240)                       (13,870)
  Issuance of notes receivable....................       (3,280)                                         (3,280)
  Collection of notes receivable..................        3,180            2,310                          5,490
  Other, net......................................       (4,100)           3,930          (3,180)        (3,350)
                                                     ------------    -------------    ------------    ----------
    Net cash from (for) investing activities......      (15,830)           4,000          (3,180)       (15,010)
                                                     ------------    -------------    ------------    ----------
FINANCING ACTIVITIES:
  Increase (decrease) in Masco Corporation net
investment and advances...........................        3,140          (35,980)          5,440        (27,400)
  Increase (decrease) in other debt...............          800           64,660                         65,460
  Payment of other debt...........................         (830)         (65,700)                       (66,530)
                                                     ------------    -------------    ------------    ----------
    Net cash from financing activities............        3,110          (37,020)          5,440        (28,470)
                                                     ------------    -------------    ------------    ----------
CASH:
  Increase (decrease) for the period..............       (1,950)          (3,310)                        (5,260)
  At January 1....................................        4,540           12,770                         17,310
                                                     ------------    -------------    ------------    ----------
  At June 30......................................     $  2,590        $   9,460        $      0       $ 12,050
                                                     ------------    -------------    ------------    ----------
                                                     ------------    -------------    ------------    ----------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of LifeStyle Furnishings International Ltd.:

    We have audited the accompanying balance sheet of LifeStyle Furnishings International Ltd. (the "Company") as of June 30, 1996. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of financial position. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of LifeStyle Furnishings International Ltd. as of June 30, 1996, in conformity with generally accepted accounting principles.

    As discussed in the Subsequent Event Note, the Company's parent, Furnishings International Inc. (FII) acquired the Home Furnishings Group businesses of Masco Corporation for $1.1 billion. Substantially all of the businesses were contributed to the Company by FII. The accompanying financial statements do not reflect the impact of this transaction.

Coopers & Lybrand L.L.P.
Greensboro, North Carolina
August 5, 1996

                    LIFESTYLE FURNISHINGS INTERNATIONAL LTD.
                                 BALANCE SHEET

                                                                             AT JUNE 30, 1996
                                                                        ---------------------------
                                                                        (DOLLARS IN ACTUAL DOLLARS)
Assets:
  Cash...............................................................              $ 100
                                                                                   -----
                                                                                   -----

Stockholder's equity:
  Common stock, par value $.01 per share, 3000 shares authorized, 100
shares issued and outstanding........................................              $   1
  Capital surplus....................................................                 99
                                                                                   -----
    Total stockholder's equity.......................................              $ 100
                                                                                   -----
                                                                                   -----

                            See accompanying notes.

                    LIFESTYLE FURNISHINGS INTERNATIONAL LTD.
                             NOTES TO BALANCE SHEET

1. BASIS OF PRESENTATION

    LIFESTYLE FURNISHINGS INTERNATIONAL LTD. (the "Company") was formed in May 1996. In the formation of the Company, 100 shares of common stock were issued to FURNISHINGS INTERNATIONAL INC. ("FII"), the Company's stockholder. Since formation, the Company has not engaged in any activities other than those incident to its formation and capitalization, therefore, no statements of operations or cash flows have been presented.

2. SUBSEQUENT EVENT

    On August 5, 1996, FII acquired the Home Furnishings Group businesses from Masco Corporation for approximately $1.1 billion. FII contributed substantially all of the businesses acquired to the Company. The Company incurred $680 million in debt to partially finance the acquisition. Debt outstanding as of August 5, 1996, is as follows:

                                                                                   (IN MILLIONS)
 Revolving credit facility with interest at 8.0%................................      $  25.0
  Tranche A term loan, quarterly principal payments through 2002, with interest
    at 8.0%.....................................................................        125.0
  Tranche B term loan, quarterly principal payments through 2004, with interest
    at 8.5%.....................................................................        175.0
  Receivables facility with interest at 6.5%....................................        155.0
  Senior subordinated notes due 2006 with interest at 10.875%...................        200.0
                                                                                   -------------
                                                                                        680.0
  Assumed indebtedness..........................................................         28.3
                                                                                   -------------
                                                                                      $ 708.3
                                                                                   -------------
                                                                                   -------------

    In connection with the Senior Subordinated Note offering, each of the Company's domestic operating subsidiaries ("the Guarantor Subsidiaries") fully and unconditionally guarantee the Company's performance under the Notes on a joint and several basis. The Guarantor Subsidiaries are direct or indirect wholly-owned subsidiaries of the Company. The remaining subsidiaries are direct or indirect subsidiaries of the Guarantor Subsidiaries.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

-------------------------------------------

Table of Contents


Available Information.................     2
Prospectus Summary....................     3
Risk Factors..........................    15
Use of Proceeds.......................    21
Capitalization........................    22
Selected Historical and Pro Forma
 Financial Data.......................    23
Unaudited Pro Forma Financial
Information...........................    25
Management's Discussion and Analysis
 of Financial Condition and Results of
 Operations...........................    34
Exchange Offer........................    42
Business..............................    48
Management............................    62
Ownership of Securities...............    63
Certain Transactions..................    70
Description of Senior Bank
Facilities............................    73
Description of Receivables Facility...    75
Description of Notes..................    77
Certain Federal Income Tax
Considerations........................   110
Plan of Distribution..................   112
Legal Matters.........................   112
Experts...............................   112
Index to Financial Statements.........   F-1


UNTIL              , 199 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
N10287GA.G01,2010,720,H

                                ---------------

                                   PROSPECTUS
                                ---------------

OFFER TO EXCHANGE
10 7/8% SENIOR SUBORDINATED
NOTES DUE 2006 FOR 10 7/8%
SENIOR SUBORDINATED NOTES
DUE 2006


November   , 1996

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect thereof unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any peson who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

    The Certificate of Incorporation and By-laws of LIFESTYLE FURNISHINGS INTERNATIONAL LTD. (the "Company") provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

    Section 102(b)(7) of the Delaware General Corporation Law provides that a Delaware corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that, such director is liable (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such pesons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify offices and directors against such liability. The Company's corporate parent, FURNISHINGS INTERNATIONAL INC., has obtained liability insurance coverage, which includes coverage to reimburse the Company (and the Company's subsidiaries) for amounts required or permitted by law to be paid to indemnify directors and officers.

    The foregoing summary of the Delaware General Corporation Law, the Company's Certificate of Incorporation and the Company's By-Laws is qualified in its entirety by reference to the relevant provisions of the Delaware General Corporation Law and by reference to the relevant provisions of the Company's Certificate of Incorporation (filed as Exhibit 3.1) and the relevant provisions of the Company's By-Laws (filed as Exhibit 3.25).

    The Company provides for indemnification of directors and officers of its subsidiaries, including the co-registrants, substantially to the same extent and under the same conditions that such indemnification is provided at the Company level.

    See Item 22 for a statement of the co-registrants' undertaking as to the Securities and Exchange Commission's position respecting indemnification for liabilities arising under the Securities Act of 1933, as amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBITS
--------   ----------------------------------------------------------------------------------

  3.1*     Certificate of Incorporation of LIFESTYLE FURNISHINGS INTERNATIONAL LTD. (the
           "Company")

  3.2*     Certificate of Incorporation of Ametex Fabrics, Inc.

  3.3*     Certificate of Incorporation of The Berkline Corporation

  3.4*     Articles of Incorporation of Blue Mountain Trucking Corporation

  3.5*     Articles of Incorporation of Custom Truck Tires, Inc.

  3.6*     Certificate of Incorporation of D-H Retail Space, Inc.

  3.7*     Certificate of Incorporation of Drexel Heritage Advertising, Inc.

  3.8*     Certificate of Incorporation of Drexel Heritage Furnishings Inc.

  3.9*     Articles of Incorporation of Drexel Heritage Home Inspirations, Inc.

  3.10*    Certificate of Incorporation of Henredon Furniture Industries, Inc.

  3.11*    Articles of Incorporation of Henredon Transportation Company

  3.12*    Certificate of Incorporation of Interior Fabric Design, Inc.

  3.13*    Articles of Incorporation of Intro Europe, Inc.

  3.14*    Articles of Incorporation of La Barge, Inc.

  3.15*    Certificate of Incorporation of Lexington Furniture Industries, Inc.

  3.16*    Certificate of Incorporation of Lifestyle Holdings Ltd.

  3.17*    Articles of Incorporation of Maitland-Smith, Inc.

-------------------

* Previously filed

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBITS
--------   ----------------------------------------------------------------------------------
  3.18*    Articles of Incorporation of Marbro Lamp Company

  3.19*    Certificate of Incorporation of Ramm, Son & Crocker, Inc.

  3.20*    Certificate of Incorporation of Robert Allen Fabrics, Inc.

  3.21*    Certificate of Incorporation of Robert Allen Fabrics of N.Y., Inc.

  3.22*    Certificate of Incorporation of Sunbury Textile Mills, Inc.

  3.23*    Certificate of Incorporation of Universal Furniture Industries


  3.24*    Certificate of Incorporation of Universal Furniture Limited

  3.25*    By-Laws of the Company

  3.26*    By-Laws of Ametex Fabrics, Inc.

  3.27*    By-Laws of The Berkline Corporation

  3.28*    By-Laws of Blue Mountain Trucking Corporation

  3.29*    By-Laws of Custom Truck Tires, Inc.

  3.30*    By-Laws of D-H Retail Space, Inc.

  3.31*    By-Laws of Drexel Heritage Advertising, Inc.

  3.32*    By-Laws of Drexel Heritage Furnishings Inc.

  3.33*    By-Laws of Drexel Heritage Home Inspirations, Inc.

  3.34*    By-Laws of Henredon Furniture Industries, Inc.

  3.35*    By-Laws of Henredon Transportation Company

  3.36*    By-Laws of Interior Fabric Design, Inc.

  3.37*    By-Laws of Intro Europe, Inc.

  3.38*    By-Laws of La Barge, Inc.

  3.39*    By-Laws of Lexington Furniture Industries, Inc.

  3.40*    By-Laws of Lifestyle Holdings Ltd.

  3.41*    By-Laws of Maitland-Smith, Inc.

  3.42*    By-Laws of Marbro Lamp Company

  3.43*    By-Laws of Ramm, Son & Crocker, Inc.

  3.44*    By-Laws of Robert Allen Fabrics, Inc.

  3.45*    By-Laws of Robert Allen Fabrics of N.Y., Inc.

  3.46*    By-Laws of Sunbury Textile Mills, Inc.

  3.47*    By-Laws of Universal Furniture Industries

  3.48*    By-Laws of Universal Furniture Limited

  4*       Indenture between the Company and IBJ Schroder Bank & Trust Company, as Trustee,
           dated as of August 5, 1996.

  5*       Opinion of Morgan, Lewis & Bockius LLP

  8+       Opinion of Morgan, Lewis & Bockius LLP regarding tax matters


-------------------

* Previously filed

+ Filed herewith

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBITS
--------   ----------------------------------------------------------------------------------
 10.1*     Acquisition Agreement between FURNISHINGS INTERNATIONAL INC. and Masco Corporation dated as of March 29, 1996

 10.2*     Amendment No. 1 to Acquisition Agreement dated as of June 21, 1996

 10.3*     Amendment No. 2 to Acquisition Agreement dated as of August 5, 1996

 10.4*     Credit Agreement dated as of August 5, 1996 among FURNISHINGS INTERNATIONAL INC., the Company, the subsidiary borrowers named therein, the lenders named therein and
           The Chase Manhattan Bank, as Swingline Lender, Administrative Agent and Collateral
           Agent, Chase Manhattan Bank Delaware as Issuing Bank

 10.5*     Exchange and Registration Rights Agreement between the Company, the Guarantors named therein, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith
           Incorporated, dated as of August 5, 1996.

 10.6*     Pooling Agreement, dated as of August 5, 1996, among LFI Receivables Corporation,
           LFI Servicing Corporation and The Chase Manhattan Bank, as Trustee.


 10.7*     Series 1996-A Supplement, dated as of August 5, 1996, among LFI Receivables
           Corporation, LFI Servicing Corporation, Chemical Bank, as Agent and as Initial
           Purchaser, and The Chase Manhattan Bank, as Trustee.

 10.8*     Servicing Agreement, dated as of August 5, 1996, among LFI Receivables
           Corporation, LFI Servicing Corporation, as Master Servicer, each of the Servicers party thereto and The Chase Manhattan Bank, as Trustee.

 10.9*     Receivables Sale Agreement, dated as of August 5, 1996, among LFI Receivables
           Corporation, the Sellers named therein and the Servicers named therein.

 10.10*    Stockholders' Agreement, dated as of August 5, 1996, among Masco Corporation,
           FURNISHINGS INTERNATIONAL INC., 399 Venture Partners, Inc., Associate Madison
           Companies, Inc., and the other stockholders named therein.

 10.11*    Registration Rights Agreement, dated as of August 5, 1996, among Masco
           Corporation, FURNISHINGS INTERNATIONAL INC., 399 Venture Partners, Inc., Associate
           Madison Companies, Inc., and the other stockholders named therein.

 10.12*    Management Agreement, dated as of August 5, 1996, by and between FURNISHINGS
           INTERNATIONAL INC. and the Company.

 10.13*    Tax Sharing Agreement, dated as of the 5th day of August, 1996, by and between
           FURNISHINGS INTERNATIONAL INC., Simmons Upholstered Furniture Corporation, the
           Company and LFI Receivables Corporation.

 10.14*    Transition Services Agreement, dated as of August 5, 1996, among FURNISHINGS
           INTERNATIONAL INC. and Masco Corporation.

 10.15*    12.0% Senior Pay-in-Kind Note of FURNISHINGS INTERNATIONAL INC. dated August 5,
           1996.

 10.16*    Purchase Agreement dated July 31, 1996 between the Company, Chase Securities Inc.,
           Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the Guarantors named therein.

 12*       Statement re: Computation of Ratio of Earnings to Fixed Charges

 21*       Subsidiaries of the Company

 23.1*     Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibits 5)

 23.2*     Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 8)

 23.3+     Consent of Coopers & Lybrand L.L.P.


-------------------

* Previously filed

+ Filed herewith

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBITS
--------   ----------------------------------------------------------------------------------
 23.4+     Consent of Coopers & Lybrand L.L.P.

 24*       Powers of Attorney (included on the signature pages to this Registration
           Statement)

 25*       Statement of Eligibility of IBJ Schroder Bank & Trust Company, as Trustee

 27*       Financial Data Schedule

 99.1*     Form of Letter of Transmittal

 99.2*     Form of Notice of Guaranteed Delivery


    (b) Financial Statement Schedules:

        1. Financial Statement Schedules filed herewith:

            Schedule II Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the provisions described under Item 20 or otherwise, the the co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a co-registrant of expenses incurred or paid by a director, officer or controlling person of such co-registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such co-registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned co-registrants hereby undertake:

    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

------------

* Previously filed

+ Filed herewith

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          LIFESTYLE FURNISHINGS
                                           INTERNATIONAL LTD.
                                          By /s/ WAYNE B.
                                             LYON

                                             ...................................

                                             Wayne B. Lyon
                                            Chairman of the Board,
                                            President and Chief Executive
                                             Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


             SIGNATURE                              TITLE                        DATE
-----------------------------------  -----------------------------------   -----------------

         /s/ WAYNE B. LYON           Chairman of the Board, President      November 5, 1996
 ...................................    and Chief Executive Officer
           Wayne B. Lyon               (principal executive officer)

       /s/ RONALD J. HOFFMAN         Vice President, Treasurer and         November 5, 1996
 ...................................    Chief Financial Officer
         Ronald J. Hoffman             (principal financial and
                                       acounting officer)

                 *                   Director                              November 5, 1996
 ...................................
      Richard M. Cashin, Jr.

                 *                   Director                              November 5, 1996
 ...................................
            C. Sean Day

                 *                   Director                              November 5, 1996
 ...................................
         Robert L. George

                 *                   Director                              November 5, 1996
 ...................................
          John A. Morgan

                 *                   Director                              November 5, 1996
 ...................................
          David F. Thomas

 ...................................  Director
         Martin D. Walker


*By:  /s/ DOUGLAS C. BARNARD
     ...........................................................................

                                  Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          AMETEX FABRICS, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


             SIGNATURE                              TITLE                        DATE
-----------------------------------  -----------------------------------   -----------------

         /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ...................................    Chief Executive Officer
           Wayne B. Lyon               (principal executive officer)

       /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ...................................    Treasurer (principal financial
         Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD         Director, Vice President and          November 5, 1996
 ...................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          THE BERKLINE CORPORATION
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


             SIGNATURE                              TITLE                        DATE
-----------------------------------  -----------------------------------   -----------------

         /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ...................................    Chief Executive Officer
           Wayne B. Lyon               (principal executive officer)

       /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ...................................    Treasurer (principal financial
         Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD         Director, Vice President and          November 5, 1996
 ...................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          BLUE MOUNTAIN TRUCKING
                                          CORPORATION
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


             SIGNATURE                              TITLE                        DATE
-----------------------------------  -----------------------------------   -----------------

         /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ...................................    Chief Executive Officer
           Wayne B. Lyon               (principal executive officer)

       /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ...................................    Treasurer (principal financial
         Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD         Director, Vice President and          November 5, 1996
 ...................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          CUSTOM TRUCK TIRES, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


             SIGNATURE                              TITLE                        DATE
-----------------------------------  -----------------------------------   -----------------

         /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ...................................    Chief Executive Officer
           Wayne B. Lyon               (principal executive officer)

       /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ...................................    Treasurer (principal financial
         Donald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD         Director, Vice President and          November 5, 1996
 ...................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          D-H RETAIL SPACE, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


             SIGNATURE                              TITLE                        DATE
-----------------------------------  -----------------------------------   -----------------

         /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ...................................    Chief Executive Officer
           Wayne B. Lyon               (principal executive officer)

       /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ...................................    Treasurer (principal financial
         Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD         Director, Vice President and          November 5, 1996
 ...................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          DREXEL HERITAGE ADVERTISING, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and          November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          DREXEL HERITAGE FURNISHINGS, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and          November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          DREXEL HERITAGE HOME
                                           INSPIRATIONS, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


             SIGNATURE                              TITLE                        DATE
-----------------------------------  -----------------------------------   -----------------

         /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ...................................    Chief Executive Officer
           Wayne B. Lyon               (principal executive officer)

       /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ...................................    Treasurer (principal financial
         Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD         Director, Vice President and          November 5, 1996
 ...................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.


                                          HENREDON FURNITURE INDUSTRIES, INC.
                                          By: /s/ WAYNE B.
                                              LYON
                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and          November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City
of New York, State of New York, on the 5th day of November   , 1996.



                                          HENREDON TRANSPORTATION COMPANY
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and          November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          INTERIOR FABRIC DESIGN, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and          November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          INTRO EUROPE, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and          November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          LA BARGE, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and          November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          LIFESTYLE HOLDINGS LTD.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board, President
                                              and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President, General     November 5, 1996
 ..................................    Counsel and Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          LEXINGTON FURNITURE INDUSTRIES, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and          November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          MAITLAND-SMITH, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   -------------------

        /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and          November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          MARBRO LAMP COMPANY
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and              November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and           November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and           November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          RAMM, SON & CROCKER, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and              November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and           November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and           November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          ROBERT ALLEN FABRICS, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and              November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and           November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and           November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          ROBERT ALLEN FABRICS
                                           OF NEW YORK, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and              November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and           November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and           November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          SUNBURY TEXTILE MILLS, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and              November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and           November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and           November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          UNIVERSAL FURNITURE INDUSTRIES, INC.
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and              November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and           November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and           November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 1996.



                                          UNIVERSAL FURNITURE LIMITED
                                          By: /s/ WAYNE B.
                                              LYON

                                              ..................................

                                              Wayne B. Lyon
                                             Chairman of the Board and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.


            SIGNATURE                             TITLE                         DATE
----------------------------------  ----------------------------------   ------------------

        /s/ WAYNE B. LYON           Chairman of the Board and             November 5, 1996
 ..................................    Chief Executive Officer
          Wayne B. Lyon               (principal executive officer)

      /s/ RONALD J. HOFFMAN         Director, Vice President and          November 5, 1996
 ..................................    Treasurer (principal financial
        Ronald J. Hoffman             and accounting officer)

      /s/ DOUGLAS C. BARNARD        Director, Vice President and          November 5, 1996
 ..................................    Secretary
        Douglas C. Barnard

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Masco Corporation:

    In connection with our audits of the combined financial statements of the Masco Home Furnishings Group as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which financial statements are included in the Prospectus, we have also audited the financial statement schedule listed in Item 21 herein.

    In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included herein.

Coopers & Lybrand L.L.P.

Detroit, Michigan
March 1, 1996

                          MASCO HOME FURNISHINGS GROUP
                 SCHEDULE II. VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN MILLIONS)

                                                            COLUMN C
                                                   --------------------------
                                                           ADDITIONS
                                     COLUMN B      --------------------------                   COLUMN E
                                   ------------                     CHARGED                    ----------
                                    BALANCE AT       CHARGED       (CREDITED)     COLUMN D     BALANCE AT
                                    BEGINNING        TO COSTS       TO OTHER     ----------      END OF
                                    OF PERIOD      AND EXPENSES     ACCOUNTS     DEDUCTIONS      PERIOD
                                   ------------    ------------    ----------    ----------    ----------

Allowance for doubtful accounts,
  deducted from accounts
  receivable in the balance sheet:

        1995....................           $7.7            $6.6                        $5.3          $9.0
                                   ------------    ------------                  ----------    ----------
                                   ------------    ------------                  ----------    ----------
        1994....................           $9.9            $5.7                        $7.9          $7.7
                                   ------------    ------------                  ----------    ----------
                                   ------------    ------------                  ----------    ----------

        1993....................           $7.7            $7.1                        $4.9          $9.9
                                   ------------    ------------                  ----------    ----------
                                   ------------    ------------                  ----------    ----------

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBITS
--------   ----------------------------------------------------------------------------------

  3.1*     Certificate of Incorporation of LIFESTYLE FURNISHINGS INTERNATIONAL LTD. (the
           "Company")

  3.2*     Certificate of Incorporation of Ametex Fabrics, Inc.

  3.3*     Certificate of Incorporation of The Berkline Corporation

  3.4*     Articles of Incorporation of Blue Mountain Trucking Corporation

  3.5*     Articles of Incorporation of Custom Truck Tires, Inc.

  3.6*     Certificate of Incorporation of D-H Retail Space, Inc.

  3.7*     Certificate of Incorporation of Drexel Heritage Advertising, Inc.

  3.8*     Certificate of Incorporation of Drexel Heritage Furnishings Inc.

  3.9*     Articles of Incorporation of Drexel Heritage Home Inspirations, Inc.

  3.10*    Certificate of Incorporation of Henredon Furniture Industries, Inc.

  3.11*    Articles of Incorporation of Henredon Transportation Company

  3.12*    Certificate of Incorporation of Interior Fabric Design, Inc.

  3.13*    Articles of Incorporation of Intro Europe, Inc.

  3.14*    Articles of Incorporation of La Barge, Inc.

  3.15*    Certificate of Incorporation of Lexington Furniture Industries, Inc.

  3.16*    Certificate of Incorporation of Lifestyle Holdings Ltd.

  3.17*    Articles of Incorporation of Maitland-Smith, Inc.

  3.18*    Articles of Incorporation of Marbro Lamp Company

  3.19*    Certificate of Incorporation of Ramm, Son & Crocker, Inc.

  3.20*    Certificate of Incorporation of Robert Allen Fabrics, Inc.

  3.21*    Certificate of Incorporation of Robert Allen Fabrics of N.Y., Inc.

  3.22*    Certificate of Incorporation of Sunbury Textile Mills, Inc.

  3.23*    Certificate of Incorporation of Universal Furniture Industries

  3.24*    Certificate of Incorporation of Universal Furniture Limited

  3.25*    By-Laws of the Company

  3.26*    By-Laws of Ametex Fabrics, Inc.

  3.27*    By-Laws of The Berkline Corporation

  3.28*    By-Laws of Blue Mountain Trucking Corporation

  3.29*    By-Laws of Custom Truck Tires, Inc.

  3.30*    By-Laws of D-H Retail Space, Inc.

  3.31*    By-Laws of Drexel Heritage Advertising, Inc.

  3.32*    By-Laws of Drexel Heritage Furnishings Inc.

  3.33*    By-Laws of Drexel Heritage Home Inspirations, Inc.

  3.34*    By-Laws of Henredon Furniture Industries, Inc.

  3.35*    By-Laws of Henredon Transportation Company

  3.36*    By-Laws of Interior Fabric Design, Inc.

  3.37*    By-Laws of Intro Europe, Inc.

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBITS
--------   ----------------------------------------------------------------------------------
  3.38*    By-Laws of La Barge, Inc.

  3.39*    By-Laws of Lexington Furniture Industries, Inc.

  3.40*    By-Laws of Lifestyle Holdings Ltd.

  3.41*    By-Laws of Maitland-Smith, Inc.

  3.42*    By-Laws of Marbro Lamp Company

  3.43*    By-Laws of Ramm, Son & Crocker, Inc.

  3.44*    By-Laws of Robert Allen Fabrics, Inc.

  3.45*    By-Laws of Robert Allen Fabrics of N.Y., Inc.

  3.46*    By-Laws of Sunbury Textile Mills, Inc.

  3.47*    By-Laws of Universal Furniture Industries

  3.48*    By-Laws of Universal Furniture Limited

  4*       Indenture between the Company and IBJ Schroder Bank & Trust Company, as Trustee,
           dated as of August 5, 1996.

  5*       Opinion of Morgan, Lewis & Bockius LLP

  8+       Opinion of Morgan, Lewis & Bockius LLP regarding tax matters

 10.1*     Acquisition Agreement between FURNISHINGS INTERNATIONAL INC. and Masco Corporation dated as of March 29, 1996

 10.2*     Amendment No. 1 to Acquisition Agreement dated as of June 21, 1996

 10.3*     Amendment No. 2 to Acquisition Agreement dated as of August 5, 1996

 10.4*     Credit Agreement dated as of August 5, 1996 among FURNISHINGS INTERNATIONAL INC., the Company, the subsidiary borrowers named therein, the lenders named therein and
           The Chase Manhattan Bank, as Swingline Lender, Administrative Agent and Collateral
           Agent, Chase Manhattan Bank Delaware as Issuing Bank

 10.5*     Exchange and Registration Rights Agreement between the Company, the Guarantors named therein, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith
           Incorporated, dated as of August 5, 1996.

 10.6*     Pooling Agreement, dated as of August 5, 1996, among LFI Receivables Corporation,
           LFI Servicing Corporation and The Chase Manhattan Bank, as Trustee.

 10.7*     Series 1996-A Supplement, dated as of August 5, 1996, among LFI Receivables
           Corporation, LFI Servicing Corporation, Chemical Bank, as Agent and as Initial
           Purchaser, and The Chase Manhattan Bank, as Trustee.

 10.8*     Servicing Agreement, dated as of August 5, 1996, among LFI Receivables
           Corporation, LFI Servicing Corporation, as Master Servicer, each of the Servicers party thereto and The Chase Manhattan Bank, as Trustee.

 10.9*     Receivables Sale Agreement, dated as of August 5, 1996, among LFI Receivables
           Corporation, the Sellers named therein and the Servicers named therein.

 10.10*    Stockholders' Agreement, dated as of August 5, 1996, among Masco Corporation,
           FURNISHINGS INTERNATIONAL INC., 399 Venture Partners, Inc., Associate Madison
           Companies, Inc., and the other stockholders named therein.

 10.11*    Registration Rights Agreement, dated as of August 5, 1996, among Masco
           Corporation, FURNISHINGS INTERNATIONAL INC., 399 Venture Partners, Inc., Associate
           Madison Companies, Inc., and the other stockholders named therein.

 10.12*    Management Agreement, dated as of August 5, 1996, by and between FURNISHINGS
           INTERNATIONAL INC. and the Company.

 10.13*    Tax Sharing Agreement, dated as of the 5th day of August, 1996, by and between
           FURNISHINGS INTERNATIONAL INC., Simmons Upholstered Furniture Corporation, the
           Company and LFI Receivables Corporation.

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBITS
--------   ----------------------------------------------------------------------------------
 10.14*    Transition Services Agreement, dated as of August 5, 1996, among FURNISHINGS
           INTERNATIONAL INC. and Masco Corporation.

 10.15*    12.0% Senior Pay-in-Kind Note of FURNISHINGS INTERNATIONAL INC. dated August 5,
           1996.

 10.16*    Purchase Agreement dated July 31, 1996 between the Company, Chase Securities Inc.,
           Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the Guarantors named therein.

 12*       Statement re: Computation of Ratio of Earnings to Fixed Charges

 21*       Subsidiaries of the Company

 23.1*     Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibits 5)

 23.2+     Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 8)

 23.3+     Consent of Coopers & Lybrand L.L.P.

 23.4+     Consent of Coopers & Lybrand L.L.P.

 24*       Powers of Attorney (included on the signature pages to this Registration
           Statement)

 25*       Statement of Eligibility of IBJ Schroder Bank & Trust Company, as Trustee

 27*       Financial Data Schedule

 99.1*     Form of Letter of Transmittal

 99.2*     Form of Notice of Guaranteed Delivery


------------

   *  Previously filed.

   +  Filed herewith.